UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2011

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	Applied for
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19655 Descartes, Foothill Ranch
California, 92610-2609
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K (the “Original 8-K”) filed by DecisionPoint Systems, Inc. (the “Company”)  on June 21, 2011. This Current Report on Form 8-K/A does not reflect events occurring subsequent to the Original 8-K, unless otherwise indicated.

Item 1.01.  Entry into a Material Definitive Agreement

On June 15, 2011, DecisionPoint Systems, Inc. formerly known as Comamtech, Inc. (the "Company”), entered into a Plan of Arrangement (the “Plan of Arrangement”) and Plan of Merger (the “Merger Agreement”) among the Company, 2259736 Ontario Inc., a wholly-owned subsidiary of Comamtech which was incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”).  Pursuant to the Merger Agreement and Plan of Arrangement under Section 182 of the Ontario Business Corporation Act, on June 15, 2011 (the “Effective Date”), Old DecisionPoint merged (the “Merger”) into the Purchaser becoming a wholly-owned subsidiary of the Company.  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc. and the Purchaser changed its name to DecisionPoint Systems International, Inc. (hereinafter referred to as “DecisionPoint Systems International”).

The Company’s common stock is quoted on the OTC Pink Market under the symbol “COMT”. As of June 22, 2011, the Company’s symbol will be "DPSI". The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the Merger consideration, the process of exchanging the consideration and the effect of the Merger.

The Merger Agreement and the transactions set forth therein were approved by each of the respective Boards of Directors and the shareholders of both the Company and Old DecisionPoint and were also approved by the Ontario Superior Court of Justice.

In accordance with the Merger, on the Effective Date, the Company and DecisionPoint Systems International each filed a Certificate of Continuance and Certificate of Incorporation with the State of Delaware and as a result, became Delaware corporations.

Pursuant to the Plan of Arrangement and Merger Agreement, the Company acquired all of the issued and outstanding capital stock of Old DecisionPoint from its shareholders in exchange for 4,593,660 shares of the Company’s common stock, resulting in an exchange ratio of one share for every eight shares of common stock tendered (1:8). The Company also acquired all of Old DecisionPoint’s issued and outstanding Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares in exchange for 243,750 and 118,750 of the Company’s Cumulative Convertible Preferred Shares, respectively. After the Merger, there are 6,934,412 shares of the Company’s common stock outstanding and 243,750 and 118,750 shares of the Company’s Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares outstanding, respectively.  Pursuant to the terms of the Merger Agreement, the Company assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans and warrants agreements.

In connection with and upon the Effective Date of the Merger, the Company issued 242,890 additional common shares to two parties as payment for finders’ fees.

After the Merger, the Board of Directors of the Company is composed of Nicholas R. Toms, Donald W. Rowley, David M. Rifkin, Jay B. Sheehy, Robert M. Chaiken, Maydan Rothblum, Marc Ferland and Lawrence Yelin.

The executive officers of the Company are as follows:

Nicholas R. Toms	Chief Executive Officer and President
Donald W. Rowley	Chief Financial Officer
John E. Chis	Senior Vice President, Sales
Bryan Moss	Senior Vice President, Professional Services
Melinda Wohl	Vice President, Finance – Controller and Treasury
Roy A. Ceccato	Vice President, Finance – SEC Reporting and Compliance

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement (as amended), the Plan of Arrangement (set forth as a schedule to the Arrangement Agreement, as amended), the Certificate of Corporate Domestication of DecisionPoint Systems, Inc., the Certificate of Incorporation of DecisionPoint Systems, Inc., the Certificate of Corporate Domestication of DecisionPoint Systems International, Inc., the Certificate of Incorporation of DecisionPoint Systems International, Inc. and the Ontario Superior Court of Justice Commercial List, copies of which are included as exhibits to this Current Report on 8-K and are incorporated into this Item by reference.

The Company’s common stock, preferred stock, warrants and options to be issued to Old DecisionPoint’s security holders pursuant to the Merger Agreement will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), and are being issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the 1933 Act based on the final order of the Ontario Superior Court of Justice.

Item 2.01 Completion of Acquisition or Disposition of Assets

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business

As described in Item 1.01 above, on the Effective Date, pursuant to the Plan of Arrangement and Merger Agreement, the Company acquired all of the issued and outstanding capital stock of Old DecisionPoint from its shareholders in exchange for 4,593,660 shares of the Company's common stock. The Company also acquired all the issued and outstanding Series A cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares in exchange for 243,750 and 118,750 Cumulative Convertible Preferred Shares, respectively. After the Merger, there are 6,934,412 shares of the Company's common stock outstanding and 243,750 and 118,750 shares of the Company's Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares outstanding, respectively. Pursuant to the terms of the Merger Agreement, the Company assumed all the of DecisionPoint's obligations under their outstanding stock option plans and warrant agreements. As a result of the Merger, Old DecisionPoint merged into the Purchaser and became a wholly-owned subsidiary of the Company.  Additionally, as a result of the Merger, Old DecisionPoint’s current management became the management of the Company.

Prior to the Merger, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). The acquisition of Old DecisionPoint is treated as a reverse recapitalization and the business of Old DecisionPoint became the business of the Company. At the time of the Merger, the Company was not engaged in any active business. References to “we,” “us,” “our” and similar words refer to Old DecisionPoint and the Company after the Merger.

Summary

We design, implement, and support mobile computing and wireless systems, and supply chain solutions for our customers which they use to deliver improved productivity and better customer service to their customers.  We provide systems and solutions that include a) professional services for system and solution design and implementation, and ongoing equipment and system support; b) hardware products, hardware maintenance, software products, and software maintenance sourced from suppliers and wholesale distributors; and c) software and software maintenance developed internally.  We provide value to our customers by giving them the capability to make better, faster and more accurate business decisions.  It is these mobile computing and wireless systems that empower people with the information to improve the hundreds of individual business decisions they make each day.

We are able to provide our customers with everything they need to bring their ideas to reality by using the specialized skills and knowledge of our staff.  The range of our offerings include consulting and design services, technical and programming services, mobile computing, and wireless and RFID hardware, software, and support services to carry it out.  Customers are looking for mobile computing and wireless systems, and supply chain solutions that range from the design, implementation and support of hardware, software and professional services.  Systems and solutions continue to be developed with an ‘out-of–the box and one-stop shop’ approach to mobile computing and wireless systems.  Our core business and experience working with suppliers of equipment, independent software vendors, and developing solutions for our customers has enabled us to continuously expand and broaden our solutions and services for our customers.  We continuously look for opportunities to help our customers relating to our core competencies.  Our ongoing involvement with technological changes of equipment and software positions us to expand our professional services business and provide solutions for customers to improve their operations.

We are focused on several markets.  These include retail, manufacturing, distribution, transportation and logistics.  We are also increasingly focused on the markets for these systems in the markets where there are large groups of field services workers.  These markets include maintenance and repair, inspections, deliveries, and other specialized business services such as uniform rental.  This part of our business did not exist a few years ago.  But with the continued growth of the mobile internet, we expect to add resources in this area in order to take advantage of the increasing opportunities.  We expect our customers to continue to embrace and deploy new technology to enhance their own customers’ experience with business and improve their own operations to lower their operating costs and better service their customers.  Our expertise and understanding of our customers’ operations and operations of businesses in general coupled with our expertise and understanding of new technology for equipment and software offerings enables us to identify new trends and opportunities to implement new solutions to our existing and potential customers.

Our executive officers are located at 19655 Descartes, Foothill Ranch, CA 92610-2609 and our telephone number is (949) 465-0065.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In determining whether to purchase our common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report.  An investor should only purchase our securities if he or she can afford to suffer the loss of his or her entire investment.

RISKS RELATED TO OUR BUSINESS

The RFID industry is characterized by rapid technological change, and our success depends upon the frequent enhancement of existing products and timely introduction of new products that meet our customers’ needs.

Customer requirements for RFID products are rapidly evolving and technological changes in our industry occur rapidly.  To keep up with new customer requirements and distinguish us from our competitors, we must frequently introduce new products and enhancements of existing products.  Enhancing existing products and developing new products is a complex and uncertain process.  It often requires significant investments in research and development (“R&D”).  We may not have adequate resources to invest in R&D that will keep pace with technological changes in our industry.  Even if we made adequate investments in R&D, they may not result in products attractive or acceptable to our customers.  Furthermore, we may not be able to launch new or improved products before our competition launches comparable products.  Any of these factors could cause our business or financial results to suffer.

Our recent acquisition of CMAC Inc., and other future business combinations and acquisition transactions may not succeed in generating the intended benefits and may, therefore, adversely affect shareholder value or our financial results.  Integration of new businesses or technologies into our business may have any of the following adverse effects:

●	we may have difficulty transitioning customers and other business relationships.
●	we may have problems unifying management following a transaction.
●	we may lose key employees from our existing or acquired businesses.
●	we may experience intensified competition from other companies seeking to expand sales and market share during the integration period.
●	our management’s attention may be diverted to the assimilation of the technology and personnel of acquired businesses or new product or service lines.
●	we may experience difficulties in coordinating geographically disparate organizations and corporate cultures and integrating management personnel with different business backgrounds.

The inability of our management to successfully integrate acquired businesses, and any related diversion of management’s attention, could have a material adverse effect on our business, operating results and financial condition.

Business combinations and other acquisition transactions may have a direct adverse effect on our financial condition, results of operations or liquidity, or on our stock price.

To complete acquisitions or other business combinations, we may have to use cash, issue new equity securities with dilutive effects on existing stockholders, take on new debt, assume contingent liabilities or amortize assets or expenses in a manner that might have a material adverse effect on our balance sheet, results of operations or liquidity.  We are required to record certain financing and acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated.  These and other potential negative effects of an acquisition transaction could prevent us from realizing the benefits of such transactions and have a material adverse impact on our stock price, revenues, revenue growth, balance sheet, results of operations and liquidity.

We expect that we will need to raise additional funds, and these funds may not be available when we need them or the additional funds may not be obtained on favorable terms.

We believe that we will need to raise additional monies in order to fund our growth strategy and implement our business plan.  Specifically, we expect that we will need to raise additional funds in order to pursue rapid expansion, develop new or enhanced services and products, and acquire complementary businesses or assets.  Additionally, we may need funds to respond to unanticipated events that require us to make additional investments in our business.  There can be no assurance that additional financing will be available when needed, on favorable terms, or at all.  If these funds are not available when we need them, then we may need to change our business strategy and reduce our rate of growth.

Our competitors may be able to develop their business strategy and grow revenue at a faster pace than us, which could limit our results of operations and may force us to cease or curtail operations.

The wireless mobile solutions marketplace, while highly fragmented, is very competitive and many of our competitors are more established and have greater resources.  We expect that competition will intensify in the future.  Some of these competitors also have greater market presence, marketing capabilities, technological and personnel resources than our company.  As compared with our company therefore, such competitors may:

-	develop and expand their infrastructure and service/product offerings more efficiently or more quickly
-	adapt more swiftly to new or emerging technologies and changes in client requirements
-	take advantage of acquisition and other opportunities more effectively
-	devote greater resources to the marketing and sale of their products and services
-	leverage more effectively, existing relationships with customers and strategic partners or exploit better recognized brand names to market and sell their services.

These current and prospective competitors include:

-	other wireless mobile solutions companies such as International Business Machines, Accenture, Sedlak, Peak Technologies, Agilysys, Acsis, Stratix, InfoLogix and Catalyst International
-	in certain areas, our existing hardware suppliers, in particular Motorola but also Intermec, Zebra and others
-	the in-house IT departments of many of our customers.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

We derived approximately 26% of our revenues from our two largest customers in 2010.  We derived approximately 25% of our revenues from two customers in 2009.  Customer mix shifts significantly from year to year, but a concentration of the business with a few large customers is typical in any given year.  A decline in our revenues could occur if a customer which has been a significant factor in one financial reporting period gives us significantly less business in the following period.

For the year ended December 31, 2010 we had.one customer in the healthcare industry that generated 16% of our total sales. We had another customer in the transportation/logistic industry that generated 10% of our total sales.  Any one of our customers could reduce their orders for our products and services in favor of a more competitive price or different product at any time.  The loss of any one of these customers or reduced purchases by them would not have a material adverse effect on our business as we would adjust our personnel staffing levels accordingly.

Our contracts with these customers and our other customers do not include any specific purchase requirements or other requirements outside of the normal course of business.  The majority of our customer contracts are on an annual basis.  Typical hardware sales are submitted on an estimated order basis with subsequent follow on orders for specific quantities.  These sales are ultimately subject to the time that the units are installed at all of the customer locations as per their requirements.  Service contracts are purchased on an annual basis generally and are the performance responsibility of the actual service provider as opposed to the Company.  Termination provisions are generally standard clauses based upon non-performance, but a customer can cancel with a certain reasonable notice period anywhere from 30 to 90 days.  General industry standards for contracts provide ordinary terms and conditions, while actual work and performance aspects are usually dictated by a Statement of Work which outlines what is being ordered, product specifications, delivery, installation and pricing.

Growth of and changes in our revenues and profits depend on the customer, product and geographic mix of our sales.  Fluctuations in our sales mix could have an adverse impact on or increase the volatility of our revenues, gross margins and profits.

Sales of our products to large enterprises tend to have lower prices and gross margins than sales to smaller firms.  In addition, our gross margins vary depending on the product or service provided.  Growth in our revenues and gross margins therefore depends on the customer, geographic, product and professional services mix of our sales.  If we are unable to execute a sales strategy that results in a favorable sales mix, our revenues, gross margins and earnings may decline.  Further, changes in the mix of our sales from quarter-to-quarter or year-to-year may make our revenues, gross margins and earnings more volatile and difficult to predict.

Our sales and profitability may be affected by changes in economic, business or industry conditions.

If the economic climate in the U.S. or abroad deteriorates, customers or potential customers could reduce or delay their technology investments.  Reduced or delayed technology investments could decrease our sales and profitability.  In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services.  This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline.  In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve.  There are many other factors which could affect our business, including:

•	the introduction and market acceptance of new technologies, products and services;
•	new competitors and new forms of competition;
•	the size and timing of customer orders;
•	the size and timing of capital expenditures by our customers;
•	adverse changes in the credit quality of our customers and suppliers;
•	changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
•	changes in the terms of our contracts with our customers or suppliers;
•	the availability of products from our suppliers; and
•	variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

Use of third-party suppliers and service providers could adversely affect our product quality, delivery schedules or customer satisfaction, any of which could have an adverse effect on our financial results.

We rely heavily on a number of privileged vendor relationships as a Tier-1, VAR and for the Motorola Solutions PartnerEmpower Program, a manufacturer of bar code scanners and portable data terminals; as an Honors Solutions Provider for Intermec, a manufacturer of bar code scanners and terminals; as a Premier Partner with Zebra, a printer manufacturer, and O’Neil, the leading provider of ‘ruggedized’ handheld mobile printers.  The loss of VAR status with any of these manufacturers could have a substantial adverse effect on our business.

We have not sought to protect our proprietary knowledge through patents and, as a result, our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets.

We have generally not sought patent protection for our products and services, relying instead on our technical know-how and ability to design solutions tailored to our customers’ needs.  Our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets.  To remain competitive, we must continually improve our existing personnel skill sets and capabilities and the provision of the services related thereto.  Our success will also depend, in part, on management’s ability to recognize new technologies and services and make arrangements to license in, or acquire such technologies so as to remain always at the leading edge.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations and acquire complimentary businesses.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our existing management and resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

If we fail to continue to introduce new products that achieve broad market acceptance on a timely basis, we will not be able to compete effectively and we will be unable to increase or maintain sales and profitability.

Our future success depends on our ability to develop and introduce new products and product enhancements that achieve broad market acceptance.  If we are unable to develop and introduce new products that respond to emerging technological trends and customers’ mission critical needs, our profitability and market share may suffer.  The process of developing new technology is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends, our business could be harmed.  We must commit significant resources to developing new products before knowing whether our investments will result in products the market will accept.  We may encounter delays in deploying new or improved products.

We are active in the identification and development of new products and technologies and in enhancing our current products.  However, in the enterprise mobility solutions industry, such activities are complex and filled with uncertainty.  If we expend a significant amount of resources and our efforts do not lead to the successful introduction of new or improved products, there could be a material adverse effect on our business, profitability, financial condition and market share.

We may also encounter delays in the manufacturing and production of new products from our principal OEM vendors.  Additionally, new products may not be commercially successful.  Demand for existing products may decrease upon the announcement of new or improved products.  Further, since products under development are often announced before introduction, these announcements may cause customers to delay purchases of any products, even if newly introduced, until the new or improved versions of those products are available.  If customer orders decrease or are delayed during the product transition, we may experience a decline in revenue and have excess inventory on hand which could decrease gross profit margins.  Our profitability might decrease if customers, who may otherwise choose to purchase existing products, instead choose to purchase lower priced models of new products.  Delays or deficiencies in the development, manufacturing, and delivery of, or demand for, new or improved products could have a negative effect on our business or profitability.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than us.  We believe that barriers to entry are not significant and start-up costs are relatively low, so our competition may increase in the future.  New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost.  If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion.  We may not have the resources to compete effectively with current or future competitors.  If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including our Chief Executive Officer, Chief Financial Officer, Senior Vice Presidents and certain other senior management individuals.  We cannot guarantee that we will be successful in retaining the services of these or other key personnel.  If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

Our inability to hire, train and retain qualified employees could cause our financial condition to suffer.

The success of our business is highly dependent upon our ability to hire, train and retain qualified employees.  We face competition from other employers for people, and the availability of qualified people is limited.  We must offer a competitive employment package in order to hire and retain employees, and any increase in competition for people may require us to increase wages and/or benefits in order to maintain a sufficient work force, resulting in higher operation costs.  Additionally, we must successfully train our employees in order to provide high quality services.  In the event of high turnover or shortage of people, we may experience difficulty in providing consistent high-quality services.  These factors could adversely affect our results of operations.

If we do not generate sufficient future taxable income, we may be required to recognize additional deferred tax asset valuation allowances.

The value of our deferred tax assets depends, in part, on our ability to use them to offset taxable income in future years.  If we are unable to generate sufficient future taxable income or if there are significant changes in tax laws or the tax rates or the period within which the underlying temporary differences become taxable or deductible, we could be required to increase our valuation allowance against our deferred tax assets.  Such an increase would result in an increase in our effective tax rate and have a negative impact on our operating results.  If our estimated future taxable income is increased, the valuation allowances for deferred tax assets may be reduced.  These changes may also contribute to the volatility of our financial results.

SPECIFIC RISKS RELATING TO OUR COMMON STOCK

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future.  The payment of dividends on our common stock would depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

There is a limited market for our common stock which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the OTC Pink.  There is a limited trading market for our common stock.  Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall.  These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock", for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience and objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

BUSINESS

Background

DecisionPoint, formerly known as Canusa Capital Corp. was incorporated on December 27, 2006, under the laws of the State of Delaware.  On June 17, 2009, we entered into an Agreement and Plan of Merger (“Merger Agreement”) among us, DecisionPoint Acquisition, Inc., a Delaware corporation which is a wholly-owned subsidiary of the Company (“Merger Sub”), and DecisionPoint Systems Holding, Inc., a California corporation (“Holding”).  Holding merged with and into Merger Sub with Merger Sub surviving the Merger as a wholly-owned subsidiary of the Company under the name DecisionPoint Systems Group, Inc. (“DPS Group”).  Prior to the Merger, the Canusa Capital Corp. was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to the terms of the Merger Agreement, the Company acquired all of the issued and outstanding capital stock of DPS Group from its shareholders in exchange for 20,000,000 shares of the Company’s shares of common stock and assumed all of DPS Group’s obligations under its outstanding stock options plans and warrant agreements.

As set forth above, on June 15, 2011, DecisionPoint Systems, Inc. formerly known as Comamtech, Inc. (the "Company”), entered into a Plan of Arrangement (the “Plan of Arrangement”) and Plan of Merger (the “Merger Agreement”) among the Company, 2259736 Ontario Inc., a wholly-owned subsidiary of Comamtech incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”).  Pursuant to the Merger Agreement and Plan of Arrangement under Section 182 of the Ontario Business Corporation Act, on June 15, 2011 (the “Effective Date”), Old DecisionPoint merged (the “Merger”) into the Purchaser becoming a wholly-owned subsidiary of the Company.  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc. and Purchaser changed its name to DecisionPoint Systems International, Inc.

Old DecisionPoint has two wholly owned subsidiaries, DPS Group and CMAC, Inc. (“CMAC”).  We acquired CMAC on December 31, 2010.  CMAC was founded and incorporated on March 20, 1996.  CMAC is a logistics consulting and systems integration provider focused on delivering operational and technical supply chain solutions, headquartered in Alpharetta, Georgia.

DPS Group has two wholly owned subsidiaries.  DecisionPoint Systems CA, Inc., formerly known as Creative Concepts Software, Inc. (“CCS”) was founded in 1995 and is a leading provider of Enterprise Mobility Solutions.  Enterprise Mobility Solutions are those computer systems that give an enterprise the ability to connect to people, control assets, and transact business from any location by using mobile computers, tablet computers, and smartphones to securely connect the mobile worker to the back office software systems that run the enterprise.  Technologies that support Enterprise Mobility Solutions include national wireless carrier networks, Wi-Fi, local area networks, mobile computers, smartphones and tablets, mobile software applications, middleware and device security and management software.  DecisionPoint Systems CT, Inc. formerly known as Sentinel Business Systems, Inc. (“SBS”) was founded in 1976 and has developed over time a family of powerful enterprise data collection software solutions, products and services.  The combined company is a data collection systems integrator that sells and installs mobile devices, software, and related bar coding equipment, radio frequency identification (“RFID”) systems technology and provides custom solutions and other professional services.

Overview

We deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line employees, inside and outside of the ‘four-walls’.  It is these systems which provide the information to improve the hundreds of individual business decisions made each day.  The “productivity paradox” is that the information remains locked away in their organization’s enterprise computing system, accessible only when employees are at their desk.  Our solutions solve this productivity issue.  As a result our customers are able to move their business decision points closer to their own customers who in turn, drive their own improved productivity and operational efficiencies.

We accomplish this by providing our customers with everything they need through the process of achieving their enterprise mobility goals, starting with the planning of their systems, to the design and build stage, to the deployment and support stage, and finally to achieving their projected Return On Investment (“ROI”).  Our business designs, sells, installs and services voice and data communications products and systems for private networks and wireless broadband systems for a wide range of enterprise markets, including retail, transportation and logistics, manufacturing, wholesale and distribution, as well as other commercial customers (which, collectively, are referred to as the “commercial enterprise market”).

We design, implement, and support mobile computing and wireless systems, and supply chain solutions for our customers which they use to deliver improved productivity and better customer service to their customers.  We provide systems and solutions that include a) professional services for system and solution design and implementation, and ongoing equipment and system support; b) hardware products, hardware maintenance, software products, and software maintenance sourced from suppliers and wholesale distributors; and c) software and software maintenance developed internally.  We provide value to our customers by giving them the capability to make better, faster and more accurate business decisions.  It is these mobile computing and wireless systems that empower people with the information to improve the hundreds of individual business decisions they make each day.

We are able to provide our customers with everything they need to bring their ideas to reality by using the specialized skills and knowledge of our staff.  The range of our offerings include consulting and design services, technical and programming services, mobile computing, and wireless and RFID hardware, software, and support services to carry it out.  Customers are looking for mobile computing and wireless systems, and supply chain solutions that range from the design, implementation and support of hardware, software and professional services.  Systems and solutions continue to be developed with an ‘out-of–the box and one-stop shop’ approach to mobile computing and wireless systems.  Our core business and experience working with suppliers of equipment, independent software vendors, and developing solutions for our customers has enabled us to continuously expand and broaden our solutions and services for our customers.  We continuously look for opportunities to help our customers relating to our core competencies.  Our ongoing involvement with technological changes of equipment and software positions us to expand our professional services business and provide solutions for customers to improve their operations.

We are focused on several markets.  These include retail, manufacturing, distribution, transportation and logistics.  We are also increasingly focused on the markets for these systems in the markets where there are large groups of field services workers.  These markets include maintenance and repair, inspections, deliveries, and other specialized business services such as uniform rental.  This part of our business did not exist a few years ago.  But with the continued growth of the mobile internet, we expect to add resources in this area in order to take advantage of the increasing opportunities.  We expect our customers to continue to embrace and deploy new technology to enhance their own customers’ experience with business and improve their own operations to lower their operating costs and better service their customers.  Our expertise and understanding of our customers’ operations and operations of businesses in general coupled with our expertise and understanding of new technology for equipment and software offerings enables us to identify new trends and opportunities to implement new solutions to our existing and potential customers.

A graphical view of our business process is presented below:

We deliver a solution that typically consists of a combination of the following:

●	specialized mobile computers
●	a wireless network infrastructure (or the use of a national wireless carrier)
●	specialized mobile application software
●	integration software to our customer’s existing enterprise systems, and
●	a range of professional services needed to make it all ‘work’
●	industry and/or software specific consulting and integration services.
We employ a highly talented and experienced staff of consultants (both in-house and on a contract basis), architects, engineers, and support personnel to guide our customers through this process to success.

During the business cycle our highly experienced professionals will:

●	consult with customers about their business needs
●	design the overall enterprise mobile solution to fit the needs
●	build or acquire the software needed for the solution
●	acquire the wireless and mobile computers needed
●	deliver the services to deploy it all, and
●	support the system after it has been installed.

Bringing mobile computing to the front-line enterprise worker is orders of magnitude more challenging than delivering similar technology to the consumer.  Unlike the individual consumer, a business enterprise has significant performance, reliability and security requirements.  In addition, any system must be integrated with the complex enterprise systems already in place.  Therefore, we must possess the required knowledge and be able to manage a myriad of technical details and nuances to achieve our customer’s desired outcome.

We have developed an ‘ecosystem’ of partners which we bring to every customer situation.  The standout partner in this ecosystem is Motorola Solutions, Inc. (“Motorola”) for which we consistently are one of the nation’s top Value Added Resellers (“VAR”) and member of their Partner Pinnacle Club program.

We provide Enterprise Mobility Solutions to our customers that include hardware and software as well as consulting and solution design, technical and programming services, and software and support services.  Our hardware suppliers include companies such as Motorola, Zebra Technologies Corporation, Datalogic Scanning, Inc., Intermec Technologies Corporation, and Datamax — O'Neil, a unit of Dover Corporation.  Software suppliers include companies such as Airversent, Inc., Antenna Software, GlobalBay Mobile Technologies, Inc., Syclo LLC and Wavelink Corporation.  Hardware and software products can be purchased either directly from the supplier or from wholesale distributors of technology products such as Ingram Micro, Inc., ScanSource, Inc. and Blue Star, Inc.  Product availability from suppliers and wholesale distributors can be subject to short term delays of 30 to 60 days due to significant demand changes, and at times we may have exposure to potential longer term limited product availability due to product recalls or natural disasters such as the recent tsunami in Japan.  Such product availability issues do not generally affect our ability to compete in the marketplace; rather it may affect our ability to deliver our solutions on a timely basis.  We purchase most of our hardware from Motorola since they are the industry leader for scanner hardware and related accessories which they manufacture, but we have the ability to purchase hardware from other suppliers such as Intermec.  Our agreements with suppliers have different terms than our competitors and as such, we do not want our competitors to have any knowledge of those terms and conditions as it would affect our ability to be competitive in the market.

We do not engage in any research and development activities

Major vendors and other top partners have come to depend on the VAR channel in order to grow their own businesses.  This is because they cannot cost-effectively penetrate their target markets alone given the number and variety of ways their product is applied and because of the myriad of complex integration requirements.  They have come to view their role as providing the best-of-breed wireless and mobile computing technology to the market and partner with us to extend their business.  This applies not only to Motorola with wireless and mobile computing technology, but also to other high tech manufacturers who produce printers, labels, RFID and other technology products.

As our markets have grown and have become more sophisticated, we have grown both in size and in the nature and type of services offered.  As our customers come to depend more and more on enterprise wireless and mobile computing to run their businesses, we continue to deliver and expand our services to keep those systems running.  We are actively moving into the areas of enterprise managed services, consulting services and software-as-a-service (“SaaS”) to continue to deliver our value and build ongoing revenue streams for the Company.

We have made several investments in SaaS offerings in response to what we believe will be a fundamental shift in our customers’ buying behavior.  And we are monitoring the results closely.  Customers are fundamentally beginning to realize that they do not have to own the entire end-to-end solution in order to reap its benefits.  In fact, there can be major cost savings for them if they choose instead to receive part of the value of what we have to offer in a SaaS model.  We are a believer in this theory ourselves, as we are an avid salesforce.com customer. Salesforce.com is one of the world’s largest SaaS companies.

Acquisition of CMAC

On December 31, 2010, we acquired CMAC, a supply chain consulting and systems integration firm focused on delivering operational and technical solutions for enterprises.  Both CMAC and DecisionPoint are in the same vertical markets, and the acquisition is intended to broaden our professional services and software integration. Our combined teams will work together to complement each other’s strengths.  The acquisition of CMAC also expands our data base of professional services contractors who are available on an as-needed basis, thereby enabling us to be more responsive and act more quickly to assist our customers.

CMAC is committed to improving its clients’ competitive position by developing operational excellence strategies and implementing best-in-class supply chain planning, execution and automated technology solutions.  Its focus is on providing integration and implementation services for customer supply chain management applications ranging from Warehouse Management Systems (“WMS”), Enterprise Resource Planning (“ERP”), to Transportation Management Systems (“TMS”) as well as others.  CMAC provides highly skilled resources to manage or augment customer project teams during the design, development and/or deployment stages.

CMAC’s professional services can be summarized as follows:

For over 15 years, CMAC’s experienced team has provided cost effective solutions to organizations in various industries and has evolved into a proven market leader. CMAC has standardized processes and procedures that allow for rapid deployment of integration and implementation solutions. This methodology is designed for success and will aid us in managing our customer deployments from the software selection process through the implementation and launch support phases.  Together our combined team aims to provide our clients with highly experienced and affordable professionals using proven methodologies designed to achieve a quicker value realization.

CMAC has a Technology Center, located in Alpharetta, Georgia, that will provide our partners and customers with an avenue to perform software solution demos and evaluations, end user training, conference room pilots, hardware and software validation, and device management services.  In addition, the Technology Center is equipped with all of the latest wireless network technologies to perform real-time testing and validation of network functionality and infrastructure.

Marketplace

Industry

Over the past five years, the Enterprise Mobile Computing industry has standardized several key technologies.  This standardization has enabled the market to grow.  Examples of this include the WindowsMobile, Android, RIM and iPhone operating system for mobile devices, 802.11 a/b/g “Wi-Fi” wireless local area networks, and robust nationwide wireless carrier data networks such as AT&T and T-Mobile (HSDPA technology), and Verizon and Sprint (EVDO technology).

This standardization has allowed mobile computing manufacturers to build product to these widely adopted standards, creating the opportunity to automate workers using these standards.  These developments have created many opportunities for us to build enterprise wireless and mobile computing solutions for our customers’ needs.

Determining which enterprise wireless and mobile solutions we deliver to our customers highly depends on several key factors including the customer’s industry.  It requires that we possess domain expertise in our customers’ industries.  It also requires business application software expertise, general industry and software specific knowledge and mobile computing and wireless networking technical acumen.

The customer’s industry is very important because unlike generic wireless business applications such as email, the applications that we provide involve business processes which are very specific to a vertical market.  An example is Proof-of-Delivery (“POD”).  In order for a POD application to deliver value it must not only be tailored to a specific industry such as couriers, but it must also be tailored to each specific courier company depending on how they run their business process.

The key to delivering customer solutions profitably is for us to know where standardized system hardware and software components will deliver the required result and where they cannot and therefore, more custom components need to be utilized.  This capability comes from our years of experience, our talented professionals and our highly developed ecosystem of partners.

We provide a complete line of consulting, deployment and integration services, including site surveys, equipment configuration and staging, system installation, depot services, software support, training programs and project management.

Current Market Environment

Over the last several years, we have been repositioning ourselves to focus more on providing higher margin consulting services along with customer-driven, mobile wireless and RFID solutions rather than providing simply hardware and customized software as a reseller.  This is the key to increasing our profitability and is also a major point of differentiation.  The acquisition of CMAC is expected to be instrumental in this repositioning. Small resellers and large catalog resellers simply do not want to, or cannot, provide the types of custom, hands-on services needed to make these systems a success.  Our major ecosystem partners, such as Motorola, recognize this and have come to depend more and more on us to deliver the business value that their products enable.

By referring more end-user demand to DecisionPoint, manufacturers can leverage our personnel and skills to provide customers with enhanced personal service.  With deep expertise about specific customers’ operations and industry, resellers are very effective in promoting sales of key vendor’s products.  Today, a majority of Motorola’s sales of mobile computers are through the sales channel in which we participate.

We benefit from other advantages by participating in this sales channel.  The industry leaders have established program rewards, such as favorable pricing structure incentives, for those top-tier VARs, such as DecisionPoint, who invest in their programs and technologies.  As a result, we train our personnel, which differentiate us from other potential competitors who may not have the same training as our personnel.

Within our commercial enterprise market, we believe there continues to be long-term opportunity for growth as the global workforce continues to become more mobile and the industries and markets that purchase our products and services continue to expand.  The markets in which we compete include mobile computing products and services, enterprise wireless services, bar code scanning, RFID products and services and mobile network management platforms.  Organizations looking to increase productivity and derive benefits from mobilizing their applications and workforces are driving adoption in this market.

Our strategy in our target market is to enable our customers to focus on their missions, not the technology.  This is accomplished by providing mission-critical systems, seamless connectivity through highly reliable voice and data networks and a suite of advanced and/or custom applications that provide real-time information to end users.

DecisionPoint Target Market(s)

The markets for enterprise wireless and mobile computing are very fragmented while also being extremely complex in nature.  But generally they can be characterized by the following attributes:

1.	Vertical market industries which require specific domain expertise.
2.	Industries which track goods or deliver a service in the field (or both).
3.	Industries which have a significant group of mobile workers, whether they operate primarily in one place or in the field.
4.	Manufacturing operations where there’s real-time interaction between the shop floor employees and the management decision makers.
5.	Manufacturing and assembly operations that are moving more and more to a Just-in-Time (“JIT”) operation where accurate data is critical.

In the commercial enterprise market, our approach is to deliver products and services that are designed to empower the mobile workforce to increase productivity, drive cost effectiveness and promote faster execution of critical business processes.

Vertical Markets

The attractiveness of any vertical market depends directly on the size and nature of the problems which that market faces that can be addressed by enterprise wireless and mobile computing.  Historically, retail, warehousing, and manufacturing were the largest industries.  Each typically had large amounts of goods in constant motion which needed to be tracked.  In addition, each had a workforce which primarily operated in one place (i.e. a retail store, a distribution center or a factory).

Although these markets are still attractive for us and comprise a significant portion of our business, new markets are emerging which hold as great or even greater promise than our historical markets.

Transportation, logistics and field services such as repair and maintenance, delivery and inspections are now emerging as great new markets.  This is primarily due to the arrival of robust, national wireless carrier networks that can reach a field-based mobile worker almost anywhere they are.  The general term for this new group of markets is referred to as “Field Mobility”.  Although it cuts across multiple industries and business applications, it has one common characteristic: goods are tracked or services are being performed by field-based workforces, not workers operating in a single location under one roof.

Our Field Mobility Practice

We believe that the growth of Field Mobility based markets will be so significant over the next several years, that we have created a dedicated specialty business practice to focus on it.  This practice was established in 2008, with the express purpose of replicating our historical success with a new set of customers and challenges together with a new ecosystem of partners which includes the four major wireless carriers of AT&T, Sprint, T-Mobile and Verizon.  The carriers not only bring potential new opportunities but also have attractive programs which allow us to earn additional revenue from them when we facilitate service of mobile computers and devices on their networks.

We are not alone in our expectations of growth for Field Mobility.  Motorola, and more specifically, the newly split entity, Motorola Solutions, has demonstrated through its strong on-going support, that it’s also counting on significant growth as well.  They believe that as wireless carrier networks become ubiquitous, it will increase their market opportunity to put greater numbers of mobile computers into the hands of entire groups of field-based workers who may have never had a mobile computer before.

Products and Services

Mobile Applications

We deploy mobile applications for a wide variety of business processes, depending on the industry.  Below is a brief overview of some of those applications by industry:

Retail Store: Stock locator, shelf price marking, markdowns, inventory control, physical inventory, merchandising, customer service and mobile point-of-sale (“POS”).

Warehousing and Distribution: Order shipping, order picking and packing, stock move and replenishments, product receipt and putaway, labeling, physical inventory and cycle counts.

Manufacturing: Production count, work-in-process tracking, raw material consumption, Just-in-Time manufacturing requirements, quality control and assurance, lot/batch/serial number control and scrap reporting.

Transportation and Logistics: Proof-of-delivery, turn-by-turn directions, route optimization, cross-docking, returns and driver logging.

Field Mobility: Field service and repair, enterprise asset management, inspection, preventative maintenance, surveys, rounds and readings.

Software

Unlike the market for standardized business software such as email or accounting, the market for enterprise mobile software is more customized.  One size does not fit all.  Software for enterprise mobile systems must support the specialized business processes in an industry-specific and sometimes customer-specific way.  For this reason, we utilize several avenues to provide the mobile software solutions to meet our customers’ needs depending on their situation and requirements.

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Software sourced from specialized ISV’s.  The software produced by key ISVs is designed to fit a need in a particular vertical market and application.  Even still, it must be tailored to meet the needs of each customer.  Depending on the situation, this tailoring is done by us or by the ISV themselves under contract to us.  We have built a network of ISVs in its ecosystem specializing in Field Mobility applications for this purpose.

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CASE Tools/Pathfinder™ is our own application development platform.  Developed over the past 20 years, it is a stable and capable software platform for many typical application uses but generally not for Field Mobility applications.

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Custom software created in-house using standardized programming tools like Microsoft.NET® framework and Java™.   These are used by customer demand or when there is simply no other “off-the-shelf” way to meet the customer’s requirements.

We have multiple software options available which gives us the ability to meet the customer’s total need at the best value to them.  We intentionally have made a point not to be “married” to any single vendor, product offering and/or solution in order to be focused on the customer’s ultimate needs.

Professional Services

Our professional services offerings fall into one of three categories: business consulting, technical consulting and technical development.  Business consulting is where we engage with our customer to help them understand the potential ROI of implementing mobile computing, or supply chain services as examples, for a particular business process.  Technical consulting services help determine the technology to be used and how it is to be implemented.  We utilize our proven evaluation techniques, tools, and experience to recommend the optimal technology solution that provides organizational, operational and system improvements to our customers.  We take advantage of our database and assessment methodology to quickly identify viable solutions for client operations.  Once the solution is identified and selected, we apply our proven fast track “3D” (Define, Design, Deliver) implementation methodology to insure project success.  Technical development includes actual software programming and configuration of the mobile computing, WMS and TMS application solutions as well as interface software needed to connect to our customer’s existing back-office systems.

The Company’s full suite of professional services allow for many “areas of engagement” with our customer base.  We can initiate and engage on an opportunity in several areas of the project lifecycle.  The professional services listed below allow us to provide value to organizations regardless of where the customer is in their project evaluation/implementation or rollout:

• Engineering & Material Handling	• Middleware Applications
• Facility Automation	• Site Surveys & Installation
• Supply Chain Strategy	• Change Management
• Six Sigma & Lean Six Sigma	• Resource Augmentation
• WMS/3PL Selection & Support	• Temp-to-Perm
• Call Center Outsourcing	• Contract-to-Hire
• Project Management	• Direct Hire
• WMS/ERP Implementation	• Team Services
• Transportation Management	• Work Flow Management

Supply Chain Services

Supply Chain services including Pre-Contract, Pre Go-Live and Post Go-Live solutions.  Our project team will engage and manage the project from end-to-end, allowing the customer resources to stay focused on their tasks. Many of the services that we provide are listed below:

Pre-Contract	Pre Go-Live	Post Go-Live
Project Management	CRP Execution	Post implementation audit
Solution Design	Training Documents	System re-configuration
Application Study	Job Aid Development	Custom report design and development
CRP Script Development	Training Execution	EDI Interface design and development
CRP Configuration & Setup	Software Configuration	Issues documentation and management
Current State Design	Technical Support	Training and certification
Future State Design	System Interface Development/Programming	Satisfaction surveys/ process improvement
Mobility Readiness Evaluation	Implementation Support	Enhancement management/ implementation
ROI Targets/Worksheet	Modification Specification & Design	Multi-site rollout
Proof of Concept Design	Testing	Service Level Agreement
Host application requirements	Vendor Management	ROI Analysis
Device application requirements	Custom Reports	Ongoing Support

CMAC, along with one of our ISV Partners, offers Near-Shoring services for application development and host application programming.  Our partnership allows us to offer extremely competitive resource rates for application development, scripting, code design, and custom application development.  This area has significant growth potential as more companies are looking to move application development closer to their operations where the time zones and language barriers are not an issue.  We also have Tier 3 WMS ISV partners for traditional WMS turnkey solutions as well as SaaS inventory management hosted solutions.

Rollout, Support and Management Services

These services involve installing a solution into the customer’s computer systems infrastructure (“implementation”) and then replicating that implementation out to all their operating locations (“rollout”).  The rollout is critical because unless the mobile computing solution is rolled out across all operating locations, the desired ROI will most likely be limited.

We offer a wide range of services in this category.  They include everything from assembling kits of everything needed for the system on a per location basis (“kitting”) to providing logistical services for rollout (“staging”), to advanced exchange services for broken units in the field, to help desk support and to a self-service portal where a customer can check the status of a service case or equipment repair.

For Field Mobility projects, carrier activation is a key service.  Activation is where we actually activate mobile computers and/or devices to run on the carrier networks.  Not only is this a key service to complete projects, but it is also a source of revenue for us from the carriers when we activate mobile computers and/or devices to operate on the carrier networks.

In addition, we offer staff augmentation services to customers that allow for shorter term projects or implementations, workflow management teams for cyclical business customers, as well as contract-to-hire resources that engage on supply chain projects and can convert to a permanent position at the customer location, which helps significantly with the knowledge transfer as well as capital knowledge base.  Contract-to-hire solutions have proven beneficial for customers to overcome workforce issues during hiring freezes by allowing them to deploy solutions and then convert resources to full-time status upon expiration of the hiring freeze.

Finally, we are adding offerings in the managed services and SaaS categories.  Increasingly, customers want to outsource various aspects of operating and maintaining their enterprise mobile systems.  We are providing various service offerings to remotely manage customers’ mobile computers and wireless networks as well as offer mobile software on a SaaS subscription basis.

Hardware

Our hardware reseller sales strategy is designed to avoid competing for hardware sales based solely on low cost provider status.  Throughout the sales cycle, we are diligent to point out to a customer that hardware is only one component of the complete solution they are looking for.  By bundling the software and services, mentioned above together with the hardware, we position ourselves as the value-added solution provider.  This positioning differentiates us from the low-price, ‘discount’ hardware resellers who do not have this capability.

We offer the following types of enterprise wireless and mobile computing hardware on a cost competitive basis:

•	Handheld and vehicle-mounted, ruggedized mobile computers
•	802.11 a/b/g wireless LAN (“Wi-Fi”) infrastructure
•	Mesh networking wireless infrastructure, such as the Motorola Canopy product line
•	RFID tag readers and related infrastructure
•	GPS receivers
•	Two-way radios
•	Handheld bar code scanners
•	Bar code label and RFID tag printers and encoders
•	Ruggedized laptops for industrial environments

Consumables

We have extensive expertise in bar code and RFID consumables solutions.  We offer a full line of high quality labels, RFID tags, and printer ribbons to meet the demands of every printing system.  We select the right components from a wide range of products on the market from both independent and original equipment manufacturers of printers and RFID printers/encoders.  Matching media to the unique application is what makes the system work.  In addition, consumables are essentially a recurring revenue stream once a customer has their system up and running.

Sales and Marketing

Customer Base

Our historical success has largely followed the broad adoption of enterprise wireless and mobile computing technology industry by industry.  As mentioned above, this adoption pattern started with retail stores and moved backward through the retail supply chain into distribution and then manufacturing.  It also spread horizontally from the retail supply chain into the supply chain of industrial goods as well.  Our roots of DecisionPoint go back to the mid 1970’s, our customer base mirrors this fact as well.  Our products and services are sold nationwide to a diverse set of customers such as retail, utility, transportation and logistics, manufacturing, wholesale and distribution and other commercial customers.

A cross-section of our customers includes:

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Retailers in various categories and sizes, including “Tier-1” companies such as J. Crew Group, Inc., Liz Claiborne, Inc., PETCO Animal Supplies, Inc., Nike, Inc., Nordstrom, Inc., and Grocery Outlet (Canned Foods, Inc.).

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Manufacturing companies such as Dade Behring (Division of Siemens), Mercedes Benz US International, Inc., BMW Manufacturing Company, KIA Motors Manufacturing Georgia, Inc., Sargent Manufacturing Co. (Division of ASSA Abloy),  BASF Corp, Sanmina-SCI Corp, Orica USA, Inc., Timken Corp., Swiss Army Brands, Smith & Wesson and pharmaceutical companies such as Pfizer, Inc., and Celgene Corp.

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Transportation, warehousing and distribution, including logistics companies such as Golden State Overnight Delivery Service, Inc., Ryder System, Inc., Exel, DHL Global Mail, Inc., SAIA, Inc. and Frontier Logistics LP.

Now that the Field Mobility marketplace is starting to grow significantly, we are working with customers such as Wackenhut Corp., for security services for their patrol officers, Scientific Games Corp., for their field service technicians, and Mobile Mini, Inc., a provider of mobile temporary storage facilities.

Go-To-Market Model

We aim to deliver the ‘whole solution’ to a customer, from solution design through support.  Our objective is to target markets that will permit the delivery of as many of these products and services as possible, so as to maximize the profit opportunity while minimizing the costs of sale and delivery.

Thus, we seek to classify the type of end-user that it targets in order to quickly and cost-effectively put the right amount of resources on each sales opportunity.  The three main end-user classifications are:

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Full Solution Customer - This is a customer that wants us to provide not only the entire solution from initial consultation and design, but also the ongoing support of the system.  Such an end-user views the entire system as critical to its business and wants to outsource it to industry professionals.     This is the ideal customer for us, one that understands and values the cost effectiveness of the entire solution and ongoing support of the system.

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Customer as their own integrator - The end-user sources all the parts and pieces of the system, programs it, installs it, commissions it and supports it.  In effect, the customer is their own integrator, and wants to buy products and services only in a transactional relationship.  DecisionPoint limits its resources to provide these customers with competitive product and service pricing.

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Hybrid Customer - Such customers have some systems integration capability themselves but have also recognized that “they know what they don’t know” and are willing to contract for certain services as part of an enhanced transactional relationship.  A Hybrid Customer is attractive on a case-by-case basis depending on the circumstances of the situation.

In each of the three scenarios above, we strive to position our professional services as a core value-added component to the customer.  Our ability to reliably test, configure, kit, stage, and deploy large rollouts of mobile computers for specialized applications is a key service offering that enables our customers to realize the ROI they were expecting on mobile computing in the first place.

Sales and Sales Support

We support our go-to-market model using field-based teams of seasoned account executives with both pre- and post- sale systems architects who are experienced in all areas of enterprise mobile computing.  Their focus is to develop customers’ enterprise wireless and mobile computing requirements in order to develop solutions for them and ultimately close business for our product and service set that fulfills those requirements.

We fulfill the need for application software both in-house and through ISVs depending on specific customer need. ISVs like this model because they are generally looking for sales, marketing and integration partners like us to expand their own reach.

We currently employ 65 people in our marketing, sales and professional services operation.  We have 3 marketing people and 21 sales people, all of whom are qualified in system technology design, installation and integration.  They receive substantial technical support and assistance from 28 systems engineers and technicians and 6 software engineers.  Supporting the sales effort are 7 sales administrators, who are responsible for the detailed order entry and for the inputting of the related data into our accounting system.

Additionally we have access to an in-house database along several thousand contractors and resumes.

Geographically, the sales team is spread throughout the United States and can handle projects on a national and international basis from its East and West coast facilities.  When a situation dictates, we may utilize independent contractors.

Sales System Support: salesforce.com

We make extensive use of the salesforce.com customer relationship management (“CRM”) system to support our sales and marketing operations.  All business processes from demand creation through closing orders are tracked using salesforce.com.  This includes the following business processes: marketing campaign management, lead generation, sales opportunity and pipeline management, sales forecasting, sales territory and account management, and strategic account planning.

In addition, all professional services projects and time are tracked using salesforce.com.  These tools allow us to get a better understanding of project profitability which helps us manage our key project resources.

Marketing Activities

We address our target markets through a combination of our own marketing activities, relationship selling and vendor-supplied leads.  The common aim is to establish our credibility in the space, and then definitively demonstrate to the potential customer that we can tailor solutions to that customer’s needs.

Our seasoned sales team also provides many sales opportunities through past relationships and detailed domain knowledge of the operations of the top companies in the target market space.  Given that enterprise wireless and mobile computing systems are a complex sale, it is very beneficial to have knowledge of how individual companies actually operate, how they address IT systems issues, and how they buy and manage complex technology.  Our sales teams use such information to their advantage against some of the commodity-type resellers in the space.

Vendor-supplied leads play a part in our success as well, in that vendors see it to their advantage to funnel sales opportunities to us thereby minimizing their selling costs.  They are also willing to spend a sizeable portion of their discretionary marketing development budget for demand generation activities.

Our investment in our Field Mobility practice is paying off in the form of wireless carrier sales.  We established key wireless carrier relationships in 2008, and are now seeing the fruit of our labor.  The carriers in many areas of the country have DecisionPoint as ‘top-of-mind’ when it comes to bringing specialized mobile applications to their existing customers.

In early 2009, we added an internal sales development function.  Currently staffed by a seasoned industry veteran, this function is to continually cull all sources of leads and nurture them to the qualification stage where it makes economic sense for one of our account executives to get involved.

Realizing that statistics show that the vast majority of B2B activity today starts with an Internet search, we have invested in some forward-thinking tools and technologies to help meet our future customers there.  In 2009, we performed a major revamp of our website, www.decisionpt.com, and we also now pilot online, closed-loop demand generation technologies and programs in order to productively increase the sales pipeline.  The contents of our website are not incorporated into this Report. This includes email marketing with closed-loop feedback as well as email campaigns that track recipient behavior after their receipt in real time.  This allows us to convert them into active prospects at the exact time they are investigating solutions for their particular problem.

Competition

The business in which we operate is highly competitive.  Continued evolution in the industry, as well as technological migration, is opening up the market to increased competition.  Other key competitive factors include: technology offered; price; availability of financing; product and system performance; product features, quality, availability and warranty; the quality and availability of service; company reputation; relationship with key customers and time-to-market.  We believe we are uniquely positioned in the industry due to our strong customer and vendor relationships, our consultative and technological leadership and capabilities and our comprehensive range of offerings.

We compete with other VAR’s and System Integrators/engineering organizations (“SI’s”) in system design, integration and maintenance arenas.  However, as a Tier-1 reseller for major equipment vendors including Motorola and Zebra, we encounter fewer than ten competitive Tier-1 VARs and SIs representing these manufacturers in the marketplace.

We typically win business from such competitors based on our turnkey software engineering skills and one-stop-shop technical capabilities.  Recognizing us as a significant VAR within its universe of Tier-1 partners, Motorola has granted us variable pricing applicable to specific major customers.  These price discounts give us an edge in the marketplace through greater margin flexibility.  As a result, we do not typically lose contracts due to price sensitivity.

Large system integrators are seeking to move further into the segment in which we compete.  Competitors in this segment, including us, may also serve as subcontractors to large system integrators and are selected based on a number of competitive factors and customer requirements.  Where favorable to us, we may partner with other system integrators to make available our portfolio of advanced mission-critical services, applications and devices. We have identified the following eleven (11) companies as primary competitors in the VAR and SI spaces:

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Agilysys, Inc. (Nasdaq: AGYS) - Formerly known as Pioneer Standard Electronics, Agilysys is a publicly traded NASDAQ company and is a distributor of enterprise computer system solutions with $640 million in revenue.  One of their divisions provides services similar to those offered by us.

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International Business Machines Corp. (NYSE: IBM) – Although significantly larger than us, IBM seeks to deliver the same type of value proposition to the market.  Their level of success varies.  As with any very large organization, enterprise wireless and mobile computing are just one of a large set of competencies and services they advertise to the marketplace.

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Accenture plc (NYSE: ACN) – Accenture is a global management consulting, technology consulting and technology outsourcing company.  Their global headquarters are in Dublin, Ireland.  It is the largest consulting firm in the world, as well as being a global player within the technology consulting industry.  Accenture is a Fortune Global 500 company.  As of January 2011, they had more than 214,000 employees in more than 200 locations in over 120 countries.  Accenture's current clients include 96 of the Fortune Global 100 and more than three quarters of the Fortune Global 500.

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Sedlak Management Consultants – Sedlak is a supply chain consulting firm specializing in distribution consulting.  They are a privately-held Cleveland, Ohio based company, and have been in business for over 50 years.

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Peak Technologies, Inc. – Maryland based Peak is an integrator of Automated Identification and Data Collection (“AIDC”) equipment including wireless RF, network and ERP integration solutions, enterprise printing, bar code scanning, mobile computing, and terminal and software technologies.  Peak was originally built up by current DecisionPoint executives, CEO Nicholas Toms and CFO Donald Rowley, who then sold the company to Moore Corporation (now RR Donnelley) in 1997.  RR Donnelley, as part of its strategy to focus on commercial printing, sold Peak to Platinum Equities in December 2005.  Peak sales for 2005 were about $240 million but, after the disposal of certain business units during 2006, are estimated to be somewhat in excess of $100 million, currently.

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Catalyst International, Inc. - Catalyst is a supplier of supply chain solutions on multiple technology platforms.  It is a certified SAP Services Provider, including wireless enabling of SAP applications.  Catalyst claims 12,000 customers in 20 countries including Boeing, Abbott Laboratories and Sony Corporation. Catalyst is wholly owned by CDC Corporation (Nasdaq: CHINA), a NASDAQ traded company.

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Stratix, Inc. - Georgia-based Stratix is a substantial competitor of DecisionPoint, especially in the South Eastern part of the U.S.  Stratix had estimated revenues of $100 million in 2010 which are primarily from large, nationally based Tier-1 customers.  Their customer base is well balanced around retailers, distributors, major commercial airlines and general manufacturers.

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Miles Technologies Inc. - Headquartered in Lake Zurich, IL, Miles is a service oriented reseller of bar code printers, wireless data collection devices, RFID and consumables.  Miles is considered to be a niche player in the upper Midwest.

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Acsis, Inc. - Acsis is a SAP-certified global enterprise software company that automates supply chain operations with a platform, Data-Link Enterprise, which interfaces with multiple types of equipment on the manufacturing/distribution floor, such as barcode and RFID readers.  Acsis was now part of Safeguard Scientifics, Inc. (NYSE: SFE), a NYSE traded company.  In 2008 they were acquired by Saints Capital.

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InfoLogix, Inc. – InfoLogix is a NASDAQ traded company and a supplier of enterprise mobility solutions that is primarily focused on the hospital systems marketplace.  During 2010, they were acquired by the Stanley Tool Works Company.

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Barcoding, Inc. – Barcoding helps organizations streamline their operations with automatic identification and data collection systems (AIDC).  Clients include manufacturing, distribution, healthcare and warehousing enterprises, as well as state, local and federal agencies.  Based in Baltimore, Maryland, they have eleven regional offices throughout North America, as well as representation in Europe and Australia.

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Other Competitors in the U.S. - Certain ‘catalog and online’ AIDC equipment resellers offer end-users deeply discounted, commodity oriented products; however, they typically offer limited or no maintenance support beyond the manufacturer’s warranty (which generally results in slower repair turnaround time).  More importantly, as end users have become increasingly dependent on VARs and SIs to provide platform design, integration and maintenance, end users typically do not place major purchase orders with such resellers.

Employees

As June 15, 2011, we have a total of 78 full time and 2 part time employees.  We have not experienced any work disruptions or stoppages and we consider relations with our employees to be good.

Item 2.  Management’s Discussion and Analysis of Financial Conditions and Results of Operations

FORWARD LOOKING STATEMENT

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management and field personnel with experience in the enterprise and field mobility industries;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and oil and gas production.  We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.  See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

Overview

We design, implement, and support mobile computing and wireless systems, and supply chain solutions for our customers which they use to deliver improved productivity and better customer service to their customers.  We provide systems and solutions that include a) professional services for system and solution design and implementation, and ongoing equipment and system support; b) hardware products, hardware maintenance, software products, and software maintenance sourced from suppliers and wholesale distributors; and c) software and software maintenance developed internally. We provide value to our customers by giving them the capability to make better, faster and more accurate business decisions.  It is these mobile computing and wireless systems that empower people with the information to improve the hundreds of individual business decisions they make each day.

We are able to provide our customers with everything they need to bring their ideas to reality by using the specialized skills and knowledge of our staff.  The range of our offerings include consulting and design services, technical and programming services, mobile computing, and wireless and RFID hardware, software, and support services to carry it out.  Customers are looking for mobile computing and wireless systems, and supply chain solutions that range from the design, implementation and support of hardware, software and professional services.  Systems and solutions continue to be developed with an ‘out-of–the box and one-stop shop’ approach to mobile computing and wireless systems. Our core business and experience working with suppliers of equipment, independent software vendors, and developing solutions for our customers has enabled us to continuously expand and broaden our solutions and services for our customers.  We continuously look for opportunities to help our customers relating to our core competencies.  Our ongoing involvement with technological changes of equipment and software positions us to expand our professional services business and provide solutions for customers to improve their operations.

We have developed an ‘ecosystem’ of partners which we bring to every customer situation.  The standout partner in this ecosystem is the Motorola Enterprise Mobility Division (“Motorola”), for whom we consistently are rated one of Motorola’s top Value Added Resellers.  We also partner with other top equipment and software suppliers such as Zebra Technologies Corporation, Datamax - O’Neil — a unit of the Dover Corporation, in addition to a host of specialized independent software vendors such as AirVersent, Antenna Software, GlobalBay, Mobileframe, Syclo and Wavelink.

We are focused on several markets.  These include retail, manufacturing, distribution, transportation and logistics.  We are also increasingly focused on the markets for these systems in the markets where there are large groups of field services workers.  These markets include maintenance and repair, inspections, deliveries, and other specialized business services such as uniform rental.  This part of our business did not exist a few years ago.  But with the continued growth of the mobile internet, we expect to add resources in this area in order to take advantage of the increasing opportunities.  We expect our customers to continue to embrace and deploy new technology to enhance their own customers’ experience with business and improve their own operations to lower their operating costs and better service their customers.  Our expertise and understanding of our customers’ operations and business operations in general, coupled with our expertise and understanding of new technology for equipment and software offerings enables us to identify new trends and opportunities to implement new solutions to our existing and potential customers.

Business Combination

On December 31, 2010, we acquired CMAC, a supply chain consulting and systems integration firm focused on delivering operational and technical solutions for the enterprise.  The purchase price of $3,150,000 consisted of $2,205,000 in cash and 3,269,896 unregistered shares of our common stock, valued at $945,000.  The value of the shares was based on the average daily closing price per share of our common stock for the ten consecutive trading days ending on December 29, 2010.  The CMAC acquisition will enable us to increase our professional services and software revenue by enhancing our ability to deliver operational and technical supply chain solutions.  We anticipate that CMAC will improve our overall gross margin through its professional services revenue, as well as provide us with additional resources to grow our current professional services revenue through its experienced staff of in-house consultants and data base of contract professional services consultants.

The operating results of CMAC are included in our results of operations beginning January 1, 2011.

Financing

On May 19, 2011 (the “Issuance Date”), we entered into a Note Purchase Agreement (”Purchase Agreement”), pursuant to which we issued $4,000,000 in Senior Subordinated Secured Notes.  Principal and interest at a rate of 12% are due and payable on August 31, 2011.  Pursuant to the Purchase Agreement, on the Effective Date of the Merger, the maturity date of the Purchase Agreement was extended to May 31, 2012, and the interest rate was increased to 24% (or, if lower, the maximum amount allowable by law) retroactive to the Issuance Date.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2011

The following discussion of our financial condition and results of operations is based upon the unaudited results of operations for the three months ended March 31, 2011, as compared to the same period ended March 31, 2010.  These should be read in conjunction with our unaudited condensed consolidated financial statements and notes thereto contained elsewhere in this Form 8-K along with our Form 10-K, filed with the Securities and Exchange Commission on March 16, 2011.

Comparison of the Quarters Ended March 31, 2011 and March 31, 2010

Net sales were $12.8 million for the quarter ended March 31, 2011, compared to $11.1 million for the quarter ended March 31, 2010, an increase of $1.7 million or 15.6%.  The increase in revenue in the current quarter was primarily due to the revenues earned by CMAC, which was acquired on December 31, 2010.

Cost of sales was $10.5 million for the quarter ended March 31, 2011, compared to $9.0 million for the quarter ended March 31, 2010, an increase of $1.4 million or 15.8%, in line with the increase in net sales.  Our gross profit was $2.3 million for the quarter ended March 31, 2011, compared to $2.0 million for the quarter ended March 31, 2010.  Although we continue to implement increased cost control of the products and services which we resell, our professional services costs were negatively impacted by our lower utilization associated with lower recognized revenue from these services in the current quarter and therefore, we did not realize the higher margins we had expected on those services.  We have made some personnel reductions in the first quarter that will be fully realized in the second quarter of 2011.

Selling, general and administrative expenses were $3.5 million for the quarter ended March 31, 2011, compared to $2.4 million for the quarter ended March 31, 2010, an increase of $1.1 million or 43.4%.  The increase in the current quarter was the result of additional costs related to the acquisition of CMAC.  Additional costs incurred were approximately $0.2 million for investor relations and other non-cash compensation costs including employee stock based compensation of $0.1 million.

Other expenses were $0.4 million for the quarter ended March 31, 2011 compared to $0.8 million for the quarter ended March 31, 2010.  Other expenses for the three months ended March 31, 2011 and 2010, consists primarily of interest expense, which is related to our line of credit and term loan, and was $0.3 million for the quarter ended March 31, 2011, compared to $0.5 million for the quarter ended March 31, 2010.  The decrease in interest expense was the result of the repayment of our subordinated notes in December 2010.

Liquidity and Capital Resources

Cash and cash flow

As of March 31, 2011 and December 31, 2010, we had cash and cash equivalents of approximately $0.4 million and $0.2 million, respectively.  We have used, and plan to use, such cash for general corporate purposes, including working capital.  As a matter of course, we do not maintain significant cash balances on hand since we are financed by a line of credit.  Typically, any excess cash is automatically applied to the then outstanding line of credit balance.  As such, we anticipate that we will have more than sufficient borrowing capacity to continue our operations in the normal course of business unless unforeseeable material economic events occur that are beyond our control.

As of March 31, 2011, we have negative working capital of $12.3 million and total stockholders’ deficit of $4.4 million.  Included in current liabilities is unearned revenue of $6.7 million, which reflects services that are to be performed in future periods but that have been paid and/or accrued for and therefore, do not generally represent additional future cash outlay requirements.  Included in current assets are deferred costs of $3.5 million which reflect costs paid for third party extended maintenance services that are being amortized over their respective service periods.  The net change in the unearned revenue, offset by the deferred costs, will provide a benefit in future periods as the amounts convert to realized revenue.

In December 2010, our credit facility was increased to a total of $10.0 million, in order to provide funding for the acquisition of CMAC, Inc.  In February 2011, our bank renewed our credit line for two years while increasing the total facility to $13.0 million.  Our line of credit provides for borrowings based upon eligible accounts receivable.  Interest accrues at prime plus 3.5%.  The amounts outstanding under the line of credit at March 31, 2011 and December 31, 2010, were approximately $4.9 million with interest accruing at 7.5%, and $4.4 million with interest accruing at 8.0%, respectively.  Availability under this line of credit was approximately $2.4 million and $2.6 million as of March 31, 2011 and December 31, 2010, respectively.

We also have a $3.0 million term loan payable with the same lender in 36 equal monthly installments of principal plus interest beginning on February 1, 2011, and accruing interest at a fixed rate equal to 9% per annum.  The term loan is included in the overall credit facility with the financial institution of $13.0 million.  The term loan is secured by substantially all of our assets.  The term loan agreement includes various customary covenants, limitations and events of default.  Under the term loan agreement, we must maintain a minimum fixed charge ratio increasing from at least 1.10 to 1.00 in the first quarter of 2011 to a minimum fixed charge ratio at least 1.50 to 1.00 over the life of the term loan.  The term loan agreement also maintains certain additional affirmative and negative covenants, including limitations on incurring additional indebtedness.  As of March 31, 2011, we were not in compliance with the fixed charge ratio covenant in the agreement.  On May 20, 2011, the lender issued a waiver in regards to the non-compliance with such covenant and has amended the Loan Agreement for an additional charge of $62,500, payable immediately.  Absent a modification to the existing loan covenants, it is probable that we will not be in compliance with certain covenants in the subsequent interim period.  We are working with our lender in the second quarter to renegotiate such covenants.

On May 19, 2011 (the “Issuance Date”), we entered into a Note Purchase Agreement (”Purchase Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma”), pursuant to which we issued $4,000,000 in Senior Subordinated Secured Notes.  Principal and interest at a rate of 12% are due and payable on August 31, 2011.  Pursuant to the Purchase Agreement, on the Effective Date of the Merger, the maturity date of the Purchase Agreement was extended to May 31, 2012 and the interest rate was increased to 24% (or, if lower, the maximum amount allowable by law) retroactive to the Issuance Date.  Total cash received under the purchase agreement was approximately $3,600,000, net of fees.

We believe that cash on hand, plus amounts anticipated to be generated from operations and from other contemplated financing transactions, whether from issuing additional long term debt or the sale of equity securities through a private placement, as well as borrowings available under our line of credit, will be sufficient to support our operations through  March 31, 2012.  If we are not able to raise funds through private placements, we may choose to modify our growth plans to the extent of available funding, if any, and further reduce our selling, general and administrative expenses.

For the three months ended March 31, 2011, net cash provided by operating activities was $2.0 million, primarily due to a $3.2 million decrease in accounts receivable, which was offset by a $0.3 million reduction in accrued expenses, a reduction in accounts payable of $0.5 million and net change in our unearned revenue of an additional $0.8 million.  All of these have offset our net loss of $1.6 million in the current quarter.  Net cash used in financing activities was $2.2 million for the three months ended March 31, 2011, due to the cash paid for the purchase of CMAC during the quarter. Net cash provided by financing activities was $0.2 million for the three months ended March 31, 2011, primarily from the net drawdown on our credit line facility.

For the three months ended March 31, 2010, net cash provided by operating activities was $0.5 million, primarily due to a $3.1 million decrease in accounts receivable, which was offset by net increase in inventory of $1.0 million, a $0.9 million reduction in accrued expenses, an increase in accounts payable of $0.6 million and net change in our unearned revenue of an additional $0.9 million.  All of these have offset our net loss of $1.2 million during  the three months ended March 31, 2010.  Net cash used in financing activities was $0.4 million for the three months ended March 31, 2010, primarily from the payments of subordinated debt and financing costs.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2010 AND DECEMBER 31, 2009

For comparison purposes, all dollar amounts have been rounded to nearest million while all percentages are actual.

Revenues were $56.2 million for the year ended December 31, 2010, compared to $48.3 million for the same period ended December 31, 2009, an increase of $7.9 million or 16.4%.  The increase in revenue was primarily due to the improved product availability from our principal vendor and the improved economic conditions in the U.S. which had begun in the first half of 2010, and continued throughout 2010.  We have experienced increases in traditional mobility solutions revenue which has historically generated lower gross margins, while our professional services including software have continued to grow.

Cost of sales were $45.4 million for the year ended December 31, 2010, compared to $38.6 million for the same period ended December 31, 2009, an increase of $6.8 million or 17.7%.

Our gross profit was $10.9 million for the year ended December 31, 2010, compared to $9.7 million for the same period ended December 31, 2009, an increase of $1.1 million or 11.4%.  Although the actual dollar amount of gross profit is higher in 2010, our realized gross margin has decreased to 19.3% in 2010, from 20.2% in the comparable period of 2009.  This reduction in gross margin is directly due to the reduced gross margin of hardware product sales that were partially offset by improved gross margin of professional services and software through increased emphasis on cost control and improved utilization and efficiency of our professional services personnel and related costs.

Selling, general and administrative expenses were $9.6 million for the year ended December 31, 2010, compared to $8.0 million for the same period ended December 31, 2009, an increase of $1.6 million or 20.6%.  The increase in the year ended December 31, 2010, was the result of increased commission expense associated with increased revenues and additional salaries of approximately $0.3 million.  Finance and administration expenses were higher due primarily to increased professional fees and investor relations expenses associated with being a public company for an entire year of approximately $1.3 million.

Interest expense, which is related to our line of credit and subordinated debt, was $2.3 million for the year ended December 31, 2010, compared to $1.1 million for the same period ended December 31, 2009.  The $1.2 million increase in interest expense was the result of higher associated interest rates and charges related to our subordinated debt and an increase in the amount of borrowings under our debt agreements including prepayment fees of $124,000 and $682,000 of acceleration of deferred financing costs and warrant expense.  Our subordinated debt was fully repaid during 2010, and we ended the year with a line of credit and new term loan with a financial institution that will result in significantly lower interest charges and other costs of financing going forward.  We estimate this savings to be approximately $1.0 million during 2011.

The change in other expense to $1.1 million from $0.3 million for the year ended December 31, 2010 and 2009, respectively, consists primarily of expenses related to a potential Merger transaction of approximately $0.3 million and an additional $0.7 million we incurred relating to an acquisition that did not materialize.

Liquidity and Capital Resources

Cash and cash flow

We have seen our revenue increase approximately 16.4%, due to the improved economic conditions in the U.S. Our lower gross margins and increased selling, general and administrative expenses due to increased selling expenses related to increased revenues, professional expenses related to being a public company for a full year and investor relations expenses resulted in lower operating income.  We believe that our strategic shift to higher margin solutions with additional software and professional service revenues will improve our results through this economically improving period.  As a matter of course, we do not maintain significant cash balances on hand since we are financed by a line of credit.  Typically, any excess cash is automatically applied to the then outstanding line of credit balance.  As long as we continue to generate revenues, we are permitted to draw down on our line of credit to fund our normal working capital needs.  As such, we anticipate that we will have more than sufficient borrowing capacity to continue our operations in the normal course of business unless unforeseeable material economic events occur that are beyond our control.

As of December 31, 2010 and 2009, we had cash and cash equivalents of approximately $0.3 million and $0.1 million, respectively.  We have used, and plan to use, such cash for general corporate purposes, including working capital.

As of December 31, 2010, we have negative working capital of $8.9 million and total stockholders’ deficit of $2.9 million.  As of December 31, 2009, we had negative working capital of $6.5 million and total stockholders’ deficit of $3.5 million.  Included in current liabilities is unearned revenue of $5.7 million, which reflects services that are to be performed in future periods but that have been paid and/or accrued for and therefore, do not generally represent additional future cash outflow requirements.  Included in current assets are deferred costs of $3.6 million which reflect costs paid for third party extended maintenance services that are being amortized over their respective service periods.  The increase in the unearned revenue, offset by the deferred costs, will provide a benefit in future periods as the amounts convert to realized revenue.

In December 2010, in conjunction with our acquisition of CMAC, we issued approximately3.3 million shares of common stock valued at $945,000 to the selling shareholders of CMAC.  We also sold $380,000 of Series B Preferred Stock in December 2010.  Both of these contributed to the reduction of our stockholders’ deficit.

In December 2006, pursuant to a Loan and Security Agreement (“Loan Agreement”), we obtained a $6.5 million line of credit, which provides for borrowings based upon eligible accounts receivable.  In March 2009, pursuant to an Amendment to the Loan Agreement (“First Amendment”), the line of credit was renewed through March 2011, and the amount available for borrowing was increased to $8.5 million.  We paid an annual renewal fee of $85,000.  Pursuant to the First Amendment, the rate at which interest accrues is prime plus 4%, with a potential interest rate reduction of 0.50% based on future profitability.

In December 2010, the line of credit was temporarily reduced to $7.0 million in conjunction with a new Term Loan of $3.0 million with our existing financial institution that increased the Company’s overall credit facility with the financial institution to $10.0 million.  The Term Loan was used to acquire CMAC and repay all of our remaining subordinated debt.  We will pay a $60,000 commitment fee over the first six quarters of the loan and will pay a final payment of $60,000, or 2% of the principal amount borrowed, at the earlier of the maturity date or date of prepayment of the Term Loan.  There are no other pre-payment charges.  The Term Loan accrues interest at a fixed rate of 9% and $3.0 million was outstanding at December 31, 2010.  The amounts outstanding under the line of credit at December 31, 2010 and 2009, were approximately $4.4 million and $2.6 million with interest accruing at 7.5% and 8%, respectively.  Availability under this line of credit was approximately $2.6 million (subject to the temporary reduction in the credit line as described above) and $4.3 million as of December 31, 2010 and 2009, respectively.

In February 2011, pursuant to a Second Amendment to the Loan Agreement (“Second Amendment”) the line of credit was renewed for an additional two year period and the amount available for borrowing was increased to $10.0 million.  We paid an annual renewal fee of $100,000.  The overall credit facility with our financial institution is $13.0 million.

We believe that cash on hand, plus amounts anticipated to be generated from operations and from other contemplated financing transactions, whether from issuing additional long term debt or from the sale of equity securities through a private placement, as well as borrowings available under our line of credit, will be sufficient to support our operations through December 2011.  If we are not able to raise funds through private placements, we may choose to modify our growth plans to the extent of available funding, if any, and further reduce our selling, general and administrative expenses.

For the year ended December 31, 2010, net cash used in operating activities was $2.5 million, primarily due to a $2.1 million increase in accounts receivable associated with increased revenues, a decrease in inventory of $0.3 million related directly with project delivery, an increase in prepaid expenses and other current assets of $0.4 million, a $1.8 million decrease in accrued expenses, an increase in accounts payable of $2.3 million associated with increased revenues and the change in our unearned revenue, net of deferred costs, of $0.6 million associated with increased revenues.  All of these offset our net loss of $2.2 million and $2.0 million non-cash expenses in the current year.

During the year ended December 31, 2009, net cash provided by operating activities was $1.4 million, primarily due to a $0.8 million increase in accounts receivable, a decrease in inventory of $1.4 million, a $0.5 million reduction in accrued expenses, a reduction in accounts payable of $0.5 million and net change in our unearned revenue of an additional $0.5 million.  All of these offset our net income of $0.3 million for the year.  Net cash provided by financing activities was $0.6 million for the year ended December 31, 2009, primarily from the sale of $2.5 million of debt in December 2009.

For the year ended December 31, 2010, net cash provided by financing activities was $2.6 million, primarily due to $3.0 million of borrowings under long term debt related to acquisition CMAC, $1.8 million of net borrowings from line of credit for operations, $0.6 million from exercise of employee stock options, $0.4 million from issuance of convertible preferred stock, repayment of $2.8 million of subordinated debt and $0.4 million of financing costs.

During the year ended December 31, 2009, net cash provided by financing activities was $0.6 million, primarily due to $2.5 million from sale of subordinated debt, $1.4 million of debt repayment, $0.8 million of net repayments of line of credit from operations, $0.8 million from issuance of convertible preferred stock and sale of convertible note and $0.5 million of financing costs and Holding Share liability payments.

Critical Accounting Policies

Our consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.  Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods.  In preparing the consolidated financial statements, management has utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality.  Actual results may differ from these estimates.  In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses.  We believe that the following critical accounting policies involve a high degree of judgment and estimation:

Accounts Receivable and Allowance for Doubtful Accounts

We have policies and procedures for reviewing and granting credit to all customer accounts, including:

•	Credit reviews of all new customer accounts,
•	Ongoing credit evaluations of current customers,
•	Credit limits and payment terms based on available credit information,
•	Adjustments to credit limits based upon payment history and the customer’s current credit worthiness, and
•	An active collection effort by regional credit functions, reporting directly to the corporate financial officers.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These allowances are based on both recent trends of certain customers estimated to be a greater credit risk, as well as historical trends of the entire customer pool. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.  To mitigate this credit risk we perform periodic credit evaluations of our customers.

Inventory

Inventory is stated at the lower of cost or market.  Cost is determined under the first-in, first-out (FIFO) method.  We periodically review our inventories and make provisions as necessary for estimated obsolete and slow-moving goods.  We mark down inventory to an amount equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.  The creation of such provisions results in a write-down of inventory to net realizable value and a charge to cost of sales.

Goodwill and Long-Lived Assets

Goodwill represents the excess purchase price paid over the fair value of the net assets of acquired companies. Goodwill is subject to impairment testing at least annually. Goodwill is also subject to testing as necessary, if changes in circumstances or the occurrence of certain events indicate potential impairment. In assessing the recoverability of our goodwill, identified intangibles, and other long-lived assets, significant assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets must be made, as well as the related estimated useful lives. The fair value of goodwill and long-lived assets is estimated using a discounted cash flow valuation model and observed earnings and revenue trading multiples of identified peer companies. If these estimates or their related assumptions change in the future as a result of changes in strategy or market conditions, we may be required to record impairment charges for these assets in the period such determination was made.

Income Taxes

Income tax expense is based on reported income before income taxes.  Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes.  The carrying value of our deferred tax assets is dependent upon our ability to generate sufficient future taxable income in certain tax jurisdictions.  Should we determine that it is not able to realize all or part of our deferred tax assets in the future, an adjustment to the deferred tax assets is expensed in the period such determination is made to an amount that is more likely than not to be realized.  We presently record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized.  While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event that we were to determine that we would be able to realize our deferred tax assets in the future in excess of our net recorded amount (including valuation allowance), an adjustment to the tax valuation allowance would decrease tax expense in the period such determination was made.

Warrant Liability

We accounted for a warrant issued pursuant to the June 2009 subordinated convertible debt in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that we classify the warrant instrument as a liability at its fair value and adjust the instrument to fair value at each reporting period.  This liability was subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized as a component of other income or expense.  The fair value of our warrants issued in connection with private placements of securities has been estimated by management in the absence of a readily ascertainable market value using the Black-Scholes option-pricing model.  Because of the inherent uncertainty of valuation, the estimated value may differ significantly from the fair value that would have been used had a ready market for the warrants existed, and the difference could be material.

Revenue recognition

Revenues are generated through product sales, warranty and maintenance agreements, software customization, and professional services.  Product sales are recognized when the following criteria are met (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred and title has passed to the customer, which generally happens at the point of shipment provided that no significant obligations remain; (3) the price is fixed and determinable; and (4) collectability is reasonably assured.  We generate revenues from the sale of extended warranties on wireless and mobile hardware and systems.  Revenue related to extended warranty and service contracts is recorded as unearned revenue and is recognized over the life of the contract and we may be liable to refund a customer for amounts paid in certain circumstances.  This has not been an issue for us historically.

We also generate revenue from software customization and professional services on either a fee-for-service or fixed fee basis.  Revenue from software customization and professional services that is contracted as fee-for-service, also referred to as per-diem billing, is recognized in the period in which the services are performed or delivered.    Adjustments to contract price and estimated labor costs are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.

Stock-based compensation

We record the fair value of stock-based payments as an expense in our consolidated financial statements.  When more precise pricing data is unavailable, we determine the fair value of stock options using the Black-Scholes option-pricing model.  This valuation model requires us to make assumptions and judgments about the variables used in the calculation.  These variables and assumptions include the weighted-average period of time that the options granted are expected to be outstanding, the volatility of our common stock, the risk-free interest rate and the estimated rate of forfeitures of unvested stock options.  Additional information on the variables and assumptions used in our stock-based compensation are described in Note 13 of the accompanying notes to our consolidated financial statements.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements as of June 15, 2011.

Item 3.  Properties

Our corporate headquarters and sales operations, including sales administration, software development, depot operation and our financial management of DecisionPoint, are located in Foothill Ranch, California where we lease 7,500 square feet of office space.  The lease expires in July 2011 and we are in process of extending it.  In Parsippany, New Jersey we lease 3,600 square feet of commercial office space as an ancillary administration office which expires in June 2011.  In addition, we lease 3,000 square feet of office space in Shelton, Connecticut for our east coast sales operations including sales administration and software development, which expires in April 2015, and an additional 4,000 square feet in Essex, New Jersey for our east coast depot operation which expires in June 2011 and will continue on a month-to-month basis.

We have an administrative office located in Alpharetta, Georgia where we lease 4,330 square feet for general office purpose.  The lease expires in April 2015.  In addition, the Company has a lease for 4,800 square feet in Alpharetta, Georgia for our technology lab function which expires in November 2011.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets named forth certain information, as of June 15, 2011, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers and directors; and (iii) the Company’s directors and executive officers as a group.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over their shares beneficially owned.

			Percentage of
Name of Beneficial Owner (1)	Common Stock		Common Stock (2)
Nicholas R. Toms (*)	454,490	(3)	6.3%
Donald W. Rowley (*)	373,177	(4)	5.4
John E. Chis (**)	63,887	(5)	0.9
Bryan Moss (**)	192,106		2.8
Melinda Wohl (**)	43,876		0.6
Roy A. Ceccato (**)	5,806		0.1
David M. Rifkin (***)	98,171		1.4
Jay B. Sheehy (***)	18,364		0.3
Robert M. Chaiken (***)	40,000		0.6
Maydan Rothblum (***)	-		-
Marc Freland (***)	17,143		0.2
Lawrence Yelin (***)	5,571		0.1
North Star Trust Company	1,530,403	(6)	22.1

All Executive Officers and Directors as a group (12 people)	1,312,591		18.7

(*) Executive Officer and Director of the Company
(**) Executive Officer of the Company
(***) Director

All beneficial ownership percentages as they relate to the ESOP plan are as of December 31, 2010, the latest date of the ESOP share allocation.

(1)	Except as otherwise indicated, the address of each beneficial owner is 19655 Descartes, Foothill Ranch, California 92610-2609.
(2)
Applicable percentage ownership is based on 6,934,412 shares of common stock outstanding as of June 15, 2011 together with securities exercisable or convertible into shares of common stock within 60 days of June 15, 2011, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of June 15, 2011, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Represents 44,898 shares of common stock held by the ESOP. The shareholder beneficially owns 2.9% of the ESOP.
(4)	Represents 45,165 shares of common stock held by the ESOP. The shareholder beneficially owns 3.0% of the ESOP.
(5)	Represents 27,158 shares of common stock held by the ESOP. The shareholder beneficially owns 1.8% of the ESOP.
(6)	North Star Trust Company, the trustee of the ESOP, is deemed to have the dispositive and voting control over the shares held by the ESOP.

Item 5.  Directors and Executive Officers

Below are the names and certain information regarding the Company’s officers and directors:

Name	Age	Position

Nicholas R. Toms	62	Chief Executive Officer, President and Chairman
Donald W. Rowley	59	Chief Financial Officer and Director
John E. Chis	54	Senior Vice President, Sales
Bryan Moss	44	Senior Vice President, Professional Services
Melinda Wohl	40	Vice President, Finance – Controller and Treasury
Roy A. Ceccato	52	Vice President, Finance – SEC Reporting and Compliance
David M. Rifkin	55	Director
Jay B. Sheehy	56	Director
Robert M. Chaiken	47	Director
Maydan Rothblum	38	Director
Marc Ferland	66	Director
Lawrence Yelin	67	Director

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Nicholas R. Toms, Chairman, Chief Executive Officer, President and Director

Mr. Toms became CEO of DecisionPoint as of December 2003 when an ESOP that he organized together with Mr. Rowley acquired DecisionPoint.  As a former corporate finance/M&A attorney with Skadden Arps Slate Meagher & Flom, Mr. Toms is an entrepreneur and has been involved with middle market businesses for the past several years.  He also serves as CEO of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.), a provider of warehouse management software systems.  In 1989, Mr. Toms founded Peak Technologies where he served as Chairman, President and CEO.  In 1997, Peak was sold to Moore Corporation in a transaction valued at approximately $300 million.  In 1986, an investor group of which Mr. Toms was a principal, orchestrated the buyout of Thomson T-Line Plc, a publicly traded company based in London, England. Mr. Toms is a graduate of Stellenbosch University (South Africa) in economics and law (LL.B) and New York University (LL.M).

Donald W. Rowley, Chief Financial Officer and Director

Mr. Rowley joined DecisionPoint in December 2003, when an ESOP that he organized together with Mr. Toms acquired DecisionPoint.  He has over thirty years of business experience including top-level officer positions with both publicly traded and privately held companies.  Mr. Rowley has almost twenty years of experience, specifically in the data capture industry, including working with Mr. Toms in founding Peak Technologies and serving as CFO.  He was previously Executive Vice President Strategic Planning at Vertex Interactive, Inc. (now Cape Systems Group, Inc.) from 2000 to 2003.  Additionally, his AIDC industry experience includes serving as CFO of publicly traded Norand Corporation, now part of Intermec, and as a consultant to Cerplex Group, a publicly traded company that provided depot computer and computer peripheral repair and logistics services.

John E. Chis, Senior Vice President, Sales

Mr. Chis joined DecisionPoint in November 2004, as General Manager and Vice President of Sales.  He previously worked at Symbol Technologies, Inc. and Telxon (which was acquired by Symbol) for more than 20 years in various sales, marketing and operations management positions.

Bryan Moss, Senior Vice President, Professional Services

Mr. Moss joined DecisionPoint upon the consummation of the CMAC acquisition on December 31, 2010.  He has 21 years of Information Technology, Logistics, Sales, and Engineering experience.  Mr. Moss had been a principal along with being the President of CMAC Inc. for the past 13 years.  Prior to CMAC, he was Senior Manager of the Supply Chain Practice for Accenture, responsible for Alliances and Supply Chain Execution Systems Implementations.  Mr. Moss served in a management capacity for 8 years with UPS and Burnham Logistics in Information Technology, Engineering, and Operations.  He attended Southern Tech on a Athletics Scholarship receiving a Bachelor of Science degree in Industrial Engineering with a Minor in Technical Sales.

Melinda Wohl, Vice President, Finance - Controller and Treasury

Ms. Wohl joined DecisionPoint in August 2004.  Ms. Wohl is responsible for DecisionPoint’s consolidated internal financial reporting, sales administration and treasury.  Prior to working for DecisionPoint, Ms. Wohl served as Controller for an international manufacturer/distributor of electronic components and as an accountant for a lighting products manufacturer.

Roy A. Ceccato, Vice President, Finance – SEC Reporting and Compliance

Mr. Ceccato joined DecisionPoint in July 2007.  He is responsible for Mergers and Acquisitions, contract review and external financial reporting for the SEC public reporting requirements.  Prior to joining DecisionPoint, Mr. Ceccato was a Director and CFO of Castlton Environmental Remediation Contractors, Inc., from April 2004 to June 2007.  He has also worked in various prior roles as Director and Treasurer, Chief Financial Officer and Director of Finance, of several public companies in service and manufacturing industries.

David M. Rifkin, Director

Mr. Rifkin has been an investor in DecisionPoint and a Director since 2003.  Mr. Rifkin is the President and CEO and co-owner of eGlobalfares, LLC, a software and solution provider to the travel industry.  Prior to investing in and joining eGlobalfares in 2006, Mr. Rifkin was the SVP of Corporate Sales and a member of the executive team at Adelman Travel Group, a top 10 U.S. travel management company from 2003.  After graduating Bucknell University in 1977 with a bachelor’s degree in business administration, Mr. Rifkin joined the family businesses in insurance, real estate and travel.  As a result, Mr. Rifkin has had experience with owning, managing and selling commercial properties and he was licensed in personal and commercial insurance lines. Rifkin Travel was sold to the Adelman Travel Group in 2003.  Mr. Rifkin has been involved at executive board levels with many community and not-for-profit organizations.  This includes challenging experiences of successfully executing several turn-arounds of critical community agencies and institutions.

Jay B. Sheehy, Director

Mr. Sheehy became associated with DecisionPoint as an early investor in 2003 and became a Director concurrent with the Merger.  Mr. Sheehy has been the President and Principal of Kamco Supply of New England, a $100 million building materials distribution business since 1996.  From 1984-1995, Mr. Sheehy was President and Principal of Stanley Svea Building Supply until he merged the company into Kamco.  Previously, Mr. Sheehy held an internal audit position at Connecticut Bank and Trust, Budget Analyst post with Combustion Engineering and was a Manager of Financial Analysis with PepsiCo.  After graduating Bucknell University in 1977 with a bachelor’s degree in business administration he went on to earn an MBA from the University of Connecticut, APC from NYU and his CPA accreditation.  Mr. Sheehy is a Trustee of The Gunnery School, a Board Member of the Connecticut Business and Industry Association (CBIA) and a an officer of Churchill Casualty Insurance.

Robert M. Chaiken, Director

Mr. Chaiken became a Director of DecisionPoint in November 2010.  Mr. Chaiken has worked for the Adelman Travel Group, a privately-held travel management company, since 1991. Since 2008, he has served as the Adelman Travel Group’s President and Chief Financial Officer.  From 1995 to 2008, he served as the Chief Operating Officer and Chief Financial Officer and, from 1991 to 1995, he served as its Controller.  He is a Certified Public Accountant and holds a B.B.A. from the University of Wisconsin with a double major in accounting and information systems.

Maydan Rothblum, Director

Mr. Rothblum became a Director of DecisionPoint in May 2011.  Mr. Rothblum is a Managing Director at Sigma Capital Partners - a multi-strategy, active, long-term, strategic private equity firm.  Mr. Rothblum has over fifteen years of private equity, finance, business consulting, technology and capital markets experience both domestically and internationally.  Prior to co-founding Sigma in 2004, Mr. Rothblum held positions at Apax Partners, Booz, Allen & Hamilton, and an equity research firm. Mr. Rothblum had earlier experience in managing business development and fund raising engagements for Israeli high-tech companies.  In addition, he served as an engineer in the Israeli Defense Force (IDF) where he focused on designing and implementing large logistics, ERP and inventory management projects.  Mr. Rothblum holds an MBA from Columbia Business School and a BS in Industrial Engineering and Management from the Technion - Israel Institute of Technology.  Pursuant to an Exchange Agreement between the Company and Sigma Opportunity Fund II, LLC, Sigma is entitled to nominate two people to the Company’s Board of Directors. Mr. Rothblum is one of these nominations.

Marc Ferland, Director

Mr. Ferland became a Director of DecisionPoint upon completion of the Merger.  Mr. Ferland had served as President and Chief Executive Officer of Copernic Inc. from March 3, 2008, and on its Board of Directors since September 2007.  On November 4, 2010, Copernic was sold to N. Harris Computer Corporation and he resigned his duties with Copernic and simultaneously assumed the positions of Chairman of the Board and President/Chief Executive Officer of its successor, Comamtech.  Prior to his affiliation with Copernic and Comamtech, Mr. Ferland worked in the venture capital industry in various capacities for 10 years with Microcell, Caisse de Dйpфt et Placement du Quebec (Canada’s largest pension fund), VantagePoint (a Silicon Valley venture capital fund) and Gen24 Capital, which he co-founded.  Mr. Ferland also worked in the Telecommunications industry for over 10 years in senior roles with Cantel (now Rogers), Scotpage/Scotcom, Telesystem National and Microcell Telecom.  Mr. Ferland also spent almost 20 years in a variety of management positions with Canadian General Electric.  He graduated from the University of Montreal with a B.A. honors in economics and did post graduate work at McGill University and Harvard Business School.  Mr. Ferland is a Canadian citizen.

Lawrence Yelin, Director

Mr. Yelin became a Director of DecisionPoint upon completion of the Merger.  Mr. Yelin is an attorney, who has had his own practice since February, 2009.  From June 1980 until January 2009, he was an attorney at the law firm of Fasken Martineau DuMoulin LLP.  Mr. Yelin is a Canadian citizen.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, the Company and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth above.  Mr. Toms has experience as Chairman, President and CEO in growing middle market businesses engaged in providing consultative solutions including professional services, software and equipment.  Mr. Rowley together with Mr. Toms acquired DecisionPoint in December 2003, and Mr. Rowley has experience as CFO in businesses including equipment manufacturer, software development and professional services.  In particular, with regard to Mr. Rifkin, the Board considered his strong background in software development while providing comprehensive, problem solving solutions and significant expertise and background as a CEO, President and director of both private companies and community groups.  With regard to Mr. Sheehy, the Board considered his position as President in similar revenue size and entrepreneurial companies to DecisionPoint is a significant attribute, and his financial experience and general business acumen along with being a CPA which qualifies him for being the Audit Committee Chairman which qualifies him as a finance expert.  With regard to Mr. Chaiken, the Board considered his extensive experience in positions of President, Chief Operating Officer and Chief Financial Officer in growing entrepreneurial companies whereby his understanding of business operations of a growing company can be best utilized and also qualifies him as a finance expert.

Employment Agreements

The Company has a standard three (3) year employment agreement with Mr. Bryan Moss, its Senior Vice President, as a result of the CMAC acquisition.  The agreement calls for an annual bonus upon achieving certain results of operation at CMAC.  None of the other terms of the agreement are out of the ordinary course of business.

Committees of the Board

Audit Committee

The Audit Committee members are Jay B. Sheehy, David M. Rifkin and Robert M. Chaiken.  The Audit Committee Chairman is Jay B. Sheehy.  The Audit Committee assists our Board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing, and reporting practices, and such other duties as directed by the Board.  The audit committee's purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our public accounting firm engaged by us as our independent auditor to prepare or issue an audit report on our financial statements.  Both Jay B. Sheehy and Robert B, Chaiken are "audit committee financial experts" within the meaning of SEC rules and regulations.

A copy of our Audit Committee Charter is attached hereto as exhibit 99.1.

Compensation and Governance Committee

The Compensation and Governance Committee members are Jay B. Sheehy, David M. Rifkin and Robert M. Chaiken.  The Compensation and Governance Committee Chairman is David M. Rifkin.  The Compensation Committee's role is to discharge our Board’s responsibilities relating to compensation of our executives and to oversee and advise the Board of Directors on the adoption of policies that govern our compensation and benefit programs.

A copy of our Compensation and Governance Committee Charter is attached hereto as Exhibit 99.2.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all our directors, officers (including our Chief Executive Officer, Chief Financial Officer and any person performing similar functions) and employees, which has been attached hereto as Exhibit 14.1.  We review transactions with related parties using the provisions included in the Code of Ethics.  Additionally, we have established a toll-free phone line to register employee concerns.  This service is provided by an independent third-party company.

Item 6.  Executive Compensation

The following table summarizes all compensation recorded by DecisionPoint in each of the last two completed fiscal years for our named executive officers as that term is defined by Item 402 of Regulation S-K:

						Non-	Change in
						Equity	Pension Value &
				Stock	Option	Incentive	Non-Qualified	All
Name	Year	Salary	Bonus	Award	Award	Plan	Deferred Comp	Other	Total

Nicholas R. Toms
	2009	350,000	-	-	-	-	-	11,597	361,597
	2010	350,000	-	-	-	-	-	9,800	359,800

Donald W. Rowley
	2009	325,000	-	-	-	-	-	10,032	335,032
	2010	325,000	-	-	-	-	-	9,800	334,800

John E. Chis
	2009	200,000	50,000	-	-	-	-	6,667	256,667
	2010	225,000	-	-	-	-	-	8,950	233,950

Greg Henry
	2009	200,000		-	-	-	-	6,000	206,000
	2010	200,000	-	-	-	-	-	6,000	206,000

Matthew J. Lombardi
	2009	200,000	-	-	-	-	-	6,000	206,000
	2010	200,000	-	-	-	-	-	5,667	205,667

Mr. Lombardi is no longer with the Company, effective January 10, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2010 for each of the named executive officers.  Share amounts have been adjusted to reflect the recapitalization as a result of the Merger.

	Option Awards					Stock Awards

Name	Number	Number	Equity	Option	Option	Number	Market	Equity	Equity
	of	of	Incentive	Exercise	Expiration	of Shares	Value of	Incentive	Incentive
	Securities	Securities	Plan	Price	Date	or Units	Shares or	Plan	Plan
	Underlying	Underlying	Awards:	($)		of Stock	Units of	Awards:	Awards:
	Unexercised	Unexercised	Number of			That	Stock	Number of	Market or
	Options	Options	Securities			Have	That	Unearned	Payout
	(#)	(#)	Underlying			Not	Have	Shares,	Value of
	Exercisable	Unexercisable	Unexercised			Vested	Not	Units or	Unearned
			Unearned			(#)	Vested	Other	Shares,
			Options				(#)	Rights	Units or
			(#)					That Have	Other
								Not Vested	Rights
								(#)	That Have
Not Vested ($)

Nicolas R. Toms
	143,191	-	-	$1.60	1/2/2014	-	-	-	$-
	6,122	6,122	-	2.08	12/31/2016	-	-	-	-

Donald W. Rowley
	-	6,122	-	2.08	12/31/2016	-	-	-	-

John E. Chis
	24,487	6,122	-	2.08	12/31/2016	-	-	-	-
	1,530	6,122	-	2.32	2/12/2019	-	-	-	-

David M. Rifkin (*)
	3,673	18,365	-	2.08	12/31/2016	-	-	-	-

(*) Mr. Rifkin is a Director of the Company.

Except as set forth above, no other named officer of DecisionPoint has received an equity award.  No awards were granted in the fiscal year ended December 31, 2010.

Director Compensation and Committees

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made during the year ended December 31, 2010.  Independent directors are paid $12,000 per year.

	Fees Earned			Non-Equity	Change in Pension Value
	or	Stock	Option	Incentive Plan	& Nonqualified Deferred	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Compensation Earnings	Compensation	Total

David M. Rifkin	$12,000	$-	$-	$-	$-	$-	$12,000

Jay B. Sheehy	12,000	-	-	-	-	-	12,000

Robert M. Chaiken (*)	2,000	-	-	-		-	2,000

(*) Mr. Chaiken was appointed to the Director in October 2010.

Item 7.  Certain Relationships and Related Transactions, and Director Independence.

The Company purchases and sells certain products and services from iTEK Services, Inc. (“iTEK”), a privately held company owned by an unrelated ESOP.  iTEK is affiliated with the Company through limited overlapping management and Board representation by the Company's Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).  Sales to iTEK during the three months ended March 31, 2011 and 2010 were at no incremental margin over the Company’s actual cost. Purchases from iTEK are on similar terms that the Company would have received from an unrelated third party

The following table summarizes the transactions with iTEK for the following periods:
	Three Months ended March 31,
	2011	2010

Purchased from iTEK	$169,691	$161,700
Sold to iTEK	3,939	112,172
Receivable from iTEK	-	13,064
Payable to iTEK	182,556	-

Additionally, through July 2010, the Company had sub-leased its facility in Foothill Ranch, CA from iTEK at a monthly rental expense of $11,763, at which time we entered into a new lease with the building’s landlord (an unrelated third party) under the same terms and conditions for a one year period expiring in July 2011.  We will enter into another one year lease expiring July 2012

Included in the Company’s accounts payable are amount due to its CEO and CFO, of approximately $1,223,000 and $1,118,000 at March 31, 2011 and December 31, 2010, respectively.  The accounts payable balance consists of purchases of products and services made on behalf of the Company and unreimbursed company travel expenses.  The outstanding balance accrues interest at 25% per annum.  As of March 31, 2011 and December 31, 2010, included in the Company’s accrued expenses is interest of approximately $186,000 and $105,000, respectively.

As of March 31, 2011 and December 31, 2010, included in the Company’s accrued expenses is deferred compensation payable to its CEO and CFO of $50,000 and $-0-, respectively.

As of March 31, 2011 and December 31, 2010, the Company has accrued interest payable to David M. Rifkin, a Director of the Company, of approximately $301,000 and $284,000, respectively, from a prior debt issuance which principal has been previously paid.

On May 19, 2011 (the “Issuance Date”), we entered into a Note Purchase Agreement (”Purchase Agreement”) with Sigma, pursuant to which we issued $4,000,000 in Senior Subordinated Secured Notes (the "Notes").  We received $3,600,000 after transaction costs upon the closing of the transaction.  As of the Issuance Date, we had paid $65,000 for Sigma’s reasonable fees and expenses incurred in connection with the purchase of the Notes. In addition, $250,000 (the “Additional Fee Amount”) was withheld from the purchase price of the Notes for application towards Sigma’s fees and expenses in excess of $65,000.  Pursuant to the Purchase Agreement, we entered into an Advisory Services Agreement with Sigma Capital Advisors, LLC (”Sigma Capital”).  Pursuant to this Agreement, Sigma Capital will provide us with business finance and organizational strategy advisory consulting and other services related to our business.  Under this Agreement, we paid Sigma Capital $150,000 and will pay the Sigma Capital an additional $80,000 in cash as a result of the closing of the Merger.  Pursuant to the Purchase Agreement, our Board of Directors shall be comprised of 8 directors and Sigma is entitled to nominate two directors.  In accordance with this provision Sigma has nominated Maydan Rothblum and as of May 20, 2011, Mr. Rothblum has been appointed to our Board of Directors.  Mr. Rothblum is a Managing Director at Sigma Capital Partners, a multi-strategy, active, long-term, strategic private equity firm.  Sigma Capital Advisors, LLC is the managing member of Sigma Opportunity Fund II LLC.  Sigma Capital Partners owns Sigma Capital Advisors LLC.

Director Independence

The Board of Directors has determined that Messrs. Rifkin, Sheehy and Chaiken are each independent directors as this term is defined under the NASDAQ Marketplace Rules.

Item 8.  Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are not currently aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is currently quoted on the OTC Pink Market under the symbol “COMT”. As of June 22, 2011, our symbol will be "DPSI". The table below presents the high and low bid for our common stock for each quarter from January 1, 2009 through June 17, 2011.

	High	Low

First Quarter 2009	$0.20	$0.01
Second Quarter 2009	0.48	0.15
Third Quarter 2009	2.26	0.20
Fourth Quarter 2009	4.50	1.70

First Quarter 2010	3.10	2.38
Second Quarter 2010	3.25	2.30
Third Quarter 2010	3.27	2.30
Fourth Quarter 2010	2.83	0.75

First Quarter 2011	3.24	1.50
Second Quarter 2011	3.10	2.22

Number of Stockholders

As of June 15, 2011, there were approximately 1000 holders of record of our common stock.

Dividend Policy

Common Stock – The holders of our common stock are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available for distribution.  Any such dividends may be paid in cash, property or shares of our common stock.

Preferred Stock - The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value.  Dividends shall be cumulative and shall accrue on each share of the outstanding Series A and B Preferred Stock from the date of its issue.

We have not paid any dividends since our inception, and it is not likely that any dividends on our common stock will be declared in the foreseeable future.  Any dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition and our capital requirements and general business conditions.

Securities Authorized for Issuance under Equity Compensation Plans

In January 2004, we established the 2004 Incentive and Non-Incentive Stock Option Plan (“2004 Plan”) which was originally adopted by the Board of Directors of DPS Group and was assumed by us on June 18, 2009, in connection with the Merger.  The 2004 Plan authorizes 824,122 shares of common stock for issuance.  Under the 2004 Plan, common stock incentives may be granted to officers, employees, directors, consultants, and advisors.  Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights (c) stock awards; (d) restricted stock and (e) performance shares.

In June 2009, we established the DecisionPoint Systems, Inc. Incentive Stock Plan ("2009 Plan") to retain directors, executives and selected employees and consultants and reward them for making contributions to our success.  These objectives are accomplished by making long-term incentive awards under the 2009 Plan in the form of options, stock awards and restricted stock purchase offers.  The total number of common shares which may be purchased or granted under the 2009 Plan shall not exceed 125,000.

Upon the closing of the Merger, the Company granted 125,000 options under 2009 Plan and 31,250 options under the 2004 plan.

In connection with the Merger on June 15, 2011, the 2004 and 2009 Plans, (collectively, the “Plans”) were assumed by the Company and are administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule.  The total number of shares authorized under the Plans is 949,122.  The term of stock options granted under the Plans cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of our common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than ten percent of the combined voting power of all classes of our stock, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

Provided below is information regarding our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2010, subject to our available authorized shares.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	417,015	$1.92	156,907
Equity compensation plans not approved by security holders	-	-	-
Total	417,015	$1.92	156,907

On the Effective Date of the Merger, the Company has granted to certain of its employees and directors, 156,250 options at an exercise price of $2.40 per share based on the last trading day’s closing share price immediately before the Merger on June 15, 2011.

Item 10.  Recent Sales of Unregistered Securities

None other than those more fully described in Item 1.01

Item 11.  Description of Registrant’s Securities to be Registered

The total number of shares which the Company has the authority to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of common stock, par value of $0.001 per share and ten million (10,000,000) shares of preferred stock, par value $0.001 per share. Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, at its discretion, declares from legally available funds.

The Board of Directors has authorized the designation of 500,000 shares of the Company’s preferred Stock as Series A  Cumulative Convertible Preferred Stock and 500,000 shares of Series B Cumulative Convertible Preferred Stock.  The Certificates of Designations for the Company’s' Series A and B Preferred Stock that are being filed with the State of Delaware will be in substantially the same as the DecisionPoint Systems Series A and B certificates of Designation which existed at the time of the Merger.

Item 12.  Indemnification of Directors and Officers.

The Company’s certificates of incorporation contain certain provisions permitted under Delaware General Corporation law relating to liability of directors.  Directors have no liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except in certain circumstances where such liability may not be eliminated under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 13.  Financial Statements and Supplementary Data

The financial statements of DecisionPoint begin on Page F-1.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.  Exhibits

See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities.

None other than those more fully described in Item 1.01.

Item 4.01 Change In Registrant’s Certifying Accountant.

The Company formerly known as Comamtech, Inc.

On June 21, 2011, the Company dismissed Raymond Chabot Grant Thornton (“Raymond”) as the Company’s independent registered public accounting firm.  The dismissal was be approved by the Company’s Board of Directors on June 21, 2011.

During the fiscal years ended December 31, 2010 and December 31, 2009, Raymond’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2010 and December 31, 2009 and the subsequent interim period through June 21, 2011, (i) there were no disagreements between the Company and Raymond on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Raymond, would have caused Raymond to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On June 21, 2011, the Company provided Raymond with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Raymond furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of this letter is filed as Exhibit 16.1 to this amended 8-K.

On June 21, 2011, the Company’s Board of Directors approved the engagement of BDO USA, LLP as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011.

During the years ended December 31, 2010 and December 31, 2009, and the subsequent interim period through June 21, 2011, the Company did not consult with BDO USA, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

DecisionPoint Systems, Inc.

On March 28, 2011, the previous corporate entity of DecisionPoint Systems, Inc. dismissed Crowe Horwath LLP as its independent registered public accounting firm.  On March 28, 2011, we engaged BDO USA, LLP (“BDO”) as our new independent registered public accounting firm.  Our Board of Directors and audit committee has approved the dismissal of Crowe Horwath LLP and the appointment of BDO as our new independent registered public accounting firm.

 During the fiscal years ended December 31, 2010 and 2009, and the subsequent interim periods through March 28, 2011, there were no disagreements between our company and Crowe Horwath LLP on any matter listed under Item 304 Section (a)(1)(iv) of Regulation S-K, including accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Crowe Horwath LLP would have caused Crowe Horwath LLP to make reference to the matter in its reports on our financial statements.  For the fiscal years ended December 31, 2010 and 2009, the reports of Crowe Horwath LLP on our financial statements for those fiscal years then ended did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2010 and 2009, and the subsequent periods through March 28, 2011, prior to engaging BDO, we did not consult BDO regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that BDO concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-K.

We provided Crowe Horwath LLP with a copy on Form 8-K on March 28, 2011, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  A copy of the letter was provided by Crowe Horwath LLP, dated March 28, 2011, and was attached to the Form 8-K as an exhibit.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See Item 1.01.

Item 5.06 Change in Shell Company Status

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of DecisionPoint are included following the signature page.

(b) Pro forma financial information.

(c) Shell Company Transactions.

See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description

3.01	Certificate of Incorporation of DecisionPoint Systems, Inc. dated June 15, 2011. *
3.02	Certificate of Corporate Domestication of DecisionPoint Systems, Inc. dated June 15, 2011.*
10.1
Arrangement Agreement among DecisionPoint Systems, Inc., Comamtech Inc. and 2259736 Ontario Inc., dated October 20, 2010, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011.*

10.2	Amendment No. 1 to the Arrangement Agreement, dated December 23, 2010, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011.*
10.3	Amendment No. 2 to the Arrangement Agreement, dated March 22, 2011, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011.*
10.4	Amendment No. 3 to the Arrangement Agreement, dated April 8, 2011, incorporated by reference to the Current Report on Form 8-K filed on April 14, 2011.*
10.5	Amendment No. 4 to the Arrangement Agreement, dated April 13, 2011, incorporated by reference to the Current Report on Form 8-K filed on April 19, 2011.*
10.6	Ontario Superior court of Justice Commercial List.*
14.1	Code of Ethics*
16.1	Letter re Change in Certifying Accountant
99.1	Audit Committee Charter*
99.2	Compensation and Governance Committee Charter*

*  Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: December 30, 2011	By:	/s/ Nicholas R. Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer

Item 13.  Financial Statements and Supplementary Data

DECISIONPOINT SYSTEMS, INC.

TABLE OF CONTENTS

PART I. FINANCIAL INFORMATION
Item 1.	Financial Statements (unaudited)
	Condensed Consolidated Balance Sheets as of March 31, 2011 and December 31, 2010	F-2
	Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2011 and 2010	F-3
	Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2011 and 2010	F-4
	Notes to Condensed Consolidated Financial Statements	F-5

DECISIONPOINT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets
Cash	$402,337	$315,169
Accounts receivable, net	9,423,947	12,575,597
Inventory, net	1,149,844	898,465
Deferred costs	3,452,895	3,562,654
Deferred tax assets	55,000	55,000
Prepaid expenses	192,752	457,863
Total current assets	14,676,775	17,864,748

Property and equipment, net	101,893	100,070
Other assets, net	152,712	173,465
Deferred costs, net of current portion	1,275,889	1,414,851
Goodwill	5,538,466	5,508,864
Intangible assets, net	2,600,249	2,729,000
Total assets	$24,345,984	$27,790,998

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$9,869,568	$10,364,368
Accrued expenses and other current liabilities	2,834,260	5,368,060
Line of credit	4,875,326	4,364,221
Current portion of debt	2,695,000	1,000,000
Unearned revenue	6,742,302	5,714,434
Total current liabilities	27,016,456	26,811,083

Long term liabilities
Unearned revenue, net of current portion	1,657,511	1,850,440
Debt, net of current portion and discount	-	1,940,000
Interest payable	60,000	60,000
Total liabilities	28,733,967	30,661,523

Commitments and contingencies	-	-

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
10,000 designated Series A Cumulative Convertible Preferred, and 10,000 designated Series B Cumulative Convertible Preferred,
1,355 shares issued and outstanding including preferred
dividends of $157,838 and $130,738, respectively	1,512,838	1,485,738
Common stock, $0.001 par value, 100,000,000 shares
authorized, 36,749,286 shares issued and outstanding	36,749	36,749
Additional paid-in capital	8,150,615	8,076,588
Accumulated deficit	(13,095,812)	(11,446,037)
Unearned ESOP shares	(992,373)	(1,023,563)
Total stockholders’ deficit	(4,387,983)	(2,870,525)

Total liabilities and stockholders' deficit	$24,345,984	$27,790,998

See accompanying notes to condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months ended March 31,
	2011	2010

Net sales	$12,800,958	$11,072,263

Cost of sales	10,477,349	9,035,968

Gross profit	2,323,609	2,036,295

Selling, general and administrative expense	3,492,975	2,435,365

Operating loss	(1,169,366)	(399,070)

Other expense:
Interest expense, net	281,596	469,811
Other expense, net	164,085	320,685
Total other expense	445,681	790,496

Net loss before income taxes	(1,615,047)	(1,189,566)

Provision for income taxes	7,628	41,475

Net loss	(1,622,675)	(1,231,041)

Cumulative preferred stock dividends	(27,100)	(19,500)

Net loss attributable to common shareholders	$(1,649,775)	$(1,250,541)

Net loss per share -
Basic and diluted	$(0.05)	$(0.06)

Weighted average shares outstanding -
Basic and diluted	31,345,556	22,612,924

See accompanying notes to condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months ended March 31,
	2011	2010
	(restated)
Cash flows from operating activities:
Net loss	$(1,622,675)	$(1,231,041)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	11,666	8,431
Amortization of deferred financing costs and note discount	35,860	204,365
Employee stock-based compensation	74,027	22,911
Amortization of intangible assets	128,751	-
Allowance for doubtful accounts	20,000	-
Non-employee stock-based compensation	-	99,200
ESOP compensation expense	31,190	29,635
Loss on change in fair value of warrant liability	-	89,590
Deferred tax assets	-	25,000
Changes in operating assets and liabilities:
Accounts receivable	3,131,650	3,092,967
Inventory, net	(251,379)	(1,006,217)
Deferred costs	248,721	291,319
Prepaid expenses	265,111	(39,011)
Other assets	(6,070)	(8,291)
Accounts payable	(494,800)	629,952
Accrued expenses and other current liabilities	(328,800)	(892,652)
Unearned revenue	834,939	(854,390)
Net cash provided by operating activities	2,078,191	461,768

Cash flows from investing activities
Capital expenditures	(13,489)	(3,656)
Cash paid for acquisition of CMAC	(2,205,000)	-
Net cash used in investing activities	(2,218,489)	(3,656)

Cash flows from financing activities
Borrowings (repayments) from line of credit, net	511,105	(110,197)
Repayment of debt	(250,000)	(171,729)
Paid financing costs	(33,639)	(101,066)
Holding share liability	-	(49,410)
Net cash provided by (used in) financing activities	227,466	(432,402)
Net increase in cash	87,168	25,710
Cash at beginning of period	315,169	140,740
Cash at end of period	$402,337	$166,450

Supplemental disclosure of cash flow information:
Interest paid	$142,068	$140,824
Income taxes paid	$625	$5,504

See accompanying notes to condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS

Description of Business

DecisionPoint Systems, Inc., (“DecisionPoint”, “Company”) is an enterprise mobility systems integrator that sells and installs mobile computing and wireless systems that are used both within a company’s facilities in conjunction with wireless networks and in the field using carrier-based wireless networks.  These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  The Company also provides professional services including consulting, proprietary and third party software and software customization as an integral part of its customized solutions for its customers.

DecisionPoint Systems, Inc., formerly known as Canusa Capital Corp. (“Canusa”) was incorporated on December 27, 2006, under the laws of the State of Delaware.  On June 18, 2009, the Company completed a merger transaction (the “Merger”) whereby DecisionPoint Systems Holding, Inc., a California corporation (“Holding”) merged with and into DecisionPoint Acquisition, Inc., a Delaware corporation which is a wholly-owned subsidiary of Canusa (“Merger Sub”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Canusa under the name DecisionPoint Systems Group, Inc. (“DPS Group”).  This transaction was treated as a stock split for accounting purposes.  Following the Merger, the business conducted by the Company is now the business conducted by DPS Group prior to the Merger.  In addition, the directors and officers of the Company were replaced by the directors and officers of DPS Group.

NOTE 2 - BASIS OF PRESENTATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RESTATEMENT

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.  The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements.  In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all of the adjustments (consisting of normal recurring accruals and adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods indicated.  The interim results for the period ended March 31, 2011, are not necessarily indicative of results for the full 2011 fiscal year or any other future interim periods.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, DPS Group and CMAC, Inc. (“CMAC”).   CMAC was acquired by the Company on December 31, 2010, and as such, the operating results of CMAC are included in the Company’s consolidated results of operations beginning on January 1, 2011.  All significant intercompany accounts and transactions have been eliminated in consolidation.  The Company operates in only one business segment. The preparation of condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts reported therein.  Actual results could differ from those estimates.  Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used.  The Company evaluates its estimates and assumptions on a regular basis.  The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ materially from these estimates and assumptions used in preparation of the consolidated financial statements.

These unaudited condensed consolidated financial statements have been prepared by management and should be read in conjunction with the audited consolidated financial statements of DecisionPoint Systems, Inc. and notes thereto for the year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2011.

DECISIONPOINT SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Summary of Significant Accounting Policies

There have been no significant changes to the Company's significant accounting policies during the three months ended March 31, 2011.  See Footnote 2 of the Company's consolidated financial statements included in the Company's 2010 Annual Report on Form 10-K filed on March 16, 2011, for a comprehensive description of the Company's significant accounting policies.

Reclassifications - Certain amounts in the prior period consolidated financial statements and related notes thereto have been reclassified to conform to the current period presentation.

New Accounting Standards

In December 2010, the FASB issued guidance which modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts.  For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists.  In determining whether it is more likely than not that goodwill impairment exists, an entity must consider whether there are any adverse qualitative factors indicating impairment may exist.  This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010.  This guidance is therefore effective for the Company’s fiscal year ending December 31, 2011.  The Company expects that this guidance may materially impact its annual assessment of goodwill (or such assessment at an interim period if so determined to be required).

Restatements and Reclassifications

The Company has determined that it’s previously issued unaudited condensed consolidated statement of cash flows for the three months ended March 31, 2011 contained an error.

The error is related to acquisition of CMAC which occurred on December 31, 2010, and affects cash flows from operating activities and cash flows from investing activities. The cash portion of the purchase price of $2,205,000 was accrued in the Company’s audited consolidated financial statements as of December 31, 2010, and was paid in January of 2011. The Company erroneously included the cash payment as having been paid as of December 31, 2010 when it prepared the statement of cash flows for the quarter ended March 31, 2011. The effect of the error on the statement of cash flows is as follows:

	Three Months ended March 31, 2011
			As previously
	As restated	Adjustments	reported
Net loss	$(1,622,675)	$-	$(1,622,675)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Accrued expenses and other current liabilities	(328,800)	2,205,000	(2,533,800)
Net cash (used in) provided by operating activities	2,078,191	2,205,000	(126,809)
Cash paid for acquisition of CMAC	(2,205,000)	(2,205,000)	-
Net cash used in investing activities	(2,218,489)	(2,205,000)	(13,489)
Net cash provided by financing activities	227,466	-	227,466
Net increase in cash and cash equivalents	87,168	-	87,168

In addition, during the three months ended March 31, 2011, the Company noted that cumulative dividends on preferred stock had not been reflected in prior years and interim periods as the effect of such dividends had been clearly immaterial. For the Company’s 2011 reporting periods, the Company has noted that such dividends are material to the determination of earnings per share.  To conform to the current presentation disclosure, the Company has elected to present the cumulative dividends for the three months ended March 31, 2010 as an increase to net loss in determining net loss available to common shareholders in the presentation of earnings per share in its condensed consolidated statements of operations.to reflect the immaterial impact of such dividends. Total cumulative preferred dividends for the three months ended March 31, 2010 totaled $19,500 and had no impact on the Company’s net loss per share.

Furthermore, the Company has  elected to reclassify the effect of cumulative dividends on preferred stock as a credit to preferred stock and a debit to the accumulated deficit. Cumulative preferred dividend totaling $130,738 for the year ended December 31, 2010 were reclassified. The Company has also elected to present preferred stock in the equity section at its issuance value instead of par value. The Company has reflected the issuance value of the preferred shares by reclassifying $1,354,999 from additional paid-in capital to preferred stock as of December 31, 2010.

The effect of these reclassifications on the Company’s consolidated balance sheet as of December 31, 2010 is as follows:

	December 31, 2010
	As reclassified	Adjustments	As previously reported

Preferred stock	$1,485,738	$1,485,737	$1
Common stock	36,749	-	36,749
Additional paid-in capital	8,207,327	(1,354,999)	9,562,326
Unearned ESOP shares	(1,023,563)		(1,023,563)
Accumulated deficit	(11,576,776)	(130,738)	(11,446,038)
Total stockholders’ deficit	$(2,870,525)	-	(2,870.525)

NOTE 3 – LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding.  Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  The weighted-average basic and diluted shares for the three months ended March 31, 2011 and 2010, exclude approximately 5.4 million and 6.2 million, respectively, ESOP shares that have not been committed to be released.

DECISIONPOINT SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

As disclosed above under Restatement in Note 2, the previously reported net loss in the computation of net loss per share for the three months ended March 31, 2010, was corrected to reflect the accumulated dividends associated with the cumulative preferred stock.  This correction increased the net loss attributable to common shareholders and effectively increased the net loss per share from $(0.05) to $(0.06).

For all periods presented, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive.

DECISIONPOINT SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Potentially dilutive securities include:

	March 31,
	2011	2010

Convertible preferred stock	2,900,000	1,950,000
Convertible note payable	-	500,000
Warrants to purchase common stock	3,105,000	3,605,000
Options to purchase common stock	3,336,121	6,558,097

Total potentially dilutive securities	9,341,121	12,613,097

NOTE 4 – GOODWILL AND INTANGIBLE ASSETS

As of March 31, 2011, the Company’s intangible assets and accumulated amortization consist of the following:

	Gross	Accumulated Amortization	Net

Customer relationships	$1,670,000	$69,750	$1,600,250
Contractor and resume databases	675,000	33,750	641,250
Tradename	310,000	16,000	294,000
International use software	74,000	9,250	64,750
	$2,729,000	$128,750	$2,600,250

The valuation and allocation process relies on significant assumptions made by management.  In certain situations, the allocations of excess purchase price are based upon preliminary estimates and assumptions.  Accordingly, the allocations are subject to revision when the Company receives updated information, including appraisals and other analyses, which are completed within one year of the acquisition.  Revisions to the fair values, which may be significant, are recorded when pending information is finalized, within one year from the acquisition date.

As of December 31, 2010, the balance sheet of CMAC reflected an asset related to the cash surrender value of officers’ life insurance in the amount of $29,602.  Subsequent to the acquisition, the Company determined that the asset should have been transferred to the respective officers of CMAC effective on the date of the acquisition and as such, has adjusted goodwill to reflect the write off of the asset.  No other changes to goodwill have occurred from December 31, 2010 through March 31, 2011.

NOTE 5 – FAIR VALUE MEASUREMENT

The Company defines fair value as the amount at which an asset or liability could be bought or incurred or sold or settled in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

The accounting standard regarding fair value measurements discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The standard utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The following is a brief description of those three levels:

DECISIONPOINT SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

●	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

●
Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, line of credit and long-term debt.  The carrying values of the short term financial instruments approximates their fair values at March 31, 2011 and December 31, 2010, due to their short-term maturities.  The carrying value of the Company’s long-term debt approximates its fair value, net of a discount.

NOTE 6 – LINE OF CREDIT

The Company has a $10.0 million line of credit which provides for borrowings based upon eligible accounts receivable, as defined in the Loan Agreement (the “Loan Agreement”).  The lender has also provided the Company with term financing as discussed at Note 7.  The Loan Agreement is secured by substantially all the assets of the Company and matures in February 2013.  As of March 31, 2011, the interest rate is 7.5%.  The line of credit has a certain financial covenant and other non-financial covenants.  As of March 31, 2011, the Company was not in compliance with the fixed charge ratio covenant in the agreement. On May 20, 2011, the lender issued a waiver in regards to the non-compliance with such covenant and has amended the Loan Agreement for an additional charge of $62,500, payable immediately.  Absent a modification to the existing loan covenants, it is probable that the Company will not be in compliance with certain covenants in the subsequent interim period.  Accordingly, all obligations with such lender have been classified as current obligations. The Company is working with its lender in the second quarter to renegotiate such covenants.

Availability under the line of credit was $2.46 million as of March 31, 2011.

The line of credit allows the Company to cause the issuance of letters of credit on account of the Company to a maximum of the borrowing base as defined in the Loan Agreement.  No letters of credit were outstanding as of March 31, 2011 or December 31, 2010.

For the three months ended March 31, 2011 and 2010, the Company’s interest expense, including fees paid to secure the line of credit, totaled $122,839 and $63,344, respectively.

NOTE 7 –LONG TERM DEBT

Long term debt as of March 31, 2011, consists of the following:

				Amortization
	Balance			of Note	Balance
Debt	January 1	Additions	Payments	Discount	March 31,

Term loan	$3,000,000	$-	$(250,000)		$2,750,000
Note discount	(60,000)	-	-	5,000	(55,000)
Term loan, net	2,940,000	-	(250,000)	5,000	2,695,000

Less current portion					(2,695,000)

Debt, net of current portion					$-

The Company’s debt is recorded at par value adjusted for any unamortized discounts.  Costs directly related to the issuance of debt are capitalized and amortized over the life of the debt using the effective interest rate method.  Deferred financing costs are included in other assets in the accompanying unaudited condensed consolidated balance sheets.

DECISIONPOINT SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Term Loan - On December 31, 2010, pursuant to an Assumption and Amendment to Loan and Security Agreement (the "Loan Agreement"), the Company borrowed $3.0 million from a financial institution (the “Term Loan”).  The Term Loan is due in 36 equal monthly installments of principal plus interest beginning on February 1, 2011.  The principal amount outstanding under the Term Loan shall accrue interest at a fixed rate equal to 9% per annum.  A final payment equal to 2% of the aggregate amount of the Term Loan is due on the earlier of the maturity date or the date the Term Loan is prepaid.  This final payment of $60,000 has been recorded as a discount to the Term Loan, which is being amortized to interest expense over the 36 month term using the effective interest method.

The Term Loan is secured by substantially all of assets of the Company.  The Loan Agreement includes various customary covenants, limitations and events of default.  Under the Loan Agreement, the Company must, among other requirements, maintain a minimum fixed charge ratio increasing from at least 1.10 to 1.00 in the first quarter of 2011 to a minimum fixed charge ratio at least 1.50 to 1.00 over the life of the Term Loan.  The Agreement also maintains certain additional affirmative and negative covenants, including limitations on incurring additional indebtedness.  As discussed in Note 6, as of March 31, 2011, the Company was not in compliance with the fixed charge ratio covenant in the agreement. On May 20, 2011, the lender issued a waiver in regards to the non-compliance with such covenant and has amended the Loan Agreement for an additional charge of $62,500, payable immediately.  Absent a modification to the existing loan covenants, it is probable that the Company will not be in compliance with certain covenants in the subsequent interim period.  The Company is working with its lender in the second quarter to renegotiate such covenants.

For the three months ended March 31, 2011 and 2010, the Company’s interest expense, including all extension and commitment fees on the Term Loan, totaled $75,651 and $-0-, respectively.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.001 per share, and 10,000,000 shares of preferred stock with a par value of $0.001 per share.

Series A and Series B Cumulative Convertible Preferred Stock

In June 2009, the Company designated up to 10,000 shares of the Series A Cumulative Convertible Preferred Stock (“Series A Preferred Stock”), par value $0.001, with a stated value of $1,000 per share with such designations, powers, preferences and rights, qualifications, limitations and restrictions as set forth in the Certificate of Designation of Series A Preferred Stock.  In December 2010, the Company designated up to 10,000 shares of the Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”), par value $0.001, with a stated value of $1,000 per share with such designations, powers, preferences and rights, qualifications, limitations and restrictions as set forth in the Certificate of Designation of Series B Preferred Stock.  At March 31, 2011 and December 31, 2010, the Company had 975 shares of Series A Preferred Stock and 380 shares of Series B Preferred Stock issued and outstanding.  The rights and preferences of the Series A and Series B Preferred Stock (collectively, the “Preferred Stock”) are summarized as follows:

Dividends - The holders of the Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value.  Dividends shall be cumulative and shall accrue on each share of the outstanding Preferred Stock from the date of its issue.

Voting Rights - The Preferred Stock shall have no voting rights except on matters affecting their rights or preferences.

Liquidation - Upon any liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive an amount equal to the stated value per share plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock.  The Series A Preferred has preference over the Series B Preferred in liquidation.

Conversion - Each share of Series A Preferred Stock shall be convertible, at the option of the holder, at a conversion price of $0.50 per share. Each share of Series B Preferred Stock shall be convertible, at the option of the holder, at a conversion price of $0.40 per share.

DECISIONPOINT SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Warrants

The following summarizes information about the Company’s outstanding common stock warrants as of March 31, 2011:

				Total		Weighted		Weighted
				Warrants	Total	Average		Average
	Date		Strike	Outstanding	Exercise	Exercise	Fair	Fair
	Issued	Expiration	Price	and Exercisable	Price	Price	Value	Value

Bridge Notes	Jun-07	Jun-12	$1.00	130,000	$130,000		$58,919
Preferred Stock - Class A	Jun-09	Jun-12	1.00	487,500	487,500		142,740
Preferred Stock - Class B	Jun-09	Jun-12	1.25	487,500	609,375		104,520
Senior Subordinated Notes	Dec-09	Dec-14	0.50	1,000,000	500,000		189,000
Senior Subordinated Notes	Dec-09	Dec-14	0.60	1,000,000	600,000		180,000

Total				3,105,000	$2,326,875	$ 0.75	$675,179	$ 0.22

NOTE 9 - STOCK OPTION PLAN

In January 2004, the Company established the 2004 Incentive and Non-Incentive Stock Option Plan (“2004 Plan”).  The 2004 Plan authorizes the issuance of 6,592,976 shares of common stock.  In June 2009, the Company established the DecisionPoint Systems, Inc. Incentive Stock Plan ("2009 Plan") to retain directors, executives and selected employees and consultants.  The total number of common shares which may be purchased or granted under the 2009 Plan shall not exceed 1,000,000.  Incentives under the 2004 and 2009 Plans (collectively, the “Plans”)  may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock and (e) performance shares.

The Plans are administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule.  The total number of shares authorized under the Plans is 7,592,976.  The term of stock options granted under the Plans cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

A summary of the status of the Plans as of March 31, 2011, and information with respect to the changes in options outstanding is as follows:

			Weighted -
	Options		Average	Aggregate
	Available	Options	Exercise	Intrinsic
	for Grant	Outstanding	Price	Value

January 1, 2011	1,255,257	3,336,121	$0.24
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
March 31, 2011	1,255,257	3,336,121	$0.24	$382,406

Exercisable options at March 31, 2011		2,746,972	$0.23	$332,063

The total fair value of awards vested for each of the three month periods ended March 31, 2011 and 2010, was $1,261.

DECISIONPOINT SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The following table summarizes information about stock options outstanding as of March 31, 2011:

	Options Outstanding			Options Exercisable
			Weighted-			Weighted-
		Weighted-	Average		Weighted-	Average
		Average	Remaining		Average	Remaining
Range of	Number	Exercise	Contractual	Number	Exercise	Contractual
Exercise Prices	Outstanding	Price	Life (Years)	Exercisable	Price	Life (Years)

$0.20 - $0.29	3,336,121	$ 0.24	4.63	2,746,972	$ 0.23	4.32

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the required service period, which is generally equal to the vesting period.  No stock options were granted during the three months ended March 31, 2011 or the year ended December 31, 2010.

Due to the limited time that the Company’s common stock has been publicly traded, management estimates expected volatility based on the average expected volatilities of a sampling of five companies with similar attributes to the Company, including: industry, size and financial leverage.  The expected term of the awards represents the period of time that the awards are expected to be outstanding. Management considered expectations for the future to estimate employee exercise and post-vest termination behavior.  The Company does not intend to pay dividends in the foreseeable future, and therefore has assumed a dividend yield of zero.  The risk-free interest rate is the yield on zero-coupon U.S. Treasury securities for a period that is commensurate with the expected term of the awards.

The Company has no material historical basis for determining expected forfeitures and, as such, compensation expense for stock-based awards does not include an estimate for forfeitures in the current period.

Employee stock-based compensation costs for each of the three month periods ended March 31, 2011 and 2010, was $9,477 and is included in selling, general and administrative expense in the accompanying unaudited condensed consolidated statements of operations.  As of March 31, 2011, total unrecognized estimated employee compensation cost related to stock options granted prior to that date was $37,338 which is expected to be recognized over a weighted-average vesting period of 1.60 years.

NOTE 10 – ESOP PLAN

The Company has an Employee Stock Ownership Plan (the “ESOP”) which covers all non-union employees.   The Company’s contribution expense for the three months ended March 31, 2011 was $45,161 representing $31,190 for the ESOP principal payment and $13,971 for the ESOP interest.  ESOP shares are allocated to individual employee accounts as the loan obligation of the ESOP to the Company is reduced.  These amounts were previously calculated on an annual basis by an outside, independent financial advisor.  Effective March 31, 2011, the Company has calculated this amount on a quarterly basis.  Compensation costs relating to shares released are based on the fair value of shares at the time they are committed to be released.  The unreleased shares are not considered outstanding in the computation of earnings per common share.  ESOP compensation expense consisting of both cash contributions and shares committed to be released for the three months ended March 31, 2011 was $77,984.  The fair value of the shares was $0.39 per share, based on the average of the daily market closing share price.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases its office and warehouse facilities under various operating leases.  The corporate finance office and West coast sales and operations are located in Foothill Ranch, California where the Company leases 7,500 square feet.  The Company’s one year lease on these facilities expires in July 2011, at which time the Company anticipates that it will re-locate its operations within the same geographic area.

The Company has an ancillary administration office located in Parsippany, New Jersey where it leases 3,600 square feet.  The lease expires in June 2011 and the Company will not seek new facilities.  In addition, the Company has a lease for 3,200 square feet in Shelton, Connecticut for its East coast sales and operations and is its executive headquarters which expires in April 2015.  The Company also leases 4,000 square feet in Middlesex, New Jersey for its East coast depot operation which expires in June 2011, at which time the Company anticipates it will relocate the depot operations.

The Company has a sales and administrative office located in Alpharetta, Georgia where it leases 4,330 square feet for general office purposes and will expire in April 2015.  In addition, the Company has a lease for 4,800 square feet in Alpharetta, Georgia for its technology lab center which expires in November 2011.

DECISIONPOINT SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Rent expense for the three months ended March 31, 2011 and 2010, was $108,755 and $67,688, respectively.

Contingencies - The Company is involved in certain litigation arising in the normal course of its business.  Management, having consulted with its counsel, believes these matters will not, either individually or in the aggregate, have any material adverse impact on the operating results or financial position of the Company.

NOTE 12 - RELATED PARTIES

The Company purchases and sells certain products and services from iTEK Services, Inc. (“iTEK”), a privately held company owned by an unrelated ESOP.  iTEK is affiliated with the Company through limited overlapping management and Board representation by the Company's Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).  Sales to iTEK during the three months ended March 31, 2011 and 2010 were at no incremental margin over the Company’s actual cost. Purchases from iTEK are on similar terms that the Company would have received from an unrelated third party.

The following table summarizes the transactions with this affiliate:

	Three Months ended March 31,
	2011	2010

Purchased from iTEK	$169,691	$161,700
Sold to iTEK	3,939	112,172
Receivable from iTEK	-	13,064
Payable to iTEK	182,556	-

Additionally, through July 2010, the Company had sub-leased its facility in Foothill Ranch, CA from iTEK at a monthly rental expense of $11,763.

Included in the Company’s accounts payable are amounts due to its CEO and CFO, of approximately $1,223,000 and $1,118,000 at March 31, 2011 and December 31, 2010, respectively.  The accounts payable balance consists of purchases of products and services made on behalf of the Company and unreimbursed company travel expenses.  The outstanding balance accrues interest at 25% per annum.  As of March 31, 2011 and December 31, 2010, included in the Company’s accrued expenses is interest of approximately $186,000 and $105,000, respectively.

As of March 31, 2011 and December 31, 2010, included in the Company’s accrued expenses is deferred compensation payable to its CEO and CFO of $50,000 and $-0-, respectively.

As of March 31, 2011 and December 31, 2010, the Company has accrued interest payable to a Director of the Company of approximately $301,000 and $284,000, respectively, from a prior debt issuance which principal has been previously paid.

NOTE 13 - SUBSEQUENT EVENT

The Company signed a merger agreement with Comamtech, Inc. (“Comamtech”) and 2259736 Ontario Inc., a wholly-owned subsidiary of Comamtech (“Merger Sub”), on October 20, 2010, as subsequently amended on December 23, 2010, March 22, 2011, April 8, 2011 and April 13, 2011, as discussed in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2011.  The agreement is subject to the written consent of a majority of the Company’s shareholders and approval by the shareholders of Comamtech, approval of the Ontario Superior Court of Justice as well as other customary closing conditions.  As of May 20, 2011, all required approvals have been received and the Company expects to close the transaction on or about May 27, 2011.

Pursuant to the merger agreement, the Company will merge with Merger Sub.  In consideration for the merger, the Company’s common shareholders will exchange their common shares for common shares of Comamtech.  Each of the Company’s common shares will convert into a right to receive .125 of a new Comamtech common share; the Company’s preferred shares will be exchanged for preferred shares of Comamtech (at the same ratio), which in turn shall be convertible into common shares of Comamtech; and the Company’s outstanding options and warrants to purchase the Company’s existing common shares under current stock option plans and warrant agreements will be exchanged for equivalent options and warrants to purchase common shares of Comamtech.

On May 19, 2011, the Company entered into a Note Purchase Agreement (”Purchase Agreement”), pursuant to which the Company issued $4,000,000 in Senior Subordinated Secured Notes.  Principal and interest at a rate of 12% are due and payable on August 31, 2011.  If the merger with Comamtech has occurred prior to August 31, 2011, then, on the date of consummation of the merger with Comamtech, the maturity date of the Purchase Agreement shall be extended to May 31, 2012 and the interest rate shall be increased to 24% (or, if lower, the maximum amount allowable by law) retroactive to the Issuance Date.  If the merger with Comamtech has not occurred on or prior to August 31, 2011 (or has been cancelled prior to such date), then the principal amount and all accrued and unpaid interest shall automatically convert into 4,000 shares of Preferred Stock and the Company shall issue to the Holder 5,000,000 shares of common stock.  Total cash received under the purchase agreement was approximately $3,600,000, net of fees.

PART I.                      FINANCIAL INFORMATION

ITEM 1.                      FINANCIAL STATEMENTS

Table of Contents

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
DecisionPoint Systems, Inc.
Foothill Ranch, California

We have audited the accompanying consolidated balance sheets of DecisionPoint Systems, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, certain errors resulting in reclassification of unearned revenue and deferred costs between current and long term and incorrect presentation of the cash flows related to the acquisition of CMAC, Inc. in the consolidated statement of cash flows were discovered by management of the Company.  Accordingly, the 2010 and 2009 financial statements have been restated to correct the errors.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP

New York, New York
March 16, 2011, except Note 2 which is dated December 22, 2011.

DECISIONPOINT SYSTEMS, INC.

Consolidated Balance Sheets

	December 31,
	2010	2009
ASSETS	(Restated)	(Restated)
Current assets
Cash and cash equivalents	$315,169	$140,740
Accounts receivable, net	12,575,597	8,877,527
Inventory, net	898,465	1,247,944
Deferred costs	3,562,654	2,941,862
Deferred tax assets	55,000	385,000
Prepaid expenses	457,863	90,531
Total current assets	17,864,748	13,683,604

Property and equipment, net	100,070	52,721
Other assets, net	173,465	377,280
Deferred costs, net of current portion	1,414,851	1,359,865
Goodwill	5,508,864	4,860,663
Intangible assets, net	2,729,000	-
Total assets	$27,790,998	$20,334,133

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$10,364,368	$7,363,059
Accrued expenses and other current liabilities	5,347,555	3,523,725
Line of credit	4,364,221	2,575,326
Current portion of debt, net of discount	1,000,000	731,793
Warrant liability	-	72,710
Unearned revenue	5,714,434	5,716,448
Holding share liability	20,505	249,986
Total current liabilities	26,811,083	20,233,047

Long term liabilities
Unearned revenue, net of current portion	1,850,440	1,894,793
Debt, net of current portion and discount	1,940,000	1,751,898
Interest payable	60,000	-
Total liabilities	30,661,523	23,879,738

Commitments and contingencies
	-
STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
10,000 designated Series A Cumulative Convertible Preferred, and 10,000 designated Series B Cumulative Convertible Preferred,
1,355 and 975 shares issued and outstanding,liquidation value of
$1,375,000 and $975,000, respectively	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized,
36,749,286 and 28,700,000 shares issued and outstanding, respectively	36,749	28,700
Additional paid-in capital	9,562,326	6,805,034
Accumulated deficit	(11,446,038)	(9,237,239)
Unearned ESOP shares	(1,023,563)	(1,142,101)
Total stockholders’ deficit	(2,870,525)	(3,545,605)

Total liabilities and stockholders' deficit	$27,790,998	$20,334,133

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.

Consolidated Statements of Operations

	Year ended December 31,
	2010	2009

Net sales	$56,244,198	$48,309,168

Cost of sales	45,391,485	38,565,420

Gross profit	10,852,713	9,743,748

Selling, general and administrative expense	9,610,381	7,969,630

Operating income	1,242,332	1,774,118

Other expense:
Interest expense	2,273,192	1,078,140
Other expense, net	1,099,145	280,832
Total other expense	3,372,337	1,358,972

Net (loss) income before income taxes	(2,130,005)	415,146

Provision for income taxes	78,794	71,176

Net (loss) income	$(2,208,799)	$343,970

Net (loss) earnings per share -
Basic	$(0.09)	$0.02
Diluted	$(0.09)	$0.02

Weighted average shares outstanding -
Basic	25,041,304	14,353,837
Diluted	25,041,304	19,564,203

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.

Consolidated Statements of Stockholders’ Deficit

	Convertible				Additional	Accumu-	Unearned	Total
	Preferred stock		Common stock		paid-in	lated	ESOP	stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	shares	deficit

Balance at January 1, 2009	-	$-	12,243,224	$12,243	$2,192,146	$(9,581,209)	$(1,254,726)	$(8,631,546)

Convertible Series A Preferred sold in private placement	560	1	-	-	312,739	-	-	312,740
A-Warrants issued in connection with preferred stock	-	-	-	-	142,740	-	-	142,740
B-Warrants issued in connection with preferred stock	-	-	-	-	104,520	-	-	104,520
Reverse merger transaction:
Elimination of accumulated deficit	-	-	-	-	(38,000)	-	-	(38,000)
Previously issued Canusa Capital Corp. stock	-	-	8,000,000	8,000	30,000	-	-	38,000
Exchange of bridge notes upon event of Merger	415	-		-	415,000	-	-	415,000
Conversion of subordinated notes upon event of Merger	-	-	7,756,776	7,757	2,786,767	-	-	2,794,524
Common stock issued in connection with senior
subordinated notes	-	-	500,000	500	149,500	-	-	150,000
Beneficial conversion feature of convertible note	-	-	-	-	96,361	-	-	96,361
Warrants issued with senior subordinated notes	-	-	-	-	369,000	-	-	369,000
Non-employee stock-based compensation	-	-	-	-	13,500	-	-	13,500
Common stock issued in exchange for services	-	-	200,000	200	179,800	-	-	180,000
Employee stock-based compensation	-	-	-	-	50,961	-	-	50,961
Principal payment from ESOP	-	-	-	-	-	-	112,625	112,625
Net income	-	-	-	-	-	343,970	-	343,970
Balance at December 31, 2009	975	1	28,700,000	28,700	6,805,034	(9,237,239)	(1,142,101)	(3,545,605)

Convertible Series B Preferred sold in private placement	380	-		-	380,000	-	-	380,000
Common shares issued in exchange for services	-	-	1,011,125	1,011	349,509	-	-	350,520
Conversion of the June 2009 convertible debt	-	-	416,667	417	124,583	-	-	125,000
Common stock issued upon cashless exercise of warrants	-	-	134,146	134	(134)	-	-	-
Common stock issued to induce the exercise of warrants	-	-	215,854	216	77,491	-	-	77,707
Common stock issued upon exercise of stock options	-	-	3,001,598	3,001	620,531	-	-	623,532
Common stock issued for acquisition of CMAC, Inc.	-	-	3,269,896	3,270	941,730	-	-	945,000
Warrant liability	-	-	-	-	80,500	-	-	80,500
Employee stock-based compensation	-	-	-	-	183,082	-	-	183,082
Principal payment from ESOP	-	-	-	-	-	-	118,538	118,538
Net loss	-	-	-	-	-	(2,208,799)	-	(2,208,799)
Balance at December 31, 2010	1,355	$1	36,749,286	$36,749	$9,562,326	$(11,446,038)	$(1,023,563)	$(2,870,525)

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.

Consolidated Statements of Cash Flows

	December 31,
	2010	2009
	(Restated)
Cash flows from operating activities:
Net (loss) income	$(2,208,799)	$343,970
Adjustments to reconcile net (loss) income to net cash
used in operating activities:
Depreciation and amortization	31,702	35,493
Amortization of deferred financing costs and note discount	896,918	234,067
Employee stock-based compensation	183,082	50,961
Non-employee stock-based compensation	428,227	154,500
ESOP compensation expense	118,538	112,625
Loss (gain) on change in fair value of warrant liability	7,790	(55,929)
Deferred tax assets	330,000	(312,000)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(2,076,225)	(808,488)
Inventory, net	349,479	1,395,522
Deferred costs	(675,778)	(596,244)
Prepaid expenses and other current assets	(346,996)	(26,472)
Other assets, net	(13,445)	150,912
Accounts payable	2,319,979	(501,634)
Accrued expenses and other current liabilities	(1,835,908)	(508,942)
Unearned revenue	(46,367)	(1,078,910)
Net cash used in operating activities	(2,537,803)	(1,410,569)
Cash flows used investing activities
Capital expenditures	(42,403)	(10,053)
Acquisition of business, net of cash acquired	185,865	-
Net cash provided by (used in) investing activities	143,462	(10,053)
Cash flows from financing activities
Borrowings from line of credit	57,210,000	50,206,153
Repayments on line of credit	(55,421,105)	(51,008,035)
Borrowing under long term debt	3,000,000	-
Repayment of debt	(2,835,000)	(1,400,300)
Proceeds from sale of convertible note, net of issuance cost	-	225,000
Proceeds from sale of senior subordinated notes	-	2,500,000
Proceeds from exercise of employee stock options	623,532	-
Issuance of convertible preferred stock	380,000	560,000
Paid financing costs	(159,176)	(444,693)
Holding share liability	(229,481)	(21,704)
Net cash provided by financing activities	2,568,770	616,421
Net increase (decrease) in cash and cash equivalents	174,429	(804,201)
Cash and cash equivalents at beginning of period	140,740	944,941
Cash and cash equivalents at end of period	$315,169	$140,740

Supplemental disclosure of cash flow information:
Interest paid	$1,600,767	$926,194
Income taxes paid	12,119	13,120
Supplemental disclosure of non-cash financing activities:
Conversion of bridge notes to preferred stock	-	415,000
Conversion of subordinated debt to common stock	125,000	2,794,524
Common shares issued to acquire CMAC	945,000	-
Note discount on long term debt	60,000	-
A-Warrants issued in connection with preferred stock	-	142,740
B-Warrants issued in connection with preferred stock	-	104,520
Beneficial conversion feature of convertible note	-	96,361
Warrants issued with convertible note	-	128,639
Warrants issued with senior subordinated notes	-	369,000
Accrual of consideration payable related to CMAC acquisition	2,205,000	-

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

NOTE 1 - DESCRIPTION OF BUSINESS AND THE MERGER

Nature of Business - DecisionPoint Systems, Inc., (“DecisionPoint”, “Company”) is an enterprise mobility systems integrator that sells and installs mobile computing and wireless systems that are used both within a company’s facilities in conjunction with wireless networks and in the field using carrier-based wireless networks.  These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  The Company also provides professional services, proprietary and third party software and software customization as an integral part of its customized solutions for its customers.

DecisionPoint Systems, Inc., formerly known as Canusa Capital Corp. (“Canusa”) was incorporated on December 27, 2006, under the laws of the State of Delaware.  On June 17, 2009, Canusa entered into an Agreement and Plan of Merger (“Merger” or “Merger Agreement”) among Canusa, DecisionPoint Acquisition, Inc., a Delaware corporation which is a wholly-owned subsidiary of Canusa (“Merger Sub”), and DecisionPoint Systems Holding, Inc., a California corporation (“Holding”).  Holding merged with and into Merger Sub with Merger Sub surviving the Merger as a wholly-owned subsidiary of Canusa under the name DecisionPoint Systems Group, Inc. (“DPS Group”).  DPS Group has two wholly owned subsidiaries, DecisionPoint Systems CA, Inc. formerly known as Creative Concepts Software, Inc. (“CCS”) which was originally incorporated in 1995 and DecisionPoint Systems CT, Inc. formerly known as Sentinel Business Systems, Inc. (“SBS”) which was originally incorporated in 1982.  All costs incurred in connection with the Merger were expensed.  Upon completion of the Merger, the Company adopted DPS Group’s business plan.

Description of the Merger – On June 18, 2009, Canusa completed the Merger.  Immediately prior to the Merger, Canusa had 2,500,000 common shares outstanding and DPS Group had 10,000 common shares outstanding.  Pursuant to the Merger Agreement, 1,500,000 outstanding shares of Canusa common stock owned by the Company’s Chief Executive Officer were cancelled resulting in 1,000,000 shares outstanding.  Contemporaneously with the Merger, $2,794,524 of DPS Group’s subordinated convertible debt was converted into 6,336 shares of DPS Group common stock.  In accordance with the terms of the Merger, each of the 16,336 shares of DPS Group’s common stock outstanding immediately prior to the Merger were exchanged for 153.04 shares of the Company’s common stock, giving DPS Group’s shareholders 2,500,000 shares and former Canusa shareholders 1,000,000 shares of the Company’s common stock.  After the Merger, pursuant to an 8 for 1 stock dividend, each of the Company’s 3,500,000 shares of common stock was exchanged for eight shares of common stock, resulting in 28,000,000 total outstanding shares.  This transaction was treated as a stock split for accounting purposes.

Following the Merger, the business conducted by the Company is now the business conducted by DPS Group prior to the Merger.  In addition, the directors and officers of the Company were replaced by the directors and officers of DPS Group.

All references to share and per share amounts have been restated to retroactively reflect the number of shares of DecisionPoint common stock issued pursuant to the Merger.

Accounting Treatment of the Merger; Financial Statement Presentation

The Merger was accounted for as a reverse acquisition pursuant to the guidance in Accounting Standards Codification (“ASC”) 805-405-25-1.  These transactions are considered by the Securities and Exchange Commission to be capital transactions in substance, rather than business combinations.  Accordingly, the Merger has been accounted for as a recapitalization, and, for accounting purposes, DecisionPoint is considered the acquirer in the reverse acquisition.  The accompanying historical consolidated financial statements are those of DecisionPoint.  Effective on the closing date the Company adopted DPS Group’s year end of December 31.

Canusa’s historical accumulated deficit for periods prior to June 18, 2009, in the amount of $38,000, was eliminated against additional paid in capital, and the accompanying consolidated financial statements present the previously issued shares of Canusa common stock as having been issued pursuant to the Merger on June 18, 2009.  The shares of common stock of the Company issued to the DPS Group stockholders in the Merger are presented as having been outstanding since the original issuance of the shares.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

NOTE 2 - BASIS OF PRESENTATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RESTATEMENT

Basis of Presentation

The consolidated financial statements of DecisionPoint and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America.  The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, DPS Group and CMAC, Inc. (“CMAC”).  CMAC was acquired by the Company on December 31, 2010, and as such, the operating results of CMAC will be included in the Company’s results of operations beginning January 1, 2011.  All significant intercompany accounts and transactions have been eliminated in consolidation.  The Company operates in only one business segment.

Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used.  The Company evaluates its estimates and assumptions on a regular basis.  The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates and assumptions used in preparation of the consolidated financial statements.

Purchase Accounting and Business Combinations - The Company accounts for its business combinations using the purchase method of accounting which requires that intangible assets be recognized apart from goodwill if they are contractual in nature or separately identifiable.  Acquisitions are measured on the fair value of consideration exchanged and, if the consideration given is not cash, measurement is based on the fair value of the consideration given or the fair value of the assets acquired, whichever is more reliably measurable.  The excess of cost of an acquired entity over the fair value of identifiable acquired assets and liabilities assumed is allocated to goodwill.

The valuation and allocation process relies on significant assumptions made by management. In certain situations, the allocations of excess purchase price are based upon preliminary estimates and assumptions.  Accordingly, the allocations are subject to revision when the Company receives updated information, including appraisals and other analyses, which are completed within one year of the acquisition.  Revisions to the fair values, which may be significant, are recorded when pending information is finalized, within one year from the acquisition date.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  As of December 31, 2010 and 2009, the Company did not have any cash equivalents.

Accounts Receivable - Accounts receivable are stated at net realizable value, and as such, current earnings are charged with an allowance for doubtful accounts based on management’s best estimate of the amount of probable incurred credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience and specific account information available.  Accounts receivable are reflected in the accompanying consolidated balance sheets net of a valuation allowance of $215,000 and $332,484, as of December 31, 2010 and 2009, respectively.  When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for doubtful accounts

Inventory - Inventory consists of finished goods and is stated at the lower of cost or market.  Cost is determined under the first-in, first-out (FIFO) method.  The Company periodically reviews its inventories and makes provisions as necessary for estimated obsolete and slow-moving goods.  The creation of such provisions results in a write down of inventory to net realizable value and a charge to cost of sales.  Inventories are reflected in the accompanying consolidated balance sheets net of a valuation allowance of $145,000 and $210,000, as of December 31, 2010 and 2009, respectively.

Deferred costs – Deferred costs consist primarily of third party extended maintenance services which the Company has paid for in advance.  The costs are amortized over the life of the contract, generally one to five years.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Property and Equipment - Property and equipment are recorded at cost.  Repairs and maintenance that do not improve or extend the lives of the respective assets are expensed in the period incurred.

Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets.

Computer equipment	3 to 5 years
Office furniture and fixtures	5 to 7 years

Leasehold improvements are amortized over the shorter of the lease term or the life of the improvements.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less cost to sell.  To date, the Company has not recorded any impairment charges.

Goodwill – Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business.  Amortization of goodwill is not permitted.  Goodwill is tested annually for impairment by comparing the fair value of the reporting unit to its carrying amount including goodwill.  If the carrying amount of the reporting unit exceeds its fair value, an impairment loss is recognized.  The amount of impairment loss is determined by comparing the implied fair value of reporting unit goodwill with the carrying amount.  If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess.  No impairment charges have been recorded as a result of the Company’s annual impairment assessments.

Intangible Assets– Purchased intangible assets with finite lives are amortized using the straight-line method over the estimated economic lives of the assets.  The Company’s finite-lived intangible assets consist of customer relationships, contractor and resume databases, trade name, and internal use software and are being amortized over periods ranging from five to nine years.

Deferred Financing Costs - Costs incurred by the Company in connection with the issuance of debt are deferred and amortized to interest expense over the life of the underlying indebtedness, adjusted to reflect any early repayments using the effective interest rate method.  Deferred financing costs net of amortization totaled $91,883 and $353,318, as of December 31, 2010 and 2009, respectively, and are included in other assets in the accompanying consolidated balance sheets.

Revenue Recognition - Revenues are generated through product sales, warranty and maintenance agreements, software customization, and professional services.  Product sales are recognized when the following criteria are met (1) there is persuasive evidence that an arrangement exits; (2) delivery has occurred and title has passed to the customer which generally happens at the point of shipment provided that no significant obligations remain; (3) the price is fixed and determinable; and (4) collectability is reasonably assured.  The Company generates revenues from the sale of extended warranties on wireless and mobile hardware and systems.  Revenue related to extended warranty and service contracts is recorded as unearned revenue and is recognized over the life of the contract as the Company maintains financial risk throughout the term of these contracts and may be liable to refund a customer for amounts paid in certain circumstances.

The Company also generates revenue from software customization and professional services on either a fee-for-service or fixed fee basis.  Revenue from software customization and professional services that is contracted as fee-for-service is recognized in the period in which the services are performed or delivered.  Adjustments to contract price and estimated labor costs are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.  The Company records sales net of sales tax.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Concentration of Risk - Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable, and accounts payable.  On November 9, 2010, the Federal Deposit Insurance Corporation (“FDIC”) implemented section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of noninterest-bearing accounts.  Beginning December 31, 2010 all noninterest-bearing accounts are fully insured regardless of the balance of the account.  This coverage is available at all FDIC member institutions.  The Company uses Silicon Valley Bank, which is an FDIC insured institution.  Based on these facts, collectability of bank balances appears to be adequate.

For the year ended December 31, 2010, the Company had sales to two customers who collectively represented a total of 26% of total revenues.  Accounts receivable from two customers at December 31, 2010, accounted for 32% of accounts receivable.  For the year ended December 31, 2009, the Company had sales to one customer that represented 16% of total net sales.  Accounts receivable from a single customer as of December 31, 2009, accounted for 19% of total accounts receivable.

For the year ended December 31, 2010, the Company had purchases from four vendors that collectively represented 80% of total purchases. For the year ended December 31, 2009, the Company had purchases from two vendors that collectively represented 59% of total purchases.  Accounts payable from three vendors represents 75% of total accounts payable as of December 31, 2010, and from three vendors representing 35% of total accounts payable as of December 31, 2009.

Fair Value of Financial Instruments - The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, line of credit and long term debt.  The carrying value of the short term financial instruments approximates their fair values at December 31, 2010 and 2009, due to their short-term maturities.  The carrying value of the Company’s long-term debt approximates its fair value, net of a discount related to a final payment to be made on the due date which is equal to two percent of the original loan amount.

Warrant Liability - The Company accounted for its warrant issued pursuant to the June 2009 subordinated convertible debt in accordance with the guidance on Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which provides that the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period.  This liability was subject to re-measurement at each balance sheet date until exercised, and any change in fair value was recognized as a component of other income or expense.  In June 2010, the warrant was exercised in full and as a result, was reclassified to equity.

Stock-Based Compensation - The Company records the fair value of all stock-based compensation awards in its consolidated financial statements.  The terms and vesting schedules for stock-based awards vary by type of grant and generally vest based on the passage of time.  The fair value of stock options and warrants is calculated using the Black-Scholes option-pricing model and the expense is recognized on a straight-line basis over the requisite service period, net of estimated forfeitures.

Employee Stock Ownership Plan (ESOP) - The cost of shares issued to the ESOP, but not yet earned is shown as a reduction of equity.  Compensation expense is based on the market price of shares as they are committed to be released to participant accounts.  As of December 31, 2010, 6,639,394 shares have been allocated to eligible participants in the DecisionPoint Employee Stock Ownership Plan.  As shares of common stock acquired by the ESOP are committed to be released to each employee, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations.

Earnings (Loss) per Common Share - Basic earnings (loss) per share are computed by dividing the earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding.  Diluted earnings (loss) per share is computed similarly to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For the years ended December 31, 2010 and 2009, respectively, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Potential dilutive securities consist of:

	December 31,
	2010	2009

Convertible preferred stock	2,900,000	-
Warrants to purchase common stock	3,105,000	1,105,000
Options to purchase common stock	3,336,121	-

Total potentially dilutive securities	9,341,121	1,105,000

The components of basic and diluted earnings (loss) per common share for the years ended December 31, 2010 and 2009 are as follows:

	December 31,
	2010	2009
Basic (loss) earnings per common share
Net (loss) income attributable to common shareholders	$(2,208,799)	$343,970

Weighted average common shares outstanding	25,041,304	14,353,837

Basic (loss) earnings per common share	$(0.09)	$0.02

Diluted (loss) earnings per common share
Net (loss) income attributable to common shareholders	$(2,208,799)	$343,970
Effect of assumed conversion of debenture	-	8,055
Net income applicable to diluted EPS	$(2,208,799)	$352,025

Weighted-average common shares outstanding	25,041,304	14,353,837

Dilutive potential common shares:
Effect of assumed conversion of stock options	-	3,532,576
Effect of assumed conversion of preferred stock	-	1,041,781
Effect of assumed conversion of debenture	-	267,123
Effect of assumed conversion of warrants	-	368,886

Diluted weighted-average common shares outstanding	25,041,304	19,564,203

Diluted (loss) earnings per common share	$(0.09)	$0.02

The weighted average basic and diluted shares for the years ended December 31, 2010 and 2009, exclude the ESOP shares that have not been committed to be released of 5,603,830 and 6,404,377, respectively.

Income Taxes - The Company accounts for income taxes using the asset and liability method.  Deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of existing assets and liabilities, and are measured at the prevailing enacted tax rates that will be in effect when these differences are settled or realized.  Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company determined that there were no material liabilities for tax benefits for past years and the current period.  The Company has determined that any future interest accrued, related to unrecognized tax benefits, will be included in interest expense.  In the event the Company must accrue for penalties, they will be included as an operating expense.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Prior to the Merger discussed above, the Company filed its Federal and State income tax returns as a sub-chapter “S” corporation.  Therefore, any income tax liability from its operations was payable directly by its shareholders.  The Company's sub-chapter “S” corporation status was terminated on June 18, 2009, upon the close of the Merger.

New Accounting Standards

In October 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement.  Among the amendments, this standard eliminates the use of the residual method for allocating arrangement consideration and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items.  This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition.  This standard, for which the Company is currently assessing the impact, will become effective for the Company on January 1, 2011.

In January 2010, the FASB issued an accounting standards update (“ASU”) regarding improving disclosure about fair value measurements, which amends the existing disclosure requirements under fair value measurements and disclosures by adding required disclosure about items transferring into and out of Levels 1 and 2 fair value measurements; adding separate disclosure about purchases, sales, issuances, and settlements relative to the Level 3 fair value measurements; and clarifying certain aspects of the existing disclosure requirements.  This ASU was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll-forward of activity in Level 3 fair value measurements, which is effective for years beginning after December 15, 2010, and for interim periods within those fiscal years.  This ASU does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In periods after initial adoption, the ASU requires comparative disclosures only for periods ending after the initial adoption.  The Company adopted the first component of the disclosure requirement under this ASU during the first quarter of 2010.  Its adoption did not have a significant impact on the Company’s consolidated financial statements.  In addition, the Company will adopt the latter part of the disclosure requirement under this ASU in the first quarter of 2011, and does not anticipate its adoption will have a significant impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued an amendment to the account standards related to the disclosure of supplementary pro forma information for business combinations.  This amendment requires that public entities that present comparative financial statements disclose pro forma revenue and earnings of the combined entity for the periods presented as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period.  The amendment is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.

In December 2010, the FASB issued guidance which modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts.  For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity must consider whether there are any adverse qualitative factors indicating impairment may exist.  This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010.  This guidance is therefore effective for the Company’s fiscal year ending December 31, 2011.

Restatements

The Company has determined that its previously issued consolidated financial statements for the years ended December 31, 2010 and 2009 contained errors. The errors are comprised of the following:

a)
the previously reported deferred costs of $4,977,505 and $4,301,727 and unearned revenue of $7,564,874 and $7,611,241 at December 31, 2010 and 2009, respectively, included amounts related to service periods extending beyond one year from the balance sheet date.  Accordingly, management reclassified $1,414,851 and $1,359,865 of deferred costs and $1,850,440 and $1,894,793 of unearned revenue as non-current, in the accompanying consolidated balance sheets as of December 31, 2010 and 2009, respectively.

b)
the Company noted an error related to the presentation of the acquisition on the cash flow statement which occurred on December 31, 2010, which affected cash flows from operating activities and cash flows from investing activities.  The cash portion of the purchase price of $2,205,000 was accrued in the Company’s audited consolidated financial statements as of December 31, 2010, and was paid in January of 2011.  The Company erroneously included the cash payment as having been paid as of December 31, 2010.  The Company has corrected this error in the accompanying consolidated statement of cash flows for the year ended December 31, 2010.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

The results of the above are summarized in the tables below.

The following table represents the impact of the restatement adjustments on the Company's Consolidated Balance Sheets as of December 31, 2010 and 2009:

	December 31, 2010			December 31, 2009
			As previously			As previously
	As restated	Adjustments	reported	As restated	Adjustments	reported

Deferred costs	$3,562,654	$(1,414,851)	$4,977,505	$2,941,862	$(1,359,865)	$4,301,727
Total current assets	17,864,748	(1,414,851)	19,279,599	13,683,604	(1,359,865)	15,043,469
Deferred costs, net						-
of current portion	1,414,851	1,414,851	-	1,359,865	1,359,865
Total assets	26,376,147	-	27,790,998	18,974,268	(1,359,865)	27,790,998

Unearned revenue	5,714,434	(1,850,440)	7,564,874	5,716,448	(1,894,793)	7,611,241
Total current liabilities	26,811,083	(1,850,440)	28,661,523	20,233,047	(1,894,793)	22,127,840
Unearned revenue, net
of current portion	1,850,440	1,850,440	-	1,894,793	1,894,793	-
Total liabilities	28,811,083	-	30,661,523	21,984,945	-	23,879,738

The following table represents the impact of the restatement adjustments on the Company's Consolidated Statement of Cash Flows for the year ended December 31, 2010:

	December 31, 2010
			As previously
	As restated	Adjustments	reported

Net loss	$(2,208,799)	$-	$(2,208,799)
Adjustments to reconcile net loss to net cash
used in operating activities:
Accrued expenses and other current liabilities	(1,835,908)	(2,205,000)	369,092
Net cash used in operating activities	(2,537,803)	(2,205,000)	(332,803)
Acquisition of business, net of cash acquired	185,865	2,205,000	(2,019,135)
Net cash provided by (used) in investing activities	143,462	2,205,000	(2,061,538)
Net cash provided by financing activities	2,568,770	-	2,568,770
Net increase in cash	$174,429	$-	$174,429

NOTE 3 – ACQUISITION OF CMAC

On December 31, 2010, pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), the Company acquired all of the issued and outstanding shares of CMAC, a logistics consulting and systems integration provider focused on delivering operational and technical supply chain solutions, headquartered in Alpharetta, Georgia.  CMAC offers complementary professional services in similar markets as DecisionPoint, and as such, the acquisition is expected to provide more professional services and software revenue to the Company, consistent with the Company’s long term plan.  In addition, CMAC's strong presence in the southeast expands DecisionPoint’s presence in this important and growing region of the United States.

The purchase price of $3,150,000 consists of $2,205,000 in cash and 3,269,896 unregistered shares of the Company's common stock, valued at $945,000.  The shares were issued on December 31, 2010, and the cash portion of the purchase price is included in accrued expenses and other current liabilities on the accompanying consolidated balance sheet as of December 31, 2010.  The cash was transferred on January 3, 2011.  The transaction was accounted for using the purchase method of accounting and the operating results for CMAC will be consolidated into the Company’s results of operations beginning on January 1, 2011.  The Company acquired gross accounts receivable of $1,651,845 with an allowance for doubtful accounts of $30,000 resulting in a fair value of $1,621,845.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

The purchase price was recorded as follows to the identifiable assets acquired and liabilities assumed based on their estimated fair market values on the acquisition date.  The following table summarizes the fair value of the CMAC assets acquired and liabilities assumed:

Cash	$185,865
Accounts receivable and other assets	1,723,002
Intangible assets	2,729,000
Goodwill	648,201
Total Assets	5,286,068

Accounts payable and other liabilities	(2,136,068)

$3,150,000

The fair value of the intangible assets and the estimated useful lives over which they are being amortized on an accelerated basis are:

	Fair Value	Estimated Useful life

Customer relationships	$1,670,000	9 years
Contractor and resume databases	675,000	5 years
Tradename	310,000	5 years
Internal use software	74,000	5 years

	$2,729,000

The transaction resulted in a purchase price allocation of $648,201 to goodwill, representing the financial, strategic and operational value of the transaction to DecisionPoint.  Goodwill is attributed to the premium that the Company was willing to pay to obtain the value of the CMAC business and the synergies created with the integration of key components of a commercial infrastructure.  The total amount of the goodwill acquired is deductible for tax purposes.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Pro Forma Financial Information

The following table summarizes the Company’s unaudited consolidated results of operations as if the CMAC acquisition had occurred on January 1, 2009:

	Year ended December 31,
(000's except per share data)	2010	2009
	(unaudited)

Net sales	$66,492	$55,208
Net loss	$(2,178)	$(228)

Net loss per share - basic and diluted	$(0.08)	$(0.01)

Included in the pro forma consolidated results of operations for the years ended December 31, 2010 and 2009 are the following significant items: (i) amortization of intangible assets of $579,289 and $687,000 for the years ended December 31, 2010 and 2009, respectively (ii) depreciation of fixed assets acquired of $19,000 per year, and (iii) a net decrease in interest expense of $105,000 in 2010 and 2009, respectively.

The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations that would have been reported had the CMAC acquisition been completed as of the beginning of the periods presented, nor should it be taken as indicative of the Company’s future consolidated results of operations.

NOTE 4 – GOODWILL AND INTANGIBLE ASSETS

The changes in the carrying amount of goodwill for the years ended December 31, 2010 and 2009 are as follows:

Balance as of December 31, 2009	$4,860,663
Acquisition of CMAC	648,201

Balance as of December 31, 2010	$5,508,864

As of December 31, 2010, the Company’s intangible assets and accumulated amortization consist of the following:

	December 31, 2010
		Accumulated
	Gross	Amortization	Net

Customer relationships	$1,670,000	$-	$1,670,000
Contractor and resume databases	675,000	-	675,000
Tradename	310,000	-	310,000
Internal use software	74,000	-	74,000

	$2,729,000	$-	$2,729,000

The intangible assets were purchased on December 31, 2010, and therefore, no amortization expense was recorded for the years ended December 31, 2010.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Based on the current amount of intangibles subject to amortization, estimated amortization expense in the next five years is as follows:

2011	$687,000
2012	579,289
2013	471,578
2014	363,867
2015	256,156
Thereafter	371,110

Total	$2,729,000

NOTE 5 – FAIR VALUE MEASUREMENT

The Company defines fair value as the amount at which an asset or liability could be bought or incurred or sold or settled in a current transaction between willing parties, that is, other than in a forced or liquidation sale.  The fair value estimates presented in the table below are based on information available to the Company as of December 31, 2010.

The accounting standard regarding fair value measurements discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The standard utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The following is a brief description of those three levels:

•	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The fair value of warrants issued by the Company in connection with private placements of securities was estimated by management in the absence of a readily ascertainable market value.  At December 31, 2009, the Company determined, based upon the Black-Scholes option-pricing model, that the fair value of these warrants was $72,710.  The assumptions used in the Black-Scholes option-pricing model were strike price of $0.30, share price of $0.29, contractual life of 4.5 years, volatility of 61.09% and a risk free interest rate of 2.71%.  Because of the inherent uncertainty of valuation, the estimated value may differ significantly from the fair value that would have been used had a ready market for the warrants existed, and the difference could be material In June 2010, the warrants were exercised and their fair value on the exercise date of $80,500 was reclassified from a liability to equity.  The assumptions used in the Black-Scholes option-pricing model were strike price of $0.30, share price of $0.29, contractual life of 4.5 years, volatility of 61.09% and a risk free interest rate of 2.71%.

The following table presents reconciliations for liabilities measured and recorded at fair value on a recurring basis, using significant unobservable inputs (Level 2), as well as the portion of gains or losses included in income attributable to a realized gain that relates to those liabilities.

Balance - January 1, 2009	$-
Issuances	128,639
Gain (1)	(55,929)
Balance - December 31, 2009	72,710
Loss (1)	7,790
Reclassification to equity upon exercise	(80,500)

Balance - December 31, 2010	$-

(1)	Realized gains and losses are included in other expense in the consolidated statement of operations.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:

	December 31,
	2010	2009

Computer equipment	$199,192	$174,968
Office furniture and fixtures	87,018	66,667
Leasehold improvements	27,749	27,749
Total property and equipment	313,959	269,384

Less accumulated depreciation and amortization	(213,889)	(216,663)

Property and equipment, net	$100,070	$52,721

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2010 and 2009 totaled $31,702 and $35,493, respectively.

NOTE 7 – LINE OF CREDIT

As of December 31, 2010, the Company has a $7.0 million line of credit, which was subsequently increased to $10.0 million in February 2011 that provides for borrowings based upon eligible accounts receivable, as defined in the Loan Agreement (“Loan Agreement”).  Under the terms of the Loan Agreement, interest accrues at prime plus 4% with a potential interest rate reduction of 0.50% based on future profitability as defined in the Loan Agreement.  The line of credit is secured by substantially all the assets of the Company.  The line of credit matures in February 2013 and is renewable annually for a fee of $85,000.  As of December 31, 2010, the interest rate was 7.25%.  The line of credit has a tangible net worth financial covenant and other non-financial covenants with which the Company has been in compliance.  Availability under the line of credit was $2.6 million as of December 31, 2010.

The line of credit allows the Company to cause the issuance of letters of credit on account of the Company to a maximum of the borrowing base as defined in the Loan Agreement.  No letters of credit were outstanding as of December 31, 2010.

For the years ended December 31, 2010 and 2009, the Company’s interest expense, including fees paid to secure lines of credit, totaled $369,926 and $354,534, respectively.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

NOTE 8 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2010	2009

Salaries and benefits	$1,364,636	$1,364,067
Accrued purchase price for CMAC acquisition	2,205,000	-
Interest payable	481,700	535,412
Professional fees	69,788	169,410
Income taxes payable	-	385,000
Vendor purchases	866,277	410,820
Sales tax payable	176,744	144,177
Other fees and expenses	183,410	514,839

Total accrued expenses and other current liabilities	$5,347,555	$3,523,725

As of December 31, 2009, certain executives of the Company had elected to defer $305,438 of their compensation.  As of December 31, 2010, the deferred compensation balance was $0.  Interest on the deferred compensation accrued at an annual rate of 25% and 16% in 2010 and 2009, respectively.  Interest payable on the deferred compensation was $12,746 as of December 31, 2010.

NOTE 9 – HOLDING SHARES LIABILITY

In March 2006, pursuant to a Stock Purchase Agreement (“Agreement”), the Company acquired the common stock of SBS.  As part of the purchase price, certain employees and directors of SBS agreed to the cancellation of previously issued options to acquire shares of SBS stock in exchange for Company Holding Share equivalents (“Holding Shares”).  The fair value of the Holding Shares was determined to be $380,000 under the terms of the Agreement.  The recipients of these Holding Shares were entitled to receive a cash settlement under one of three settlement options determined by each recipient prior to the closing of the acquisition.  The settlement options were: Option A - settlement of 20% per year of the recipients Holding Shares beginning on May 1, 2006, Option B - settlement of 100% of the recipients Holding Shares on May 1, 2010, or Option C - settlement of the recipients’ Holding Shares on the earliest to occur of the date on which the recipient turns 65, terminates employment, or the Company experiences a change in control (as defined in the Agreement).  For those recipients who elected to defer their cash payments under options B or C, the per-share value is to be re-evaluated, and the related liability adjusted, to reflect changes in the fair value of the underlying stock, based on the fair value of the ESOP share price as determined annually as of December 31st of each subsequent year until maturity.

Future settlements of these Holding Shares as of December 31, 2010 include $20,505 due under option C.  This amount has been adjusted for the change to the fair value of the market price.  All amounts have been classified as current.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

NOTE 10 – DEBT

Debt as of December 31, 2010 and 2009,consists of the following:

	Balance		Note		Amortization of Note	Conversion	Balance
2010	January 1	Additions	Discount	Payments	Discount	to equity	December 31

Term loan	$-	$3,000,000	$-	-	$-	$-	$3,000,000
Note discount	-		(60,000)	-	-	-	(60,000)
Bank term loan, net	-	3,000,000	(60,000)	-	-	-	2,940,000

Bridge notes	210,000	-	-	(210,000)	-	-	-

Subordinated convertible debt - June 2009	250,000	-	-	(125,000)	-	(125,000)	-
Note discount	(114,583)	-	-	-	114,583	-	-
Subordinated debt, net	135,417						-

Senior subordinated notes	2,500,000	-		(2,500,000)	-	-	-
Note discount	(361,726)	-	-	-	361,726	-	-
Senior subordinated notes, net	2,138,274						-

Total debt	$2,483,691	$3,000,000	$(60,000)	$(2,835,000)	$476,309	$(125,000)	2,940,000

Less current portion							(1,000,000)

Debt, net of current portion							$1,940,000

					Amortization
	Balance		Note		of Note	Conversion	Balance
2009	January 1	Additions	Discount	Payments	Discount	to equity	December 31

2006 term loan	$600,000	$-	$-	$(600,000)	$-	$-	$-
Subordinated debt - CCS	353,800	-	-	(353,800)	-	-	-
Subordinated convertible debt	1,666,024	-	-	(71,500)	-	(1,594,524)	-
Subordinated convertible debt - SBS	1,200,000	-	-	-	-	(1,200,000)	-
Bridge notes	1,000,000	-		(375,000)	-	(415,000)	210,000
Subordinated convertible debt - June 2009	-	250,000	-	-	-	-	250,000
Note discount	-	-	(250,000)	-	135,417		(114,583)
Subordinated debt, net	-	-	-	-	-	-	135,417
Senior subordinated notes	-	2,500,000					2,500,000
Note discount			(369,000)		7,274		(361,726)
Senior subordinated notes, net							2,138,274

Total debt	$4,819,824	$2,750,000	$(619,000)	$(1,400,300)	$142,691	$(3,209,524)	2,483,691

Less current portion							(731,793)

Debt, net of current portion							$1,751,898

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

The Company’s debt is recorded at par value adjusted for any unamortized discounts.  Discounts and costs directly related to the issuance of debt are capitalized and amortized over the life of the debt using the effective interest rate method and is recorded in interest expense in the accompanying statements of operations.

Term Loan - On December 30, 2010, pursuant to an Assumption and Amendment to Loan and Security Agreement (the "Loan Agreement"), the Company borrowed $3.0 million from a financial institution (the “Term Loan”).  The Term Loan is due in 36 equal monthly installments of principal plus interest beginning on February 1, 2011.  The principal amount outstanding under the Term Loan 2010 shall accrue interest at a fixed per annum rate equal to 9%.  A final payment equal to 2% of the aggregate amount of the Term Loan is due on the earlier of the maturity date or the date the Term Loan is prepaid.  This final payment of $60,000 has been recorded as a discount to the Term Loan, which is being amortized over the 36 month term using the effective interest method.

The Term Loan is secured by substantially all of assets of the Company.  The Loan Agreement includes various customary covenants, limitations and events of default.  Under the Loan Agreement, the Company must maintain a minimum fixed charge ratio increasing from at least 1.10 to 1.00 in the first quarter of 2011 to a minimum fixed charge ratio at least 1.50 to 1.00 over the life of the Term Loan.  The Agreement also maintains certain additional affirmative and negative covenants, including limitations on incurring additional indebtedness.

Bridge Notes - In June 2007, the Company issued subordinated debt (“Bridge Notes”) totaling $1,000,000 to certain members of management and an outside Director. Concurrent with the completion of the Merger, $415,000 of principal was exchanged for 415 shares of Convertible Series A Preferred Stock.  The remaining Bridge Notes were fully paid in cash in 2010.

Pursuant to the terms of the Bridge Notes, the Company issued fully vested warrants to purchase 130,000 shares of common stock.  The warrant amount was equal to 10% of the principal amount of the Bridge Notes divided by the offering price in any initial public offering under the Securities Act of 1933, as amended.  The warrants have an exercise price of $1.00 and a contractual term of five years.  The warrants were valued at $58,919 and were recorded as a discount to the Bridge Notes and a credit to additional paid-in capital.

Subordinated Convertible Debt - June 2009 – Immediately following the completion of the Merger in June 2009, pursuant to a Securities Purchase Agreement, the Company issued a convertible subordinated debenture (the “Note”) with a face value of $250,000, net of an Original Issue Discount of 10% and issuance costs of $32,500 with net proceeds totaling $192,500.  Interest on the Note accrues at 6% per annum and is due monthly.  Principal and any remaining accrued but unpaid interest were due in June 2010.  The Note converts at the option of the holder into shares of the Company’s common stock at $0.50 per share.  The terms of the Note contain a conversion adjustment provision in the event that the Company issues common shares at a price below the conversion price of the Note.  In December 2009, the conversion price of the Note was reduced to $0.30 per share due to the issuance of common shares at $0.30 per share to the Senior Subordinated Note holders (see below).  During 2010, the holder converted $125,000 of the principal balance into 416,667 shares of the Company’s common stock.  The remaining $125,000 was paid in cash.

Pursuant to the terms of the Note, the Company issued fully vested detachable warrants to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.50 per share.  The warrants have a contractual term of five years.  The issuance of the warrants resulted in a note discount of $250,000 which has been amortized to interest expense using the effective interest method over the 12 month term of the Note.  The terms of the warrants contain a price adjustment provision in the event that the Company issues common shares at a price below the exercise price of the warrants.

In December 2009, the warrants were re-priced to $0.30 per due to the issuance of common shares at $0.30 per share to the Senior Subordinated Note holders (see below).  The Company determined that the fair value of the warrants was $80,500 and $72,710 on June 23, 2010 (the date exercised) and December 31, 2009, respectively.  Gains and losses on the change in the value of the warrants are recorded in other expense in the accompanying condensed consolidated statements of operations.

Senior Subordinated Notes - On December 16, 2009, the Company entered into a Securities Purchase Agreement (‘Financing Agreement”) with four purchasers pursuant to which it issued $2,500,000 of non-convertible senior secured promissory notes (the “Notes”).  The Notes bear interest at a rate of 15% per annum and mature on May 31, 2011.  Partial monthly amortization payments are due as follows; a) $50,000 from March 31, 2010 to May 31, 2010, b) $75,000 from June 30, 2010 to August 31, 2010, c) $100,000 from September 30, 2010 to November 30, 2010, and $125,000 from December 31, 2010 to April 30, 2011.  The balance and all accrued but unpaid interest is due on May 31, 2011.  For all repayments of principal before November 30, 2010, the Company shall pay 107% of the principal payments to the purchasers.  For all repayments of principal after November 30, 2010, the Company shall pay 114% of the principal to the purchasers.  The principal premium would be recorded as interest expense.  Interest payments of 15% per annum are due monthly in arrears beginning on December 31, 2009.  On November 30, 2010 the Company paid a fee equal to 1.5% of the aggregate outstanding principal balance, approximately $29,000 which was recorded as a deferred financing cost.  On December 31, 2010, in conjunction with the acquisition of CMAC and the Term Loan financing, the Company paid the remaining principal and interest on the Notes.  Prepayment penalties totaled approximately $125,000.  All unamortized deferred financing costs and note discounts were charged to interest expense at that time.

Pursuant to the terms of the Financing Agreement, the Company issued 500,000 shares of common stock.  The common stock was valued at $0.30 per share, the closing price of the stock on the date of the agreement, and is recorded as a deferred financing cost in the accompanying consolidated balance sheets.  Other expenses related to the issuance of the Notes of $177,193 and closing fees of $75,000 were also included in deferred financing costs which were being amortized to interest expense over the term of the Notes using the straight-line method which approximates the effective interest method.  The unamortized balance of the deferred costs was expensed on December 31, 2010 upon the full repayment of the Notes.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

As part of the Financing Agreement, the Company also issued warrants to purchase 2,000,000 shares of common stock, of which 1,000,000 have an exercise price of $0.50 per share, and 1,000,000 have an exercise price of $0.60 per share.  The warrants are fully vested and have a contractual term of five years.  The warrants were valued at $369,000 and have been recorded as a discount to the Notes and a credit to additional paid-in capital.  The unamortized balance of the note discount was expensed on December 31, 2010 upon the full repayment of the Notes.

Subordinated Debt - CCS - In December 2003, in connection with the acquisition of CCS, the Company issued subordinated debt with a three year term in the amount of $650,000 to the original owner of CCS.  In December 2006, the holder agreed to continue interest only payments and to extend the maturity date of the then current principal balance of $353,800 for successive one year periods.  In January 2009, the terms of the agreement were modified to extend the maturity date to November 30, 2009, at which time the debt was paid in full.

Subordinated Convertible Debt – Employees and Investors – During the years ended December 31, 2003, 2004, 2005, and 2006, the Company issued subordinated convertible debt totaling $1,666,024 with ten year terms to employees and investors in connection with the ESOP purchase transaction.   Concurrent with the completion of the Merger, $1,594,524 of the subordinated convertible debt was converted into 3,603,874 shares of the Company’s common stock.  Two holders elected not to convert their balances totaling $71,500 which was fully repaid in September 2009.

Subordinated Convertible Debt - SBS - During March 2006, the Company purchased all of the issued and outstanding stock of SBS.  As part of the payment for the purchase of its common stock, the shareholders of SBS agreed to take subordinated convertible debt in the aggregate amount of $1,200,000.  Concurrent with the completion of the Merger, the entire amount of the debt was converted into 4,152,902 shares of the Company’s common stock.

For years ended December 31, 2010 and 2009, the Company’s interest expense related to the above debt, including all extension and commitment fees, totaled $1,843,297 and $499,983, respectively.

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.001 per share, and 10,000,000 shares of preferred stock with a par value of $0.001 per share.

(a) Common Stock

In August 2009, the Company issued 200,000 common shares in exchange for services provided by an outside third party to the Company.  The fair value of the shares was $0.90 per share, or $180,000, the closing price on the date the shares were issued.  The service contract was for six months, therefore, the fair value of the shares was recorded as a prepaid expense on the accompanying consolidated balance sheet and was amortized over the life of the agreement.

Pursuant to the terms of the Financing Agreement entered into in December 2009, the Company issued 500,000 shares of common stock.  The fair value of the common stock was $0.30 per share, the closing price of the Company’s common stock on the date of the agreement, and was recorded as a deferred financing cost in the accompanying consolidated balance sheets.

On June 23, 2010, the Company issued 416,667 shares of common stock upon the conversion of $125,000 of principal by the holder of the June 2009 subordinated convertible debt (Note 10).  In addition, the holder exercised 500,000 warrants pursuant to a cashless exercise resulting in the issuance of 134,146 common shares based on the 10-day trailing average price of the Company’s common stock.  To induce the holder to exercise the warrants, the Company issued an additional 215,854 shares of common stock to the holder.  The shares were valued at $77,707 based on the closing price of the stock on the day prior to the transaction and are recorded in other expense in the accompanying consolidated statement of operations for the year ended December 31, 2010.

During the year ended December 31, 2010, the Company issued 1,011,125 shares of common stock in exchange for services provided over various contract periods.  The shares were valued based on the share price on the date of their respective agreements. Total cost related to these shares was $350,520.

During the year ended December 31, 2010, the Company issued 3,001,598 shares of common stock upon the exercise of employee stock options.  Total cash received was $623,532.

On December 31, 2010, the Company issued 3,269,896 shares of common stock valued at $945,000 as part of the purchase price of CMAC.

(b) Series A and Series B Cumulative Convertible Preferred Stock

On June 8, 2009, the Company designated up to 10,000 shares of the Series A Cumulative Convertible Preferred Stock (“Series A Preferred Stock”), par value $0.001, with a stated value of $1,000 per share with such designations, powers, preferences and rights, qualifications, limitations and restrictions as set forth in the Certificate of Designation of Series A Preferred Stock.  On December 7, 2010, the Company designated up to 10,000 shares of the Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”), par value $0.001, with a stated value of $1,000 per share with such designations, powers, preferences and rights, qualifications, limitations and restrictions as set forth in the Certificate of Designation of Series B Preferred Stock.  The rights and preferences of the Series A and Series B Preferred Stock (collectively, the “Preferred Stock”) are summarized as follows:

Dividends - The holders of the Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value.  Dividends shall be cumulative and shall accrue on each share of the outstanding Preferred Stock from the date of its issue.

Voting Rights - The Preferred Stock shall have no voting rights except on matters affecting their rights or preferences.

Liquidation - Upon any liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive an amount equal to the stated value per share plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock.  The Series A Preferred has preference over the Series B Preferred in liquidation.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

Conversion - Each share of Series A Preferred Stock shall be convertible, at the option of the holder, at a conversion price of $0.50 per share.  Each share of Series B Preferred Stock shall be convertible, at the option of the holder, at a conversion price of $0.40 per share.

During April 2009, the Company sold 560 shares of Series A Preferred Stock at a price of $1,000 per share in a private placement.  No underwriting discounts or commissions were paid in connection with the sale.  In connection with the sale, the Company issued warrants to purchase 560,000 shares of common stock.

Concurrent with the Merger, $415,000 of Bridge Notes issued in June 2007, were exchanged for 415 shares of Series A Preferred Stock and warrants to purchase 415,000 shares of common stock.

During December 2010, the Company issued and sold 380 shares of Series B Preferred Stock to a Director of the Company and an unrelated third party for a cash purchase price of $380,000, which is equal to the stated value of $1,000 per share.  Of the total shares sold, 80 were sold to a Director of the Company.

(c) Warrants

In connection with the issuance of the Series A Preferred Stock described above, the Company issued two classes of fully vested warrants to purchase 975,000 total shares of common stock in total.  For each share of Convertible Series A Preferred Stock, the investor received a warrant, exercisable on or before June 18, 2012, to purchase 500 shares of common stock with an exercise price of $1.00 per share (“Class A Warrants”) and a warrant, exercisable on or before June 18, 2012, to purchase 500 shares of common stock with an exercise price of $1.25 per share (“Class B Warrants”).  The fair value of the warrants of $142,740 and $104,520 for the Class A Warrants and Class B warrants, respectively, was determined based upon the Black-Scholes option-pricing model and the following assumptions: stock price $1.00, contractual term 3 years, expected volatility 40.72%, expected dividend yield of 0%, and a risk-free interest rate of 1.76%.  The warrants were recorded as additional paid-in capital and are all exercisable and outstanding as of December 31, 2010.

In connection with the Bridge Notes, in June 2007, the Company issued 130,000 fully vested warrants to purchase common stock at an exercise price of $1.00 per share.  The warrants were valued at $58,919 based upon the Black-Scholes option-pricing model and the following assumptions: stock price $1.00, contractual term 5 years, expected volatility 44.19%, expected dividend yield of 0%, and a risk-free interest rate of 5.03%.  The warrants were recorded as a discount to the Bridge Notes and a credit to additional paid-in capital and are all exercisable and outstanding as of December 31, 2010.

Immediately following the Merger, the Company issued a debenture in the amount of $250,000 including fully vested warrants to purchase up to 500,000 common shares with an exercise price of $0.50 per share.  The warrants were valued at $314,850 based upon the Black-Scholes option-pricing model and the following assumptions: stock price $1.00, contractual term 5 years, expected volatility 44.19%, expected dividend yield of 0%, and a risk-free interest rate of 2.71%.  The terms of the warrants contain a price adjustment provision in the event that the Company issues common shares at a price below the exercise price of the warrants.  The warrants were recorded as a discount to the Note and as a current liability of $128,639, based on the relative fair value allocated between the warrants and the Note (see Note 7).  On December 31, 2009, the Company determined that the current fair value of the warrants was $72,710, and recorded a gain on the change in the value of $55,929.  In June 2010, the warrants were exercised and their fair value on the exercise date of $80,500 was reclassified from warrant liability to equity, and a loss of $7,790 was recorded in other expense in the accompanying condensed consolidated statements of operations for the year ended December 31, 2010.

In connection with the Senior Subordinated Notes, the Company issued fully vested warrants to purchase 2,000,000 shares of common stock.  Of this amount, 1,000,000 have an exercise price of $0.50 (Warrant A) and 1,000,000 have an exercise price of $0.60 (Warrant B).  The warrants were valued at $369,000 based upon the Black-Scholes option-pricing model and the following assumptions: stock price $0.30, contractual term 5 years, expected volatility 92.37%, expected dividend yield of 0%, and a risk-free interest rate of 2.23%.  The warrants were recorded as a discount to the Senior Subordinated Notes and a credit to additional paid-in capital.  The warrants are all exercisable and outstanding as of December 31, 2010.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

The following summarize s information about the Company’s common stock warrants as of December 31, 2010:

			Weighted	Weighted
	Total	Total	Average	Average
	Warrants	Warrants	Exercise	Fair
	Outstanding	Exercisable	Price	Value

Warrants to purchase common stock	3,105,000	3,105,000	$0.75	$0.22

NOTE 12 - ESOP PLAN

In December 2003, the Company formed an Employee Stock Ownership Plan (the “ESOP”) and loaned the ESOP $1,950,000 (the “ESOP Note”) that the ESOP Trust (“Trust”) used to acquire 8,162,557 shares of the of the Company’s stock from its former stockholder for $1,300,000 and 4,080,667 shares from the Company for $650,000.  The ESOP Note bears interest at a rate of 5.25% with annual principal and interest payments and has a 15-year term.  The amount owed to the Company under the Note as of December 31, 2010 and 2009, was $1,023,563 and $1,142,101, respectively.  The ESOP Note is reflected in the accompanying consolidated balance sheet as unearned ESOP shares in stockholders’ deficit.

The ESOP covers all non-union employees.  Employees are eligible to participate in the Plan after three months of service.  Plan participants start vesting after two years of participation and are fully vested after six years of participation.  ESOP contributions are determined annually by the Board of Directors, and are a minimum $130,000 per year, to repay the ESOP Note held by the Company.  The Company’s contribution expense for the year ended December 31, 2010 was $178,498 representing $118,538 for the ESOP principal payment and $59,960 for the ESOP interest.  The Company’s contribution expense for the year ended December 31, 2009, was $178,498 representing $112,625 for the ESOP principal payment and $65,873 for the ESOP interest.  The ESOP Note is secured by the unallocated Company stock held by the Trust.

ESOP shares are allocated to individual employee accounts as the loan obligation of the ESOP to the Company is reduced.  These amounts are calculated on an annual basis by an outside, independent financial advisor.  The ESOP held 5,603,830 shares of unallocated Company stock and 6,639,394 shares of allocated Company stock as of December 31, 2010.  As of December 31, 2009, the ESOP held 6,404,377 shares of unallocated Company stock and 5,838,847 shares of allocated Company stock.

Compensation costs relating to shares released are based on the fair value of shares at the time they are committed to be released.  The unreleased shares are not considered outstanding in the computation of earnings per common share.  Dividends received on ESOP shares are allocated based on shares held for the benefit of each participant and used to purchase additional shares of stock for each participant.  The Company has not received any dividends since the inception of the plan.  ESOP compensation expense consisting of both cash contributions and shares committed to be released for 2010 and 2009 was $272,449 and $178,498, respectively.  For 2010, the fair value of the shares was $0.34 per share, based on the average of the daily market closing share price.  The fair value of the shares as of December 31, 2009, was determined by an outside third party valuation firm to be $0.26 per share.

ESOP shares as of December 31, 2010 and 2009 were as follows:

	December 31,
	2010	2009

Allocated shares	5,838,847	5,038,087
Shares committed for allocation	800,547	800,760
Unallocated shares	5,603,830	6,404,377
Total ESOP shares	12,243,224	12,243,224

Fair value of unreleased shares at December 31	$1,513,034	$1,473,007

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

NOTE 13 - STOCK OPTION PLAN

In January 2004, the Company established the 2004 Incentive and Non-Incentive Stock Option Plan (“2004 Plan”) which was originally adopted by the Board of Directors of DecisionPoint and was assumed by the Company on June 18, 2009, in connection with the Merger.  The 2004 Plan authorizes 6,592,976 shares of common stock for issuance.  Under the 2004 Plan, common stock incentives may be granted to officers, employees, directors, consultants, and advisors.  Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights (c) stock awards; (d) restricted stock and (e) performance shares.

In June 2009, the Company  established the DecisionPoint Systems, Inc. Incentive Stock Plan ("2009 Plan") to retain directors, executives and selected employees and consultants and reward them for making contributions to the success of the Company.  These objectives are accomplished by making long-term incentive awards under the 2009 Plan in the form of stock options, stock awards and restricted stock purchase offers.  The total number of common shares which may be purchased or granted under the 2009 Plan shall not exceed 1,000,000.  There were no options granted under the 2009 Plan as of December 31, 2010.

The 2004 and 2009 Plans, (collectively, the “Plans”) are administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule.  The total number of shares authorized under the Plans is 7,592,976.  The term of stock options granted under the Plans cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than ten percent of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

A summary of the status of the Plans as of December 31, 2010, and information with respect to the changes in options outstanding is as follows:

			Weighted -
	Options		Average	Aggregate
	Available	Options	Exercise	Intrinsic
	for Grant	Outstanding	Price	Value

January 1, 2010	1,034,879	6,558,097	$0.23
Granted	-	-	-
Exercised	-	(3,001,598)	0.21
Forfeited	220,378	(220,378)	0.31
December 31, 2010	1,255,257	3,336,121	$0.24	$116,000

Exercisable options at December 31, 2010		2,746,968	$0.23	$112,000

The total intrinsic value of awards exercised during the year ended December 31, 2010 was $173,000.  No awards were exercised during the year ended December 31, 2009.  The total fair value of awards vested for the years ended December 31, 2010 and 2009 was $38,332 and $79,445, respectively.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

The following table summarizes information about stock options outstanding as of December 31, 2010:

	Options Outstanding			Options Exercisable
		Weighted-			Weighted-
		Average	Weighted-		Average	Weighted-
Range of		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$0.20 - $0.31	3,336,121	4.72	$0.24	2,746,968	4.40	$0.23

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the required service period, which is generally equal to the vesting period.  The fair value of options granted to employees during the year ended December 31, 2009, (no options were granted during the year ended December 31, 2010) was estimated using the Black-Scholes option-pricing model with the following assumptions:

Expected term	5 years
Expected volatility	44.19%
Dividend yield	0%
Risk-free interest rate	1.87%

Due to the limited time that the Company’s common stock has been publicly traded, management estimates expected volatility based on the average expected volatilities of a sampling of five companies with similar attributes to the Company, including: industry, size and financial leverage.  The expected term of the awards represents the period of time that the awards are expected to be outstanding.  Management considered expectations for the future to estimate employee exercise and post-vest termination behavior.  The Company does not intend to pay dividends in the foreseeable future, and therefore has assumed a dividend yield of zero.  The risk-free interest rate is the yield on zero-coupon U.S. Treasury securities for a period that is commensurate with the expected term of the awards.

The Company has no historical basis for determining expected forfeitures and, as such, compensation expense for stock-based awards does not include an estimate for forfeitures.

Employee stock-based compensation costs for the years ended December 31, 2010 and 2009, was $38,437 and $50,961, respectively, and is included in selling, general and administrative expense in the accompanying consolidated statements of operations.  As of December 31, 2010, total unrecognized estimated employee compensation cost related to stock options granted prior to that date was $46,816 which is expected to be recognized over a weighted-average vesting period of 1.72 years.

The weighted-average fair value on the grant date of options granted to employees during the year ended December 31, 2009, was $0.26.  The Company did not grant any stock options during 2010.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases its office and warehouse facilities under various operating leases.  The executive offices and West coast sales and operations are located in Foothill Ranch, California where the Company leases 7,500 square feet.  The Company had sub-leased this facility from an affiliate (Note 17) at a monthly rental expense of $11,763, which expired in July 2010 and effectively terminated the sub-lease arrangement.  The Company has entered into a new lease with the building’s landlord (an unrelated third party) under similar terms and conditions for a one year period expiring in July 2011, and subject to cancellation any time after six months upon notice to the landlord.

The Company has an ancillary administration office located in Parsippany, New Jersey where the Company leases 3,600 square feet.  The lease expires in June 2011.  In addition, the Company has a lease for 3,000 square feet in Shelton, Connecticut for its East coast sales and operations which expires in April 2015 and 4,000 square feet in Essex, New Jersey for its East coast depot operation which expires in June 2011.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

The Company has an administrative office located in Alpharetta, Georgia where it leases 4,330 square feet for general office purpose.  The lease expires in April 2015.  In addition, the Company has a lease for 4,800 square feet in Alpharetta, Georgia for its technology lab center which expires in November 2011.

Rent expense for the years ended December 31, 2010 and 2009, was $290,937 and $321,014, respectively.

The aggregate remaining future minimum payments under these leases expiring after December 31, 2010, are as follows:

Years ending December 31:
2011	$357,217
2012	191,965
2013	191,923
2014	190,811
2015	62,552

$994,468

Contingencies - The Company is involved in certain litigation arising in the normal course of its business.  Management, having consulted with its counsel, believes these matters will not, either individually or in the aggregate, have any material adverse impact on the operating results or financial position of the Company.

During 2009 and 2010, the Company was a creditor in a bankruptcy filing from one of its customers which revolves around ‘preference payments’ received 90 days prior to the actual bankruptcy filing date.  The total amount of the potential claim was $182,000 which the Company recorded as a liability as of December 31, 2009.  Based upon counsel’s advice and knowledge of bankruptcy proceedings, Company reversed $88,000 of the liability in the third quarter of 2010.  During the fourth quarter the bankruptcy was settled and the Company returned $15,000 to the customer.  The remaining liability of $79,000 was reversed.

NOTE 15 - INCOME TAXES

The provision for income taxes for the years ended December 31, 2010 and 2009, is as follows (all amounts are approximate):

	December 31,
	2010	2009
Current income tax expense:
Federal	$(257,000)	$322,000
State	6,000	61,000
	(251,000)	383,000
Deferred income tax expense (benefit):
Federal	(437,000)	(2,034,000)
State	-	(47,000)
	(437,000)	(2,081,000)
Valuation allowance	767,000	1,769,000

Income tax expense	$79,000	$71,000

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

The Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2010	2009

Allowance for doubtful accounts	$86,000	$133,000
Inventory reserve and uniform capitalization	75,000	107,000
Accrued expenses and other liabilities	373,000	509,000
Unearned revenue	802,000	887,000
Net operating loss carryforward	1,245,000	518,000
Other assets	-	4,000
Valuation allowance	(2,526,000)	(1,769,000)
Deferred tax assets - current	55,000	389,000

Other assets	4,000	-
Property and equipment	4,000	(4,000)
Intangibles	2,000	-
Valuation allowance	(10,000)	-
Deferred tax assets	-	(4,000)

Total net deferred tax asset	$55,000	$385,000

A reconciliation of the United States statutory income tax rate to the effective income tax rate for the years ended December 31, 2010 and 2009, is as follows:

	December 31, 2010		December 31, 2009
	Amount	Rate (%)	Amount	Rate (%)

Tax at the Federal statutory rate	$(724,000)	34.0	$141,000	34.0
State taxes	4,000	(0.2)	9,000	2.2
Permanent differences	270,000	(12.7)	89,000	21.4
Valuation allowance	767,000	(36.0)	1,769,000	426.3
Miscellaneous	(238,000)	11.2	-	-
Impact of change from S to
C Corporate tax status	-	-	(1,937,000)	(466.8)

Effective tax rate	$79,000	(3.7)	$71,000	17.1

The Company’s deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

The Company has net operating loss carryforwards available in certain jurisdictions to reduce future taxable income.  Future tax benefits for net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not.  This determination is based on the expectation that related operations will be sufficiently profitable or various tax business and other planning strategies will enable the Company to utilize the net operating loss carryforwards.  The Company’s evaluation of the realizability of deferred tax assets considers both positive and negative evidence.  The weight given to potential effects of positive and negative evidence is based on the extent to which it can be objectively verified.  For the year ended December 31, 2010, the Company recorded a valuation allowance related to the temporary items as it was determined it is more likely than not that the Company will not be able to fully use the assets to reduce future tax liabilities.

The adoption of ASC 740-10 at January 1, 2009, had no impact on the Company’s financial statements.  At December 31, 2010, the Company had no unrecognized tax benefits recorded.  The Company does not expect the amount of unrecognized tax benefits to significantly change within the next twelve months.  The Company will recognize any interest and penalties as a component of income tax expense.

The Company is subject to U.S. federal income tax as well as income taxes in various state jurisdictions.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009

NOTE 16 - PROFIT SHARING PLAN

The Company maintains a 401(k) Profit Sharing Plan (“401k Plan”).  Employees who are 21 years of age and have performed 90 days of service are eligible to participate.  Each year, employees can make salary contributions of up to 25% of their salary.  The Company matches 100% of employee contributions up to 3% of eligible employee compensation and 50% of employee contributions of 3% to 5% for a total of 4% of employee compensation.  Employer contributions to the 401k Plan were $228,240 and $212,250, for the years ended December 31, 2010 and 2009, respectively.

NOTE 17 - RELATED PARTIES

The Company purchases and sells certain products and services from iTEK Services, Inc. (“iTEK”), a privately held company owned by an unrelated ESOP.  iTEK is affiliated with the Company through limited overlapping management and Board representation by the Company's Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).  During the years ended December 31, 2010 and 2009, the Company purchased products and services for $819,000 and $197,000, respectively, from iTEK.  Sales to iTEK during the years ended December 31, 2010 and 2009, were $436,000 and $590,000, respectively.  These sales to iTEK were at no incremental margin over the Company’s actual cost.  Purchases from iTEK are on similar terms that Company would have received from an unrelated third-party.

Amounts due to iTEK included in accounts payable in the consolidated balance sheets as of December 31, 2010 and 2009, are $100,000 and $0, respectively.  Amounts due from iTEK included in accounts receivable in the consolidated balance sheets as of December 31, 2010 and 2009, are $0 and $70,000, respectively.

Additionally, until July 2010, the Company sub-leased its facility in Foothill Ranch, CA from iTEK at a monthly rental expense of $11,763 at which time the Company entered into a new lease with the building’s landlord (an unrelated third party) under the same terms and conditions for a one year period expiring in July 2011.  The Company will enter into another one year lease expiring July 2012. Rent incurred to iTEK for the years ended December 31, 2010 and 2009, totaled $80,241 and $136,377, respectively.

The Company has accounts payable to its CEO and its CFO, of $1,118,000 and $994,000 at December 31, 2010 and 2009, respectively.  The outstanding balance had previously accrued interest at 16% per annum.  Beginning in 2010, the Board of Directors approved an increase in the interest rate to 25% per annum.  As of December 31, 2010 and 2009, the Company’s accrued interest balance was $0 and $180,000, respectively, on the accounts payable to the CEO and $105,000 and $146,000, respectively, on the accounts payable to the CFO.  As of December 31, 2010 and 2009, the Company’s deferred compensation payable was $0 and $101,000 to the CEO and $0 and $125,000 to the CFO, respectively.  The balance of the accounts payable consists of purchases of products and services made on behalf of the Company, deferred compensation, unreimbursed company travel expenses and interest on the accounts payable.

The Company sold 80 shares of its Series B Preferred Stock to Robert M. Chaiken, a Director of the Company.  The shares were sold at the same price as 300 additional shares sold to an independent third party.

NOTE 18 - SUBSEQUENT EVENT

On October 20, 2010, the Company signed a merger agreement with Comamtech, Inc. (“Comamtech”) and 2259736 Ontario Inc., a wholly-owned subsidiary of Comamtech.  Comamtech is a registered reporting issuer with the U.S. Securities and Exchange Commission.   Comamtech is headquartered in Canada and has its shares quoted on the OTC Bulletin Board.

Pursuant to the merger agreement, the Company will merge with 2259736 Ontario Inc.  Comamtech will acquire all of the outstanding common shares of the Company at an exchange ratio of 1 Comamtech share for every 8 outstanding common shares held by the Company’s shareholders, for a total issuance of approximately 4.2 million common shares.  Outstanding warrants, options and preferred shares will be converted at the same ratio.  The Company’s current shareholders are expected to retain approximately 71% of the surviving company's outstanding shares on a fully diluted basis.  The transaction is intended to be a tax free exchange for Federal income tax purposes.  After the merger, the surviving legal entity will be named DecisionPoint Systems, Inc.  The board of directors of the surviving legal entity will be the Company’s current directors along with two of Comamtech’s current directors.  The Company’s current management will be the management of the surviving legal entity.

The Company anticipates that at the date of closing, Comamtech will have approximately $3.5 million in cash and installment receivables of $5.4 million.  The transaction will be accounted for as a reverse acquisition with the purchase price based on the closing price of the Company’s stock at the date prior to the closing of the transaction.
The agreement is subject to the written consent of a majority of the Company’s shareholders and approval by the shareholders of Comamtech, approval of the Ontario Superior Court of Justice  as well as other customary closing conditions.

In February 2011, pursuant to an amendment to a loan agreement with a financial institution, the line of credit was renewed for an additional two year period and the amount available for borrowing was increased to $10.0 million.  We paid an annual renewal fee of $100,000.